                                                           EXHIBIT 10.71




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                          LOAN AND SECURITY AGREEMENT

                                    among

              GRAND SUMMIT RESORT PROPERTIES, INC., as Borrower

                                     and

            TEXTRON FINANCIAL CORPORATION, as Administrative Agent

                                     and

                    THE LENDERS LISTED HEREIN, as Lenders

                          Dated as of August 1, 1997

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                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

      1.    INTERPRETATION OF THIS AGREEMENT...............................  1
            1.1   Terms Defined............................................  1
            1.2   Directly or Indirectly................................... 31
            1.3   Headings................................................. 31
            1.4   Accounting Principles.................................... 31

      2.    ADVANCES AND NOTE.............................................. 32
            2.1   Pre-Sale Advance......................................... 32
            2.2   Subsequent Advances...................................... 33
            2.3   Borrowing Mechanics; Advances Generally.................. 36
            2.4   Issuance of Note; Interest Payments...................... 38
            2.5   Collections; Sales Proceeds; Required Payments;
                  Voluntary Prepayments of Loan............................ 42
            2.6   Participating Lender..................................... 50
            2.7   Commitment Fee........................................... 52
            2.8   Right of First Refusal................................... 52

      3.    COLLATERAL..................................................... 53
            3.1   Security................................................. 53
            3.2   Undertakings Regarding Collateral........................ 56
            3.3   Financing Statements..................................... 57
            3.4   Location of Collateral; Books and Records................ 58
            3.5   Insurance of Collateral.................................. 58
            3.6   Condemnation............................................. 62
            3.7   Taxes Affecting Collateral............................... 65
            3.8   Discharge of Liens Affecting Collateral.................. 66
            3.9   Use of the Projects; Voting Rights of Borrower........... 67
            3.10  Other Quartershare Covenants............................. 70
            3.11  Protection of Collateral; Assessments; Reimbursement..... 73
            3.12  Interest on Lender Paid Expenses......................... 73
            3.13  Lender Responsibility.................................... 73
            3.14  Verification of Contracts................................ 73
            3.15  Release of Lien on Quartershare Interests, Residential
                  Units and Commercial Units............................... 74
            3.16  Nondisturbance Agreements................................ 75
            3.17  Filing of Declarations; Incorporation of Associations.... 77
            3.18  Take-Out Facility........................................ 77

      4.    REPRESENTATIONS AND WARRANTIES AND COVENANTS................... 77
            4.1   Subsidiaries and Capital Structure....................... 77
            4.2   Corporate Matters........................................ 78
            4.3   Business and Property.................................... 78
            4.4   Financial Statements..................................... 78


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                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

            4.5   Full Disclosure.......................................... 78
            4.6   Pending Litigation....................................... 79
            4.7   Title to Properties; Environmental Status................ 79
            4.8   Trademarks; Licenses and Permits......................... 79
            4.9   Transaction Is Legal and Authorized...................... 79
            4.10  No Defaults.............................................. 80
            4.11  Governmental Consent..................................... 80
            4.12  Taxes.................................................... 80
            4.13  Use of Proceeds.......................................... 80
            4.14  Compliance with Law...................................... 81
            4.15  Restrictions of Borrower................................. 81
            4.16  Brokers' Fees............................................ 82
            4.17  Deferred Compensation Plans.............................. 82
            4.18  Labor Relations.......................................... 82
            4.19  Validity of Contracts.................................... 82
            4.20  Validity of Liens Granted to Lender...................... 82
            4.21  Quartershare Regimen Reports............................. 82
            4.22  Sale of Quartershare Interests........................... 82
            4.23  Solvency................................................. 83
            4.24  Attitash Project Quartershare Interests.................. 83

      5.    CONDITIONS PRECEDENT TO PRE-SALE ADVANCE....................... 84
            5.1   Opinions of Counsel...................................... 84
            5.2   Warranties and Representations True as of Closing Date... 85
            5.3   Compliance with this Agreement........................... 85
            5.4   Officer's Certificates; Secretary's Certificates;
                  Good-Standing Certificates .............................. 85
            5.5   Uniform Commercial Code Financing Statements............. 86
            5.6   Assignment of Property-Related Contracts................. 86
            5.7   Assignment of Declarant's Rights......................... 86
            5.8   Subordination of Indebtedness............................ 86
            5.9   Expenses................................................. 87
            5.10  Note; Blanket Mortgages; Assignment of Rents............. 87
            5.11  Title Insurance; Casualty Insurance...................... 87
            5.12  Environmental Site Assessment Report..................... 88
            5.13  Taxes.................................................... 89
            5.14  Inspection............................................... 89
            5.15  Survey................................................... 89
            5.16  Delivery of Contracts.................................... 89
            5.17  Budgets; Plans; Architect; Cost and Architect
                  Certificates; Miscellaneous ............................. 89
            5.18  Pre-Construction Cost Certificate........................ 90
            5.19  Payoff of Existing Attitash Loan......................... 90
            5.20  Proceedings Satisfactory................................. 91

      6.    SUBSEQUENT PROJECT ADVANCES CLOSING CONDITIONS................. 91
            6.1   First Project Advance.................................... 91


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                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

            6.2   Special Submissions...................................... 96
            6.3   Requests for Subsequent Project Advance.................. 97
            6.4   Final Construction Advance Conditions.................... 99
            6.5   Defaults; Expenses; Miscellaneous........................ 99
            6.6   Disbursements; Disbursement Agent Reports................100
            6.7   Proceedings Satisfactory.................................101
            6.8   Subcontracts.............................................101
            6.9   Costs and Expenses.......................................101

      7.    COVENANTS......................................................101
            7.1   Payment of Taxes and Claims..............................101
            7.2   Maintenance of Properties; Company Existence;
                  Indebtedness; Liens; Business............................101
            7.3   Payment of Notes and Maintenance of Office...............103
            7.4   Sale of Properties.......................................104
            7.5   Consolidation and Merger.................................104
            7.6   Guaranties...............................................104
            7.7   Distributions............................................105
            7.8   Compliance with Environmental Laws.......................105
            7.9   Transactions with Affiliates; Principal Properties.......106
            7.10  Use of the Lender Name...................................107
            7.11  Subordinated Obligations.................................107
            7.12  Notice of Legal Proceedings..............................107
            7.13  Further Assurances.......................................107
            7.14  Financial Statements.....................................108
            7.15  Officers' Certificate....................................110
            7.16  Inspection...............................................111

      8.    EVENTS OF DEFAULT..............................................111
            8.1   Default..................................................111
            8.2   Default Remedies.........................................113

      9.    REVIVAL OF OBLIGATIONS AND LIENS...............................117

      10.   ADMINISTRATIVE AGENT...........................................117
            10.1  Appointment..............................................117
            10.2  Powers; General Immunity.................................118
            10.3  Representations and Warranties; No Responsibility For
                  Appraisal of Creditworthiness............................120
            10.4  Right to Indemnity.......................................120
            10.5  Successor Administrative Agent...........................120
            10.6  Collateral Documents.....................................121
            10.7  Designation of Additional Administrative Agents..........121
            10.8  Payments.................................................121


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                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

      11.   MISCELLANEOUS..................................................122
            11.1  Governing Law............................................122
            11.2  Expenses and Closing Fees................................122
            11.3  Parties, Successors and Assigns..........................124
            11.4  Notices..................................................124
            11.5  Total Agreement..........................................124
            11.6  Survival.................................................125
            11.7  Set-Off..................................................125
            11.8  Ratable Sharing..........................................126
            11.9  Litigation...............................................126
            11.10 Power of Attorney........................................127
            11.11 Survival of Indemnities..................................128
            11.12 Conflicting Obligations; Rights and Remedies.............128
            11.13 Independent Nature of Lenders' Rights....................128
            11.14 Severability.............................................128
            11.15 Duplicate Originals, Execution in Counterpart..t.........128

Schedule 1      -     Description of Attitash Project
Schedule 2      -     Description of Jordan Bowl
Schedule 3      -     Description of Killington
Schedule 4      -     Schedule of Minimum Release Prices
Schedule 5      -     Description of Mt. Snow
Schedule 6      -     Schedule of Pay-Out Release Prices
Schedule 7      -     Permitted Exceptions
Schedule 8      -     Pricing Matrix
Schedule 9      -     Textron Financial Corporation Purchase Facility
Schedule 10     -     Payment Instructions for Proceeds
Schedule 11     -     Property-Related Contracts
Schedule 12     -     Names of Affiliates and Nature of Affiliation
Schedule 13     -     General Business Description
Schedule 14     -     Financial Statements of Borrower and Host Companies
Schedule 15     -     Litigation
Schedule 16     -     Permitted Leases
Schedule 17     -     Hazardous Substances
Schedule 18     -     Use of Proceeds
Schedule 19     -     Licenses, Permits etc not obtained
Schedule 20     -     Broker's Fees
Schedule 21     -     Deferred Compensation Plans
Schedule 22     -     List of certain Costs and Expenses for Approval of Lenders
Schedule 23     -     Addresses for Notices and Demands
Schedule 24     -     List of Fees

Exhibit A   -    Escrow Account Acknowledgement
Exhibit B   -    Form of Blanket Mortgage (New Hampshire, Maine and Vermont)
Exhibit C   -    Form of Loan Disbursement Agreement


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                               TABLE OF CONTENTS

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Exhibit D     -   Intentionally Omitted
Exhibit E     -   Intentionally Omitted
Exhibit F     -   Form of Validation Certificate
Exhibit G     -   Form of Note
Exhibit H     -   Form of Proxy
Exhibit I     -   Form of Request of Release
Exhibit J     -   Form of Partial Release of Mortgage
Exhibit K     -   Form of Partial Release of Security Interest
Exhibit L     -   Form of Instrument of Subordination
Exhibit M     -   Form of Assignment of Declarant's Rights
Exhibit N-1   -   Form of Opinion of Borrower's Counsel
Exhibit N-2   -   Form of Opinion of Borrower's New Hampshire Counsel
Exhibit N-3   -   Form of Opinion of Borrower's Counsel
Exhibit N-4   -   Form of Opinion of Borrower's Maine Counsel
Exhibit N-5   -   Form of Opinion of Borrower's Vermont Counsel
Exhibit O     -   Form of Officer's Certificate
Exhibit P     -   Form of Secretary's Certificate of Borrower
Exhibit Q     -   Form of Secretary's Certificate of Parent/Host Company
Exhibit R     -   Form of Assignment of Property-Related Contracts
Exhibit S     -   Form of Subordination Agreement
Exhibit T     -   Form of Assignment of Rents (New Hampshire, Maine and Vermont)
Exhibit U     -   Form of Assignment of Contracts
Exhibit V     -   Form of Assignment of Architect's Contract
Exhibit W     -   Form of Assignment of Construction Contract
Exhibit X     -   Form of Request for Subsequent Project Advance


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

                         LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT (as amended from time to time, this "Agreement"), made and executed as of the 1st day of August, 1997, by and among GRAND SUMMIT RESORT PROPERTIES, INC., a Maine corporation, as debtor (herein referred to as the "Borrower"), the lenders listed on the signature pages hereof (each individually referred to herein as a "Lender" and, collectively, the "Lenders") and TEXTRON FINANCIAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity herein referred to as the "Administrative Agent").

                                   RECITALS

      A. The Borrower desires that the Lenders extend certain credit facilities to the Borrower for the purposes hereinafter stated;

      B. The Lenders are agreeable, on the terms and conditions hereinafter stated, to extend such facilities;

      C. The Borrower is agreeable to

                  (i) granting a lien and security interest to the
            Administrative Agent on behalf of the Lenders in, or

                  (ii) otherwise conveying, encumbering and/or mortgaging to the
            Administrative Agent on behalf of the Lenders all of,

      the Collateral (as such term is hereinafter defined) in order to secure its obligations hereunder and under the other Security Documents;

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.    INTERPRETATION OF THIS AGREEMENT

      1.1   Terms Defined.

      As used in this Agreement, the following terms shall have the following respective meanings set forth below or set forth in the Section referred to following such term:

            Administrative Agent -- has the meaning set forth in the first paragraph of this Agreement.

            Advance -- means any one or more of the Interest Advances, Pre-Sale Advance or Project Advances, as the case may be.

            Advance Date -- means, with respect to the Pre-Sale Advance, the date on which the Pre-Sale Advance is made and, with respect to any Project Advance, the Subsequent Project Advance Date thereof.
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            Affiliate -- means any Person

                  (a) which directly or indirectly through one or more
            intermediaries controls, or is controlled by, or is under common control with, the Borrower;

                  (b) which beneficially owns or holds 5% or more of any class of the Voting Equity of the Borrower; or

                  (c) 5% or more of the Voting Equity of which is beneficially owned or held by the Borrower.

      The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Equity, other voting Securities, by contract or otherwise.

            Aggregate Amounts Due -- as defined in Section 11.8 of this
      Agreement.

            Aggregate Project Borrowing Base -- means, on any date and with respect to all of the Projects, the lesser of

            (a) $55,000,000 minus the sum of (i) the outstanding principal balance of the Pre-Sale Advance as of such date plus (ii) the aggregate outstanding principal balance of the Interest Advances as of such date, or

            (b) the aggregate of the Project Borrowing Bases for each of the Projects as of such date.

            Agreement or this Agreement -- as defined in the preamble hereto.

            Applicable States -- means (i) New Hampshire, Maine and Vermont, and
      (ii) any other state in which the Borrower is or becomes qualified to sell Quartershare Interests, Residential Units and/or Commercial Units, provided that acceptable proof of such qualification has been delivered to the Administrative Agent.

            Approved Escrow Account -- means,

                  (a) in the case of the Attitash Project and any Contract
            related thereto, account numbers 126674-3 and 523549 at the Berlin City Bank of Berlin, New Hampshire,

                  (b) in the case of the Jordan Bowl Project and any Contract related thereto, account number 191824001090 at Key Bank of Maine,

                  (c) in the case of the Killington Project and any Contract related thereto, account number 454645000323 at Key Bank in Rutland, Vermont, and

                  (d) in the case of the Mt. Snow Project and any Contract
            related thereto, account 454645000281 at Key Bank in Rutland, Vermont,


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      provided that, in each case, the Borrower and the Title Company shall have acknowledged and agreed in writing (which writing shall be substantially in the form of Exhibit A hereto) that, upon the consummation of the sale of any Quartershare Interest subject to any such Contract (in accordance with the terms of such Contract), all cash on deposit in such escrow account will be paid directly to the Administrative Agent (less any customary and normal costs of closing of such Contract not previously deducted from other cash proceeds in respect of such sale).

            Architect -- means, individually or collectively (as the context may require), the Jordan Bowl Architect, the Killington Architect and the Mt. Snow Architect.

            Architect's Construction Cost Certificate -- means, with respect to the construction at any Under-Construction Project and any Construction Cost Certificate issued hereunder, a certificate, addressed to the Administrative Agent and in form and substance satisfactory to the Administrative Agent, from the Architect for such Under-Construction Project and the TFC Architect which

                  (a) confirms that such Architect and such TFC Architect have inspected the construction at such Under-Construction Project and reviewed such Construction Cost Certificate and the attachments thereto,

                  (b) confirms that such Construction Cost Certificate and the attachments thereto are satisfactory to them,

                  (c) certifies that the construction of the building and the other improvements at such Under-Construction Project have been made in accordance with the Plans for such Under-Construction Project and in compliance with all applicable laws,

                  (d) confirms that the unexpended construction portion of the
            Budget for such Under-Construction Project is adequate to complete the construction at such Under-Construction Project,

                  (e) confirms that the aggregate principal amount of the
            Project Advances then outstanding used to finance Construction Costs for such Under-Construction Project is not more than 80% of aggregate cost of the construction work then in place for such Under-Construction Project plus the pre-development expenses and land values (net of mortgage debt) of such Under-Construction Project set forth on Schedule 22 hereto,

                  (f) confirms that the completion of the construction of the building and the other improvements at such Under-Construction Project in connection therewith can reasonably be expected to occur on or before the Completion Date for such Under-Construction Project, and

                  (g) states in detail any modifications or changes to the
            Budget for such Under-Construction Project or such Project Plans not previously disclosed in a prior Architect's Construction Cost Certificate for such Under-Construction Project.


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            Architect's Final Construction Cost Certificate -- means, with respect to the completion of the construction at any Under-Construction Project and the Final Construction Cost Certificate issued hereunder in respect thereof, a certificate, addressed to the Administrative Agent and in form and substance satisfactory to the Administrative Agent, from the Architect for such Under-Construction Project and the TFC Architect which

                  (a) confirms that such Architect and such TFC Architect have inspected the construction at such Under-Construction Project and reviewed such Final Construction Cost Certificate and the attachments thereto,

                  (b) confirms that such Final Construction Cost Certificate and the attachments thereto are satisfactory to them,

                  (c) certifies that the construction of the building and the other improvements at such Under-Construction Project in connection therewith has been in accordance with Plans for such Under-Construction Project, is in compliance with all applicable laws and is complete as provided for in the Plans for such Under-Construction Project, and

                  (d) has as an attachment a Certificate of Substantial
            Completion (AIA Document G704) executed by such Architect and the General Contractor with respect to such Under-Construction Project; the Final Architect's Construction Cost Certificate shall certify that the list of items to be completed set forth on such Certificate of Substantial Completion by such General Contractor shall have been completed in accordance with the Plans for such Under-Construction Project.

            Assignment of Rents -- as defined in Section 5.10(c) of this Agreement.

            Association(s) -- means individually or collectively (as the context may require), the Attitash Association, the Jordan Bowl Association, the Killington Association, and the Mt. Snow Association.

            Attitash Association -- means the Grand Summit Hotel Condominium Unit Owners' Association, Inc., a voluntary corporation established under the laws of New Hampshire, or any successor association thereto as provided in the Attitash Declaration.

            Attitash By-Laws -- means those certain By-Laws of Grand Summit Hotel and Crown Club at Attitash Bear Peak, a Condominium, which is recorded in Book 1692 at Page 1008 of the Register of Carroll County, New Hampshire, as amended from time to time in accordance with the provisions hereof.

            Attitash Common Areas -- means those areas at the Attitash Project that have been designated in accordance with the Attitash Declaration, on the Attitash Resort Map or by the Attitash Association as "Common Areas," as used and defined in the Attitash Declaration, for the primary or exclusive use of the owners of Attitash Residential Units, Attitash Quartershare Interests and Attitash Commercial Units.

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

            Attitash Commercial Unit -- means a commercial condominium unit at the Attitash Project.

            Attitash Declaration -- means that certain Grand Summit Hotel and Crown Club at Attitash Declaration of Condominium and Interval Ownership Interests by the Borrower, as declarant, which is recorded in Book 1692 at Page 989 of the Register of Carroll County, New Hampshire, as amended from time to time in accordance with the provisions hereof.

            Attitash Easements -- means that certain Amended and Restated Declaration of Easements by and between L.B.O. Holding, Inc., a Maine corporation, and the Borrower, which is recorded in Book 1674 at Page 471 of the Register of Carroll County, New Hampshire, as amended from time to time in accordance with the provisions hereof.

            Attitash Escrow Agent -- means Berlin City Bank of Berlin, New Hampshire, or such escrowee duly authorized to act as such under applicable New Hampshire law.

            Attitash Limited Common Areas -- means those areas at the Attitash Project that have been designated in accordance with the Attitash Declaration, on the Attitash Resort Map or by the Attitash Association as "Limited Common Areas," as used and defined in the Attitash Declaration, for the primary or exclusive use of certain of the owners of Attitash Residential Units, Attitash Quartershare Interests and Attitash Commercial Units, as the case may be.

            Attitash Project -- means that certain resort property commonly known as The Grand Summit Hotel and Crown Club at Attitash, situated on certain land located in Bartlett, New Hampshire, and particularly described on Schedule 1 attached hereto and made a part hereof, and including all improvements now or hereafter located on said land, and all facilities, roadways, common furnishings, club furnishings, equipment and all other appurtenances thereunto belonging. Attitash Project shall include the Attitash Residential Units, the Attitash Quartershare Interests, the Attitash Common Area and the Attitash Limited Common Areas in respect of said land.

            Attitash Project Documents -- means the Attitash Declaration, the Articles of Incorporation and the By-Laws of the Attitash Association, and the rules and regulations of the Attitash Association.

            Attitash Quartershare Interest -- means the "Quarter-Interest," as described and defined in the Attitash Declaration and the Attitash By-Laws, with the owner of such interest being entitled to the exclusive right to the possession, use and occupancy of an Attitash Residential Unit during thirteen (13) calendar weeks of each calendar year, as more particularly provided in the Attitash Declaration.

            Attitash Residential Unit -- means a residential condominium unit at the Attitash Project.

            Attitash Resort Map -- means that (a) certain Condominium Plan Grand Summit Hotel at Attitash prepared by Thaddeus-Thorne Surveys, Inc., dated September 18, 1996, parts I and II recorded in the Carroll County Registry of Deeds at Plan Book 157, Pages 56 and 57, as revised by revisions dated January 21, 1997 and March 25, 1997 and recorded on April 10, 1997 at Plan Book 159 Pages 77 and 78 and (b) that certain As Built Site Plan prepared by Thaddeus-Thorne Surveys, Inc. and As Built Floor Plans prepared by JSA, Inc., all dated March 27, 1997, recorded March 28, 1997 at Plan Book 159, Pages 53 through 65.

            Blanket Mortgage(s) -- means individually or collectively (as the context may require), each Combination Mortgage, Security Agreement and Fixture Financing Statement encumbering a Project substantially in the form of Exhibit B to this Agreement, as each may be amended from time to time.

            Books and Records -- means all books, records, computer tapes, disks, software and micro-fiche records of the Borrower.

            Borrower -- as defined in the preamble to this Agreement.

            Budget -- means, with respect to any Under-Construction Project, the budget submitted to the Administrative Agent by the Borrower for the acquisition costs or value, development, construction and furnishing of such Under-Construction Project in accordance with the Plans for such Under-Construction Project and the marketing and selling of the Quartershare Interests for such Under-Construction Project, which budget shall have been accepted by the Administrative Agent, as amended from time to time (each such amendment to have been accepted by the Administrative Agent in writing). Such budget shall include, among other things, all costs of materials, fixtures, furnishings, personal Property and labor to be incurred in the construction and furnishing of the Residential Units, the Common Elements and the Limited Common Elements, in each case for such Under-Construction Project, and the provision of all utilities to such Under-Construction Project. The Budget for such Under-Construction Project (and any amendment thereto) shall, among other things, consist of

                  (a) a description of work, such work being classified and
            shown on a line item basis reasonably satisfactory to the Administrative Agent for the building and other improvements to be built at such Under-Construction Project, such classification to include: "construction line items" for sitework, concrete work, masonry work, rough carpentry work, finish carpentry and cabinet work, architectural carpentry work, waterproofing, insulation, fireproofing, drywall, ceiling work, flooring and base work, painting and finishing work, wall covering work, windows, ceramic tile work, bathroom fixtures and hardware, kitchen fixtures and hardware, HVAC, plumbing work, sprinkler work and electrical work; "furniture, fixtures and equipment line items"; "marketing costs line items;" "sale cost line items;" "commissions payable line items"; and "professional fee line items" (including architectural, engineering, accounting and legal services),

                  (b) an allocation to each construction line item of a
            scheduled portion of the fixed construction price in the Construction Contract for such Under-Construction Project, and

                  (c) a completion timeline for each construction line item
            indicating when such item is anticipated to be 25%, 50%, 75% and 100% completed.

            Business Day -- means a day other than a Saturday or Sunday or a day on which banks in the State of Maine, the State of Rhode Island or the State of Connecticut are required or authorized by law to be closed (other than for a general banking moratorium or holiday for a period exceeding 4 consecutive days).

            By-Laws -- means individually or collectively (as the context may require), the by-laws of the Associations, as amended from time to time.

            CCR's --means individually or collectively (as the context may require), the Attitash Easements, the Jordan Bowl Easements, the Killington CCR's, and the Mt. Snow CCR's.

            Change in Management -- means the Parent shall cease to own, directly or indirectly, 100% of the voting power of all classes of Voting Stock or other equity interests of the Borrower, any Host Company or any Person which shall have managerial and/or supervisory operational responsibilities in respect of the Projects except as may be consented to in writing by the Required Lenders. For the avoidance of doubt, a public offering of common stock of the Parent shall not be deemed a Change in Management.

            Closing Date -- means August __, 1997.

            Closing Date Equity Contribution -- as such term is defined in
      Section 5.17(c) hereof.

            Collateral -- as defined Section 3.1 of this Agreement.

            Commercial Unit -- means a commercial condominium unit at any Project, the use of which is for commercial or other nonresidential uses to the extent permitted under the Declaration for such Project, the Plans for such Project, the CCR's for such Project, and under the zoning laws, land use laws, rules and regulations that are applicable for such Project.

            Commitment-- means, with respect to each Lender that is a party hereto, the amount set forth underneath its signature hereto, provided that the amount of such Commitment shall be adjusted to give effect to any assumptions of Commitments permitted under Section 2.3(a)(i) hereof and any assignments of Commitments permitted under Section 2.6(b) hereof.

            Commitment Letter -- means that certain letter dated July 14, 1997 from the Lenders to the Borrower, which letter was accepted by the Borrower on July 30, 1997.

            Commitment Period -- means the period commencing on the Closing Date and ending on the Termination Date.

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

            Common Elements -- means individually or collectively (as the context may require), the Attitash Common Areas, the Jordan Bowl Common Elements, the Killington Common Elements, and the Mt. Snow Common Elements.

            Compensation -- as defined in Section 3.1(g) of this Agreement.

            Completion Date -- means individually or collectively (as the context may require),

                  (a)   June 1, 1998 for Jordan Bowl,

                  (b)   June 1, 1998 for Killington, and

                  (c)   June 1, 1998 for Mt. Snow.

            Condemnation Compensation -- as defined in Section 3.6(a)(i) of this Agreement.

            Consummation Date -- means the date on which the purchase and sale of a Quartershare Interest, Residential Unit or Commercial Unit for any Project is consummated.

            Construction Contract -- means individually or collectively (as the context may require), the Jordan Bowl Construction Contract, the Killington Construction Contract, and the Mt. Snow Construction Contract.

            Construction Cost Certificate -- means, as of any date and with respect to any Under-Construction Project, a certificate which is signed by the Borrower, is addressed, and is in form and substance satisfactory, to the Administrative Agent, and

                  (a) includes as an attachment thereto an Application and
            Certificate for Payment from the General Contractor for such Under-Construction Project (AIA Document G702) (and a fully completed Continuation Sheet thereto (AIA Document G703)) executed by such General Contractor and duly notarized and certified and executed by the Architect for such Under-Construction Project; the Continuation Sheet shall show under the "Description of Work" each construction line item classification of the Budget for such Under-Construction Project and with respect thereto the scheduled value thereof (as listed in such Budget),

                  (b) includes as an attachment thereto the Architect's
            Construction Cost Certificate for such Under-Construction Project,

                  (c) includes as an attachment thereto a certificate from such
            General Contractor to the Borrower and the Administrative Agent that

                        (i) certifies that the construction of the building and
                  the other improvements at such Under-Construction Project in connection therewith has been in accordance with the Construction Documents (as such term is defined in the Construction Contract for such Under-Construction Project),

                        (ii) certifies that such General Contractor has fully
                  paid for (except in respect of contractually permitted retainages) all progress payments or other costs in respect of the work, labor, fuel, materials and/or equipment incurred by it or by its subcontractors, materialmen and/or suppliers in respect of the construction at such Under-Construction Project through the date or dates of all prior applications and certificates in respect of which such General Contractor has been paid hereunder and/or has been paid by the Borrower (with Equity Moneys or otherwise),

                        (iii) includes as an attachment copies of cancelled
                  checks, paid-in-full invoices or other proof of payment (acceptable to the Lender) in respect of the payment of the aforesaid subcontractors, materialmen and/or suppliers together with unconditional lien waivers in respect thereof,

                        (iv) includes as an attachment copies of (1) all
                  invoices and bills of its costs or progress payments then due and (2) all invoices and bills of the costs of its subcontractors, materialmen and/or suppliers and/or applications for payment submitted to it by its subcontractors for progress payments to be satisfied (less any retained amount thereof), in whole or part, with any Project Advance to be made hereunder in connection with such Cost Construction Certificate, and

                        (v) includes as an attachment appropriate mechanic's,
                  materialman's and laborer's progress payment lien waivers or releases in respect of such aforesaid progress payments or costs to the extent that the same are so paid (and such condition of payment shall be the only condition to which such waivers or releases shall be subject);

                  (d) certifies the accuracy and correctness of the application and certificates referred to in clauses (a), (b) and (c) above,

                  (e) certifies (i) the aggregate costs incurred by the Borrower in respect of Construction Costs, FF&E Costs and Sales, Marketing & Other Costs in each case for such Under-Construction Project up to and including such date, (ii) the aggregate amount of Equity Moneys and Project Advances in each case for such Project utilized prior to such date to satisfy, in whole or part, such Costs and (iii) that the unutilized principal amount of this Agreement available for such Under-Construction Project, the Project Advances likely to be repaid and to be reborrowable in respect of such Under-Construction Project and the remaining Equity Moneys, if any, are sufficient to satisfy the remaining Construction Costs, FF&E Costs and Sales, Marketing & Other Costs for such Under-Construction Project,

                  (f) certifies with respect to each construction line item in the Budget for such Under-Construction Project the total amount of the scheduled value thereof completed as of such date and the portion of such completed scheduled value

                        (i) paid for by Equity Moneys,

                        (ii) paid for by prior Project Advances hereunder,

                        (iii) deferred as retainage, and

                        (iv) to be paid for by a currently requested Project
                  Advance hereunder,

                  (g) includes as an attachment evidence of the application of the proceeds of any prior Project Advances and Equity Moneys in each case for such Project not previously accounted for in a prior Construction Cost Certificate, Nonconstruction Cost Certificate or under subclause (c) above, in each case for such Under-Construction Project,

                  (h) compares the actual costs incurred in respect of each line item in the Budget for such Under-Construction Project with the projected amount thereof as of such date and explains any material variance in respect thereof, and

                  (i) includes as an attachment a current title report in
            respect of such Under-Construction Project issued by the title insurance company that shall have issued the Title Insurance Policy {Blanket} (or a current update of a title report in respect of such Under-Construction Project previously delivered to the Administrative Agent by such title insurance company) showing no Lien or exception to title other than the Permitted Exceptions and showing, in particular, no mechanic's, materialmen's, labor's or other similar Lien of record.

            Construction Costs -- means, with respect to any Under-Construction Project, any costs and expenses required to be paid by the Borrower under the Construction Contract for such Under-Construction Project to the General Contractor for such Under-Construction Project or otherwise identified as construction costs in the Budget for such Under-Construction Project and approved by the Administrative Agent (including, without limitation, site work and landscaping), provided that "Construction Costs" shall not include overhead costs of the Borrower or the General Contractor for such Under-Construction Project, FF&E Costs (other than costs of equipment that is to be incorporated into, and made a part of, the building to be built at such Under-Construction Project), insurance and bonding costs (except to the extent incorporated into the Construction Contract), Sales, Marketing & Other Costs or Pre-Construction Costs.

            Contract -- means any purchase contract between one or more Persons, as purchaser (the "Purchaser"), and the Borrower, as seller, which agreement provides for the sale by the Borrower to such Purchaser of one or more Quartershare Interests in any Project.

            Declaration(s) -- means individually or collectively (as the context may require), the Attitash Declaration, the Jordan Bowl Declaration, the Killington Declaration, and the Mt. Snow Declaration.

            Declarant(s) -- means individually or collectively (as the context may require), the status of the Borrower as the declarant under applicable law and under the Declarations and the Articles of Incorporation and By-Laws of the Associations, as amended.

            Default -- means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

            Default Rate -- means, at any time, the per annum rate of interest equal to the Interest Rate, then in effect, plus 2% per annum; provided, however, that the Default Rate shall in no event exceed the Maximum Rate.

            Disbursement Agent -- means Funds Administration Services, L.L.C. or such other Person as shall have been designated by the Administrative Agent. The "Disbursement Agent" shall be the exclusive agent of the Administrative Agent and the Lenders.

            Eligible Assignee -- means

                  (a) any Lender that is a signatory hereto or any parent,
            affiliate or subsidiary of any such Lender,

                  (b) any commercial bank organized under the laws of the United
            States of America or any state thereof that has combined capital and surplus of at least $100,000,000,

                  (c) any savings and loan association or savings bank organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $100,000,000, and

                  (d) any other trust or entity organized under the laws of the
            United States of America or any state thereof that (i) is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended), (ii) is a commercial finance company, insurance company or other financial institution that regularly makes commercial loans in the ordinary course of its business or (iii) has combined capital and equity of at least $100,000,000.

            Environmental Protection Law -- means each federal, state, county, regional or local law, statute, or regulation enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any governmental authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

            Equity Moneys -- means, at any time, cash equity contributions made to the Borrower by its Parent.

            Escrow Agent -- means individually or collectively (as the context may require), the Attitash Escrow Agent, the Jordan Bowl Escrow Agent, the Killington Escrow Agent, and the Mt. Snow Escrow Agent.

            Event of Default -- as defined in Section 8.1 of this Agreement.

            Existing Attitash Loan -- means that certain Loan from Key Bank of Maine to L.B.O. Hotel Co. in the current outstanding principal amount of $4,063,646 and secured by that certain Mortgage dated October 3, 1996 and recorded in the Carroll County Registry of Deeds at Book 1674, Page 483, by that certain Collateral Assignment of Income, Revenues and Rentals dated March 26, 1997 and recorded in the Carroll County Registry of Deeds at Book 1694, Page 630 and that certain Conditional Assignment of Declarant's rights dated March 26, 1997 and recorded in the Carroll County Registry of Deeds at Book 1694, Page 624.

            FF&E Costs -- means, with respect to any Under-Construction Project, the costs of acquisition and delivery of furniture, fixtures and equipment to be installed and/or used in the building and the other improvements being constructed at such Under-Construction Project. "FF&E Costs" shall not include any Construction Costs or Pre-Construction Costs.

            Fair Market Value -- at any time with respect to any Property means the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

            Final Construction Cost Advance -- means, with respect to any Under-Construction Project, the last Project Advance in respect of Construction Costs for such Under-Construction Project, which shall have as its sole purpose the financing of the payment of any unutilized Retainages under the Construction Contract for such Under-Construction Project.

            Final Construction Cost Certificate -- means, with respect to any Under-Construction Project, a certificate, addressed to the Administrative Agent and in form and substance satisfactory to the Administrative Agent, signed by the Borrower, which

                  (a) includes as an attachment thereto a Certificate of
            Substantial Completion (AIA Document G704) executed by the Architect for such Under-Construction Project, the General Contractor for such Under-Construction Project and the Borrower; the list of items to be completed set forth on such Certificate shall have been completed to the satisfaction of the Architect for such Under-Construction Project and the TFC Architect and both of such Persons shall have so certified in the Architect's Final Construction Cost Certificate for such Under-Construction Project (which shall also be an attachment to such Final Construction Cost Certificate)

                  (b) includes as an attachment thereto a certificate from such
            General Contractor to the Borrower and the Administrative Agent that

                        (i) the construction of the building and the other
                  improvements at such Under-Construction Project in connection therewith has been completed in accordance with the Plans for such Under-Construction Project and in compliance with the Construction Documents (as such term is defined in the Construction Agreement of such General Contractor),

                        (ii) such General Contractor has fully paid for all of
                  the work, labor, fuel, materials and/or equipment furnished by it or by its subcontractors, materialmen and/or suppliers in respect of the construction at such Under-Construction Project, and

                        (iii) attached thereto are mechanic's, materialman's and
                  laborer's final lien waivers or releases in respect of such General Contractor and all subcontractors, materialmen and/or suppliers;

                  (c) certifies the accuracy and correctness of the application and certificates referred to in clauses (a) and (b) above;

                  (d) includes as an attachment appropriate insurance
            certificates evidencing the necessary insurance required by Section
            3.5 and any necessary consents of any surety that shall have issued any performance or payment bond provided by the General Contractor for such Under-Construction Project, and

                  (e) includes as an attachment a current title report in
            respect of such Under-Construction Project issued by the title insurance company that shall have issued the Title Insurance Policy {Blanket} (or a current update of a title report in respect of such Under-Construction Project previously delivered to the Administrative Agent by such title insurance company) showing no Lien or exception to title other than the Permitted Exceptions and showing, in particular, no mechanic's, materialmen's, labor's or other similar Lien of record.

            General Contractor(s) -- means individually or collectively (as the context may require), the Jordan Bowl General Contractor, the Killington General Contractor, and the Mt. Snow General Contractor.

            Hazardous Substances -- means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any Environmental Protection Law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls); provided, however, that "Hazardous Substances" shall not include any substance used by the Borrower or its agents in the ordinary course of business and in compliance with applicable Environmental Protection Laws.

            Host Company -- means, with respect to each of the Under-Construction Projects, the following companies:

                  (a) Jordan Bowl Project - Sunday River Skiway Corporation, a
            Maine corporation;

                  (b) Killington Project - Killington, Ltd., a Vermont
            corporation;

                  (c) Mt. Snow Project - Mount Snow, Ltd., a Vermont
            corporation; and

                  (d) Attitash Project - L.B.O. Holding, Inc., a Maine
            corporation.

            Host Company Lease Agreement -- means each of the following:

                  (a) with respect to the Jordan Bowl Project, that certain
            lease agreement to be entered into between the Borrower and Sunday River Skiway Corporation, a Maine corporation, with respect to certain infrastructure items located at the Jordan Bowl Project;

                  (b) with respect to the Killington Project, that certain lease agreement to be entered into between the Borrower and Killington, Ltd., a Vermont corporation, with respect to certain infrastructure items located at the Killington Project; and

                  (c) with respect to the Mt. Snow Project, that certain lease agreement to be entered into between the Borrower and Mount Snow, Ltd., a Vermont corporation, with respect to certain infrastructure items located at the Mt. Snow Project.

      For the avoidance of doubt, the Borrower represents and warrants that there is no, and will not be, a "Host Company Lease Agreement" in respect of the Attitash Project.

            Impositions -- as defined in Section 3.7 of this Agreement.

            Insurance Premiums -- as defined in Section 3.5(a)(iv) of this Agreement.

            Interest Advance -- as defined in Section 2.4(c)(iii) of this Agreement.

            Interest Rate -- means, with respect to any calendar month, a per annum rate of interest equal to the greater of:

                  (a)   9.25%, or

                  (b)   the sum of

                        (i)   1.5%, plus

                        (ii)  the Prime Rate then in effect for such month.

      The interest rate for each calendar month shall be based upon the Prime Rate in effect at 9:00 a.m. (Eastern time) on the 1st day of such month. The term "Prime Rate" shall mean the "prime rate" as announced from time to time by Chase Manhattan Bank, New York, New York or any successor thereto. In the event Chase Manhattan Bank, New York, New York or any successor thereto, shall discontinue announcement of said Prime Rate, a comparable index designated by the Lender shall be used in calculating the Interest Rate. It is expressly agreed that the use of the term "prime rate" or any other similar designation is not intended to, nor does it, imply that said rate of interest is a preferred rate of interest or one which is offered by Chase Manhattan Bank, New York, New York or any successor thereto to its most creditworthy customers.

            Jordan Bowl Architect -- means a duly licensed architect under Maine law approved by the Administrative Agent.

            Jordan Bowl Association -- means The Jordan Grand Condominium Owners Association, a Maine non-profit corporation, or any successor association thereto as provided in the Jordan Bowl Declaration.

            Jordan Bowl Easements -- means that certain Declaration of Easements by and between the Borrower and Sunday River Skiway Corporation, a Maine corporation, which is to be recorded in the applicable land records of Oxford County, Maine, and which shall be satisfactory in form and substance to the Administrative Agent in its discretion, as amended from time to time in accordance with the provisions hereof.

            Jordan Bowl Common Elements -- means those areas at the Jordan Bowl Project that have been designated in accordance with the Jordan Bowl Declaration, on the Jordan Bowl Resort Map or by the Jordan Bowl Association as "Common Elements," as used and described in the Jordan Bowl Declaration, for the primary benefit of the owners of Jordan Bowl Residential Units and Jordan Bowl Commercial Units.

            Jordan Bowl Commercial Unit -- means any condominium unit at the Jordan Bowl Project that has been designated for commercial use.

            Jordan Bowl Construction Contract -- means that certain Standard Form of Agreement between the Borrower and the Jordan Bowl General Contractor, as amended from time to time, as approved by the Administrative Agent.

            Jordan Bowl Declaration -- means that certain Declaration of Condominium, The Jordan Grand at Sunday River, A Condominium by the Borrower, as declarant, which is to be recorded in the land records of Oxford County, Maine, and which shall be satisfactory to the Administrative Agent in form and substance in its discretion, as amended from time to time in accordance with the provisions hereof.

            Jordan Bowl Escrow Agent -- means Key Bank of Maine, or such escrowee duly authorized to act as such under applicable Maine law.

            Jordan Bowl General Contractor -- means such general contractor as shall be acceptable to the Administrative Agent.

            Jordan Bowl Limited Common Elements -- means those areas at the Jordan Bowl Project that have been designated in accordance with the Jordan Bowl Declaration, on the Jordan Bowl Resort Map or by the Jordan Bowl Association as "Limited Common Elements," as defined in the Jordan Bowl Declaration, for the primary or exclusive use of only certain owners of Jordan Bowl Residential Units, the Jordan Bowl Quartershare Interests and the Jordan Bowl Commercial Units.

            Jordan Bowl Project -- means that certain resort property commonly known as The Jordan Grand at Sunday River, A Condominium, situated on certain land located in Oxford County, Maine, and particularly described on Schedule 2 attached hereto and made a part hereof, and including all improvements now or hereafter located on said land, and all facilities, roadways, common furnishings, club furnishings, equipment and all other appurtenances thereunto belonging. The Jordan Bowl Project shall include, when the Jordan Bowl Declaration is recorded, the Jordan Bowl Residential Units, the Jordan Bowl Quartershare Interests, the Jordan Bowl Commercial Units, the Jordan Bowl Common Elements and the Jordan Bowl Limited Common Elements.

            Jordan Bowl Project Advances -- as defined in Section 2.3(b)(iii) hereof.

            Jordan Bowl Project Documents -- means the Jordan Bowl Declaration, the Articles of Incorporation and the By-Laws of the Jordan Bowl Association, and the rules and regulations of the Jordan Bowl Association.

            Jordan Bowl Quartershare Interest -- means the "Quarter Share Estates" as defined and described in the Jordan Bowl Declaration, with such interest being entitled to the exclusive right to the possession, use and occupancy of a Jordan Bowl Residential Unit during thirteen (13) calendar weeks of each calendar year, as more particularly provided in the Jordan Bowl Declaration.

            Jordan Bowl Residential Unit -- means any condominium unit at the Jordan Bowl Project other than those units that have been designated for commercial use.

            Jordan Bowl Resort Map -- means the plats and plans in respect of the Jordan Bowl Project to be recorded in the real property records of Oxford County, Maine Registry of Deeds and which shall be satisfactory to the Administrative Agent.

            Killington Architect -- means a duly licensed architect under Vermont law approved by the Administrative Agent.

            Killington Association -- means Killington Grand Hotel and Crown Club Owners Association, Inc., a Vermont non-profit corporation, or any successor association thereto as provided in the Killington Declaration.

            Killington CCR's -- means (a) that certain Killington Grand Hotel and Crown Club at Killington Declaration of Protective Covenants by the Borrower, as declarant, which is to be recorded in the land records of the Town of Rutland, Vermont, and which shall be satisfactory to the Administrative Agent in its discretion, as amended from time to time in accordance with the provisions hereof and (b) that certain Declaration of Easements by and between the Borrower and Killington, Ltd., a Vermont corporation, which is to be recorded in the applicable land records of Town of Rutland, Vermont, and which shall be satisfactory in form and substance to the Administrative Agent in its discretion, as amended from time to time in accordance with the provisions hereof.

            Killington Commercial Common Areas and Facilities -- means those areas at the Killington Project that have been designated in accordance with the Killington Declaration, on the Killington Resort Map or by the Killington Association as "Commercial Common Areas and Facilities," as defined in the Killington Declaration, for the primary or exclusive use of the owners of Killington Commercial Units.

            Killington Commercial Unit -- means a commercial condominium unit at the Killington Project.

            Killington Common Elements -- means the real estate and improvements located at the Killington Project other than those areas designated as Killington Residential Units or Killington Commercial Units and, with respect to the Killington Residential Units and Killington Quartershare Interests, shall mean the Killington Residential Common Areas and Facilities and the Killington Common Furnishings and the Killington General Common Areas and Facilities applicable thereto, and with respect to the Killington Commercial Units, means the Killington Commercial Common Areas and Facilities and the Killington Common Furnishings and the Killington General Common Areas and Facilities applicable thereto, in each case as more particularly provided for in the Killington Declaration.

            Killington Common Furnishings -- means all furniture, furnishings, appliances, fixtures and equipment, and all other personal property from time to time owned or leased by the Killington Association at the Killington Project for the use by the owners of Killington Residential Units, the Killington Quartershare Interests or the Killington Commercial Units.

            Killington Construction Contract -- means that certain Standard Form of Agreement between the Borrower and the Killington General Contractor, as amended from time to time, which shall be acceptable to the Administrative Agent.

            Killington Declaration -- means that certain Declaration of Condominium and Interval Ownership, Killington Grand Hotel and Crown Club at Killington, by the Borrower, as declarant, which is to be recorded in the applicable land records, and which shall be satisfactory to the Administrative Agent in its discretion, as amended from time to time in accordance with the provisions hereof.

            Killington Escrow Agent -- means Key Bank in Rutland, Vermont, or such escrowee duly authorized to act as such under applicable Vermont law.

            Killington General Common Areas and Facilities -- means all Common Areas and Facilities (as defined in the Killington Declaration) other than the Killington Residential Common Areas and Facilities and the Killington Commercial Common Areas and Facilities.

            Killington General Contractor -- means such general contractor as shall be acceptable to the Administrative Agent.

            Killington Project -- means that certain resort property commonly known as the Killington Grand Hotel and Crown Club at Killington, situated on certain land located in Killington, Vermont, and particularly described on Schedule 3 attached hereto and made a part hereof, and including all improvements now or hereafter located on said land, and all facilities, roadways, common furnishings, club furnishings, equipment and all other appurtenances thereunto belonging. The Killington Project shall include, when the Killington Declaration is recorded, the Killington Residential Units, the Killington Quartershare Interests, the Killington Commercial Units and the Killington Common Elements.

            Killington Project Advances -- as defined in Section 2.3(b)(iii) hereof.

            Killington Project Documents -- means the Killington Declaration, the Articles of Incorporation and the By-Laws of the Killington Association, and the rules and regulations of the Killington Association.

            Killington Quartershare Interest -- means the "Interval Ownership Interests" as defined and described in the Killington Declaration, with the owner of such interest being entitled to the exclusive right to the possession, use and occupancy of a Killington Residential Unit during thirteen (13) calendar weeks of each calendar year, as more particularly provided in the Killington Declaration.

            Killington Residential Common Areas and Facilities -- means those areas at the Killington Project that have been designated in accordance with the Killington Declaration, on the Killington Resort Map or by the Killington Association as "Residential Common Areas and Facilities," as defined in the Killington Declaration, for the primary or exclusive use of the owners of Killington Residential Units or Killington Quartershare Interests.

            Killington Residential Unit -- means a residential condominium unit at the Killington Project.

            Killington Resort Map -- means the plat and floor plans for the Killington Project to be recorded in the real property records of the Town of Rutland, Vermont and which shall be satisfactory to the Administrative Agent.

            Land Costs -- the out-of-pocket costs of the Borrower in acquiring the "Land," as such term is defined in the Blanket Mortgages, for all of the Projects.

            Lenders -- as defined in the preamble to this Agreement, together with their successors and permitted assigns pursuant to Section 2.6(b) of this Agreement.

            Lien -- any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, attachments, judgments or tax liens and the security interest or lien arising from a mortgage, deed of trust, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

            Loan -- means, at any time, the aggregate principal balance of all Advances outstanding at such time.

            Loan Costs -- as defined in Section 11.2 of this Agreement.

            Loan Disbursement Agreement -- means that certain loan disbursement agreement of even date herewith among the Disbursement Agent, the Borrower and the Lenders, substantially in the form of Exhibit C hereto, as amended from time to time.

            Loan Exposure -- means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Commitment Period, the Commitment of such Lender and (b) after the termination of the Commitment Period, the aggregate principal amount of the Loan made by, or assigned to, such Lender and outstanding on such date.

            Maturity Date -- means the first Business Day of the 40th month following the Closing Date (not counting the month in which the Closing Date falls).

            Maximum Rate -- as defined in Section 2.4(c)(iv) of this Agreement.

            Minimum Quartershare Interest Release Price -- means

                  (a) in the case of the Attitash Project, means the dollar
            amounts or amounts set forth on Schedule 4 hereto,

                  (b) in the case of the Jordan Bowl Project, means the dollar amounts or amounts set forth on Schedule 4 hereto,

                  (c) in the case of the Killington Project, means the dollar amounts or amounts set forth on Schedule 4 hereto, and

                  (d) in the case of the Mt. Snow Project, means the dollar
            amounts or amounts set forth on Schedule 4 hereto.

            Monthly Average Weighted Loan Balance -- means, for any calendar month, the quotient of

                  (a) the aggregate of the Daily Loan Balances for each of the days of such month in respect of the Loan, divided by

                  (b) the number of days in such month.

      For purposes of this definition, "Daily Loan Balance" shall mean, for any day, the principal balance of the Loan outstanding as of the close of business of the Administrative Agent for such day after giving effect to all payments received and Advances made during such day.

            Monthly Rental Amount -- means, with respect to each Under-Construction Project and the Host Company Lease Agreement in respect thereof, the following:

                  (a) Jordan Bowl Project - $71,400 per month, which shall
            commence to be payable upon the completion of the construction of the facilities being leased at the Jordan Bowl Project pursuant to the Host Company Lease Agreement in respect thereof;

                  (b) Killington Project - $92,600 per month, which shall
            commence to be payable upon the completion of the construction of the facilities being leased at the Killington Project pursuant to the Host Company Lease Agreement in respect thereof; and

                  (c) Mt. Snow Project - $29,000 per month, which shall commence to be payable upon the completion of the construction of the facilities being leased at the Mt. Snow Project pursuant to the Host Company Lease Agreement in respect thereof.

            Mt. Snow Architect -- means a duly licensed architect under Vermont law approved by the Administrative Agent.

            Mt. Snow Association -- means the Mount Snow Grand Summit Hotel and Crown Club Owners Association, a Vermont non-profit corporation, or any successor association thereto as provided in the Mt. Snow Declaration.

            Mt. Snow CCR's -- means (a) that certain Grand Summit Hotel and Crown Club at Mount Snow Declaration of Protective Covenants by the Borrower, as declarant, which is to be recorded in the land records of the Town of West Dover, Vermont, and which shall be satisfactory to the Administrative Agent in its discretion, as amended from time to time in accordance with the provisions hereof and (b) that certain Declaration of Easements by and between the Borrower and Mount Snow, Ltd., a Vermont corporation, which is to be recorded in the applicable land records of the Town of West Dover, Vermont, and which shall be satisfactory in form and substance to the Administrative Agent in its discretion, as amended from time to time in accordance with the provisions hereof.

            Mt. Snow Commercial Common Areas and Facilities -- means those areas at the Mt. Snow Project that have been designated in accordance with the Mt. Snow Declaration, on the Mt. Snow Resort Map or by the Mt. Snow Association as "Commercial Common Areas and Facilities," as defined in the Mt. Snow Declaration, for the primary or exclusive use of the owners of Mt. Snow Commercial Units.

            Mt. Snow Commercial Unit -- means a commercial condominium unit at the Mt. Snow Project.

            Mt. Snow Common Elements -- means the real estate and improvements located at the Mt. Snow Project other than those areas designated as Mt. Snow Residential Units or Mt. Snow Commercial Units and, with respect to the Mt. Snow Residential Units and Mt. Snow Quartershare Interests, shall mean the Mt. Snow Residential Common Areas and Facilities and the Mt. Snow Common Furnishings and the Mt. Snow General Common Areas and Facilities applicable thereto, and with respect to the Mt. Snow Commercial Units, means the Mt. Snow Commercial Common Areas and Facilities and the Mt. Snow Common Furnishings and the Mt. Snow General Common Areas and Facilities applicable thereto, in each case as more particularly provided for in the Mt. Snow Declaration.

            Mt. Snow Common Furnishings -- means all furniture, furnishings, appliances, fixtures and equipment, and all other personal property from time to time owned or leased by the Mt. Snow Association at the Mt. Snow Project for the use by the owners of Mt. Snow Residential Units, the Mt. Snow Quartershare Interests or the Mt. Snow Commercial Units.

            Mt. Snow Construction Contract -- means that certain Standard Form of Agreement between the Borrower and the Mt. Snow General Contractor, as amended from time to time, and satisfactory to the Administrative Agent.

            Mt. Snow Declaration -- means that certain Declaration of Condominium and Interval Ownership, Grand Summit Hotel and Crown Club at Mount Snow, by the Borrower, as declarant, which is to be recorded in the land records of the Town of West Dover, Vermont, and which shall be satisfactory to the Administrative Agent in its discretion, as amended from time to time in accordance with the provisions hereof.

            Mt. Snow Escrow Agent -- means Key Bank in Rutland, Vermont, or such escrowee duly authorized to act as such under applicable Vermont law.

            Mt. Snow General Common Areas and Facilities -- means all "Common Areas and Facilities" (as defined in the Mt. Snow Declaration) other than the Mt. Snow Residential Common Areas and Facilities and the Mt. Snow Commercial Common Areas and Facilities.

            Mt. Snow General Contractor -- means such general contractor as shall be acceptable to the Administrative Agent.

            Mt. Snow Project -- means that certain resort property commonly known as the Grand Summit Hotel and Crown Club at Mount Snow, situated on certain land located at Mount Snow, West Dover, Vermont, and particularly described on Schedule 5 attached hereto and made a part hereof, and including all improvements now or hereafter located on said land, and all facilities, roadways, common furnishings, club furnishings, equipment and all other appurtenances thereunto belonging. The Mt. Snow Project shall include, when the Mt. Snow Declaration is recorded, the Mt. Snow Residential Units, the Mt. Snow

            Quartershare Interests, the Mt. Snow Commercial Units and the Mt. Snow Common Elements.

            Mt. Snow Project Advances -- as defined in Section 2.3(b)(iii) hereof.

            Mt. Snow Project Documents -- means the Mt. Snow Declaration, the Articles of Incorporation and the By-Laws of the Mt. Snow Association, and the rules and regulations of the Mt. Snow Association.

            Mt. Snow Quartershare Interest -- means the "Interval Ownership Interests" as defined and described in the Mt. Snow Declaration, with the owner of such interest being entitled to the exclusive right to the possession, use and occupancy of a Mt. Snow Residential Unit during thirteen (13) calendar weeks of each calendar year, as more particularly provided in the Mt. Snow Declaration.

            Mt. Snow Residential Unit -- means a residential condominium unit at the Mt. Snow Project.

            Mt. Snow Residential Common Areas and Facilities -- means those areas at the Mt. Snow Project that have been designated in accordance with the Mt. Snow Declaration, on the Mt. Snow Resort Map or by the Mt. Snow Association as "Residential Common Areas and Facilities," as defined in the Mt. Snow Declaration, for the primary or exclusive use of the owners of Mt. Snow Residential Units or Mt. Snow Quartershare Interests.

            Mt. Snow Resort Map -- means the plat and floor plans for the Mt. Snow Project to be recorded in the real property records of the Town of West Dover, Vermont and which shall be satisfactory to the Administrative Agent.

            Net Sales Proceeds -- means, with respect to any Contract for the sale of any Quartershare Interval in any Project or any other contract for the purchase and sale of any Residential Unit or Commercial Unit in any Project, the sum of the cash downpayments, other cash payments, cash loan proceeds and cash purchase proceeds in respect of such Contract or other contract delivered to the Administrative Agent on the Consummation Date in respect thereof pursuant to Section 3.15 hereof (less any customary and normal costs of closing of such Contract or other contract not previously deducted from other cash proceeds in respect of such sale), provided that
      (i) for the avoidance of doubt, "cash purchase proceeds" delivered to the Administrative Agent pursuant to Section 3.15 shall not be deemed to include any amounts that are withheld from the full cash purchase price to be paid to the Borrower under the Take-Out Facility in respect of any Quartershare Note arising from the sale of any such Quartershare Interest, and (ii) such amount in cash shall not be less than the full purchase price to be paid by the Purchaser thereof (less any customary and normal costs of closing of such Contract or other contract not previously deducted from other cash proceeds in respect of such sale).

            Nonconstruction Cost Certificate -- means, as of any date and with respect to any Under-Construction Project, a certificate, addressed to the Administrative Agent and in form and substance satisfactory to the Administrative Agent, signed by the Borrower, which

                  (a) includes as an attachment thereto the TFC Architect's
            Nonconstruction Cost Certificate for such Under-Construction Project in the case of any Project Advance being made in respect of FF&E Costs,

                  (b) includes as an attachment thereto copies of all invoices and bills in respect of FF&E Costs and/or Sales, Marketing & Other Costs for which the Borrower is to be reimbursed, in whole or part, by a Project Advance to be made hereunder in respect of such Under-Construction Project and certifies the accuracy and correctness of such invoices and bills,

                  (c) certifies (i) the aggregate costs incurred by the Borrower in respect of Construction Costs, FF&E Costs and Sales, Marketing & Other Costs in each case for such Under-Construction Project up to and including such date, (ii) the aggregate amount of Equity Moneys and Project Advances in each case for such Under-Construction Project utilized prior to such date to satisfy, in whole or part, such Costs and (iii) that the unutilized principal amount of this Agreement for such Under-Construction Project, the Project Advances likely to be repaid and to be reborrowable in respect of such Under-Construction Project and the remaining Equity Moneys, if any, are sufficient to satisfy the remaining Construction Costs, FF&E Costs and Sales, Marketing & Other Costs for such Under-Construction Project, and

                  (d) compares the actual costs incurred in respect of each line item in the Budget for such Under-Construction Project with respect to such FF&E and Sales, Marketing & Other Costs with the projected amount thereof as of such date and explains any material variance in respect thereof.

            Note -- as defined in Section 2.4(a) of this Agreement.

            Obligations -- means all sums now or hereafter loaned, advanced or incurred by any one or more of the Lenders or the Administrative Agent to or on behalf of the Borrower under this Agreement, the Notes and any other Security Document (including, without limitation, accrued and unpaid interest and Loan Costs), and the full, prompt and complete performance of all obligations owed by, or undertakings or indemnities of, Borrower arising hereunder or thereunder. "Obligations" shall also include the Borrower's obligations and undertaking to or in favor of Textron Financial Corporation under the Take-Out Facility and any "Note Purchase Agreement" or other documentation executed in connection therewith.

            Parent -- means American Skiing Company, a Maine corporation.

            Parent Indenture -- means each of the following: (a) that certain Indenture, dated as of June 28, 1996, with the Parent, as issuer, and United States Trust Company of New York, as trustee, in respect of the Series A and Series B 12% Senior Subordinated Notes due 2006 and (b) that certain Indenture, dated as of June 28, 1996, with the Parent, as issuer, and United States Trust Company of New York, as trustee, in respect of the 13.75% Subordinated Discount Notes due 2007.

            Participating Lender -- means any Person which (a) shall have been granted the right by a Lender to participate in the Note of such Lender and (b) shall have entered into a participation agreement with such Lender which shall provide, inter alia, that such Participating Lender shall communicate and deal only with such Lender with respect to such Participating Lender's interest in such Note.

            Pay-Out Release Price -- means the dollar amount or amounts set forth on Schedule 6 hereto.

            Permitted Exceptions -- means the title exceptions set forth in
      Schedule 7 of this Agreement.

            Person -- means an individual, partnership, corporation, trust, unincorporated organization, limited liability company or a government or agency or political subdivision thereof.

            Plans -- means, with respect to any Under-Construction Project, those certain plans, specifications and designs prepared by the Architect for such Under-Construction Project in connection with the construction and development of such Under-Construction Project.

            Pre-Construction Costs -- means, with respect to the Projects, all out-of-pocket costs up to a maximum of $6,100,000 for the Projects incurred by the Borrower in connection with (a) the preliminary design and engineering work required in connection with the construction of the Projects, (b) obtaining necessary permits, consents, licenses and approvals under applicable zoning, design and land use ordinances, building codes, health and environmental laws and regulations and all other applicable laws, rules and regulations, (c) marketing the Projects and the Quartershare Interests relating thereto.

            Pre-Construction Cost Certificate -- means a certificate, addressed to the Administrative Agent and in form and substance satisfactory to the Administrative Agent, signed by the Borrower, which

                  (a) includes as an attachment thereto the TFC Architect's
            PreConstruction Cost Certificate covering the portion of the Pre-Sale Advance being made in respect of Pre-Construction Costs,

                  (b) includes as an attachment thereto copies of all invoices and bills in respect of Pre-Construction Costs for which the Borrower is to be reimbursed, in whole or part, by the Pre-Sale Advance and certifies the accuracy and correctness of such invoices and bills,

                  (c) certifies (i) that the aggregate Pre-Construction Costs are less than $6,100,000, and (ii) that the aggregate amount of the Pre-Sale Advance is less than $10,000,000, and

                  (d) certifies that (i) the aggregate amount of the purchase prices payable under Validated Contracts for all of the Projects is not less than 45% of the aggregate amount of the Construction Costs for the Under-Construction Projects as set forth in the Budgets for the Under-Construction Projects (inclusive of the construction costs of all capital improvements at the Under-Construction Projects to be leased to a Host Company by the Borrower pursuant to a Host Company Lease Agreement), (ii) the aggregate amount of the purchase prices payable under Validated Contracts for all of the Projects is not less than 50% of the aggregate amount of the Construction Costs for the Under-Construction Projects as set forth in the Budgets for the Under-Construction Projects (exclusive of the construction costs of all capital improvements at the Under-Construction Projects to be leased to a Host Company by the Borrower pursuant to a Host Company Lease Agreement), (iii) for each of the Killington Project and the Jordan Bowl Project, the amount of the purchase prices payable under Validated Contracts for each such Project is not less than 35% of the aggregate amount of the Construction Costs for each such Project as set forth in the Budget for each such Project (exclusive of the construction costs of all capital improvements at each such Project to be leased to the relevant Host Company by the Borrower pursuant to the relevant Host Company Lease Agreement for each such Project),
            (iv) for the Mt. Snow Project, the amount of the purchase prices payable under Validated Contracts for such Project is not less than 30% of the aggregate amount of the Construction Costs for such Project as set forth in the Budget for such Project (exclusive of the construction costs of all capital improvements at such Project to be leased to the Host Company for such Project by the Borrower pursuant to the Host Company Lease Agreement for such Project) and
            (v) each of the conditions set forth in clauses (a) through (l), inclusive, of the definition of "Validated Contracts" are satisfied in all respects.

            Pre-Sale Advance -- as defined in Section 2.1 of this Agreement.

            Pricing Matrix -- means that certain schedule relating to sales of Quartershare Interests, Residential Units, and/or Commercial Units attached hereto as Schedule 8.

            Prime Rate -- as defined in the definition of "Interest Rate" in this Section 1.1.

            Project(s) -- means, individually or collectively (as the context may require), the Attitash Project, the Jordan Bowl Project, the Killington Project and the Mt. Snow Project.

            Project Advance  -- as defined in Section 2.2 of this Agreement.

            Project Advance Request -- as defined in Section 6.3 of this Agreement.

            Project Borrowing Base -- means, on any date and with respect to any Under-Construction Project, 80% of the aggregate amount of

                  (a) Construction Costs for such Under-Construction Project,
            FF&E Costs for such Under-Construction Project and Sales, Marketing & Other Costs for such Under-Construction Project incurred and paid for by the Borrower on or prior to such date in respect of such Under-Construction Project under and in accordance with the Budget for such Under-Construction Project plus

                  (b) pre-development expenses and land values (net of mortgage debt) for such Under-Construction Project set forth on Schedule 22 hereto,

      provided that the "Project Borrowing Base" in respect of each of the Under-Construction Projects shall, in no case, exceed the following maximum amounts:

                  (i)   Jordan Bowl Project:  $21,270,000;

                  (ii)  Killington Project:  $23,270,000; and

                  (iii) Mt. Snow Project: $22,460,000.

            Project Documents -- means, individually or collectively (as the context may require), the Attitash Project Documents, the Jordan Bowl Project Documents, the Killington Project Documents, and the Mt. Snow Project Documents.

            Projected Inventory Loan Amount -- means, as of any Quarterly Testing Date, the principal amount of the Loan that would be outstanding on such Quarterly Testing Date assuming that each Release Price paid after the Closing Date and on or prior to such Quarterly Testing Date in respect of a Quartershare Interest was equal to the higher of the Pay-Out Release Price or the actual Release Price paid to the Administrative Agent.

            Property -- means any interest in any kind of property or asset of Borrower, whether real, personal or mixed, or tangible or intangible.

            Property-Related Contract -- as defined in Section 3.1(b) of this Agreement.

            Purchaser -- as defined in the definition of "Contract" in this
      Section 1.1.

            Quarterly Testing Date -- as defined in Section 2.5(c)(iii) of this Agreement.

            Quartershare Interest(s) -- means individually or collectively (as the context may require), an Attitash Quartershare Interest, a Jordan Bowl Quartershare Interest, a Killington Quartershare Interest, and/or a Mt. Snow Quartershare Interest.

            Quartershare Mortgage -- means, with respect to any Quartershare Note, a mortgage in and to the Quartershare Interest whose purchase is being financed, in whole or part, by such Quartershare Note.

            Quartershare Note -- means any promissory note made payable to the order of the Borrower which provides for payment of the deferred purchase price of one or more Quartershare Interests purchased by the Purchaser thereof.

            Release Percentage -- means

                  (a)   85%, in the case of the Attitash Project,

                  (b)   80%, in the case of the Jordan Bowl Project,

                  (c)   80%, in the case of the Killington Project, and

                  (d)   80%, in the case of the Mt. Snow Project.

            Release Price -- means,

                  (a) with respect to any Quartershare Interest in any Project to be sold pursuant to a Contract, an amount in cash equal to the result of the Release Percentage for such Project times the Net Sales Proceeds payable in connection with such sale, provided that in no event shall the Release Price for any Quartershare Interest be less than the Minimum Quartershare Interest Release Price for such Project, and

                  (b) with respect to any Residential Unit to be sold as a
            condominium unit in its entirety at any Project or any Commercial Unit to be sold in its entirety at any Project, an amount in cash equal to the Net Sales Proceeds payable by the purchaser thereof in connection with such sale, provided that in no event shall the Release Price for any Residential Unit or Commercial Unit in any Project be less than the purchase price for such Residential Unit or Commercial Unit in such Project as set forth in the Pricing Matrix.

      If at any time during the Commitment Period, there are no Obligations outstanding, the release price in respect of the sale of any Quartershare Interest, Residential Unit or Commercial Unit shall be $0.

            Release Price Catch-Up Payment -- as defined in Section 2.5(c)(iii) of this Agreement.

            Required Lenders -- means any one or more Lenders having or holding 51% or more of the aggregate Loan Exposure of all Lenders.

            Residential Unit(s) -- means individually or collectively (as the context may require), an Attitash Residential Unit, a Jordan Bowl Residential Unit, a Killington Residential Unit, and/or a Mt. Snow Residential Unit.

            Resort Map(s) -- means individually or collectively (as the context may require), the Attitash Resort Map, the Jordan Bowl Resort Map, the Killington Resort Map, and the Mt. Snow Resort Map.

            Retainage Amount  -- as defined in Section 2.2(d) of this Agreement.

            Sales, Marketing & Other Costs -- means, with respect to any Under-Construction Project, all out-of-pocket costs for such Under-Construction Project incurred by the Borrower in connection with selling and marketing of the Quartershare Interests, all general and administrative out-of-pocket costs of the Borrower, all interest costs and loan fees of the Borrower relating to such Under-Construction Project, all professional fees of the Borrower relating to such Under-Construction Project (including architectural, accounting, engineering and legal fees) and all other out-of-pocket costs incurred by the Borrower in connection with the development (for purposes of the avoidance of doubt, "development" shall exclude construction), sale and operation of such Under-Construction Project and the maintenance of the Collateral relating to such Under-Construction Project, provided that "Sales, Marketing & Other Costs" shall not include Pre-Construction Costs.

            Security -- shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

            Security Documents -- means this Agreement, the Notes, all assignments of Contracts, all assignments of Property-Related Contracts, the Blanket Mortgages, the Subordination Agreements, the collateral assignment of declarant's rights provided for in Section 5.7 hereof, the proxy referred to in Section 3.9(c) hereof, the Loan Disbursement Agreement, and all assignments, instruments, certificates, notices and other documents now or hereafter executed and delivered in connection with the transactions contemplated herein.

            Senior Credit Facility -- means that certain Credit Agreement, dated as of June 28, 1996, among the Parent, Fleet National Bank, as Agent, and certain other persons and lenders party thereto, as amended from time to time.

            Subordination Agreement -- as defined in Section 5.8 of this Agreement.

            Subsequent Project Advance -- as defined in Section 6 of this Agreement.

            Subsequent Project Advance Date -- as defined in Section 6 of this Agreement.

            Subsequent Phase -- means

                  (a) the expansion of any or all of the Projects and the
            Property and improvements located thereon (i) to include additional Property, (ii) to accommodate the construction of additional buildings constituting the Projects, and/or (iii) to accommodate the expansion of any buildings existing at the Projects at the time of such expansion or

                  (b) the construction or development of any other hotel
            projects by the Borrower similar to any one or more of the Projects.

            Take-Out Facility -- means the Textron Financial Corporation purchase facility described on Schedule 9 hereto.

            Termination Date -- means the earliest of

                  (a) the date on which the Lenders' obligations hereunder to make Advances are terminated pursuant to Section 8.2(a) of this Agreement,

                  (b) the date on which the Obligations are accelerated pursuant to Section 8.2(a) of this Agreement,

                  (c) the date on which any of the Events of Default set forth in Section 8.1(e) shall have occurred, and

                  (d) the first Business Day of the 24th month following the
            Closing Date (not counting the month in which the Closing Date falls).

            TFC Acceptance  -- as defined in Section 2.8 of this Agreement.

            TFC Architect -- means such person or firm as the Administrative Agent shall select.

            TFC Architect's Nonconstruction Cost Certificate -- means, with respect to any Under-Construction Project and any Project Advance in respect of FF&E Costs and the Nonconstruction Cost Certificate in respect thereof, a certificate, addressed to the Administrative Agent and in form and substance satisfactory to the Administrative Agent, from the TFC Architect in respect of such Under-Construction Project which

                  (a) confirms that such TFC Architect has inspected such
            Under-Construction Project and reviewed such Nonconstruction Cost Certificate and the attachments thereto, and

                  (b) confirms that such Nonconstruction Cost Certificate and the attachments thereto are satisfactory to it.

            TFC Architect's Pre-Construction Cost Certificate -- means, with respect to the Pre-Sale Advance in respect of Pre-Construction Costs and the Pre-Construction Cost Certificate in respect thereof, a certificate, addressed to the Administrative Agent and in form and substance satisfactory to the Administrative Agent, from the TFC Architect in respect of the Attitash Project which

                  (a) confirms that the TFC Architect has reviewed such
            Pre-Construction Cost Certificate and the attachments thereto, and

                  (b) confirms that such Pre-Construction Cost Certificate and the attachments thereto are satisfactory to it.

            TFC First Refusal Offer -- as defined in Section 2.8 of this Agreement.

            Third-Party Offer  -- as defined in Section 2.8 of this Agreement.

            Title Company -- means Lawyers Title Insurance Company, or any successor or other title company approved by the Administrative Agent from time to time.

            Title Insurance Policy {Blanket} -- as defined in Section 5.11 hereof.

            Under-Construction Project(s) -- means, individually or collectively (as the context may require), the Jordan Bowl Project, the Killington Project and the Mt. Snow Project. For the avoidance of doubt, the Attitash Project shall not be an "Under-Construction Project" and no Project Advances shall be made in respect thereof.

            Uniform Commercial Code -- means the Uniform Commercial Code as adopted and in force in the State of Maine from time to time in effect.

            Validated Contract -- means each Contract in respect of a Quartershare Interest and any Project and in respect of which all of the following requirements shall have been satisfied:

                  (a) such Contract shall arise from the agreement of any
            third-party Purchaser that is not an Affiliate of the Borrower to purchase, and the Borrower to sell, one or more Quartershare Interests in a Project;

                  (b) the Purchaser shall be a legal resident of the United
            States of America or Canada and the payments under such Contract shall be payable in legal tender of the United States of America;

                  (c) the executed original of such Contract, which shall be satisfactory to the Administrative Agent in form and substance, shall have been assigned by the Borrower to the Administrative Agent on behalf of the Lenders and a copy thereof shall have been delivered to the Administrative Agent;

                  (d) the Administrative Agent shall have, at its option (if so directed by the Required Lenders), received the original of such Contract and shall, in any case, have a valid and perfected, first-priority Lien in and to such Contract and all proceeds arising therefrom;

                  (e) (i) the Purchaser shall have paid to the Borrower, in
            connection with the execution and delivery of such Contract, a down payment (after giving effect to any discounts offered to such Purchaser) of not less than 5% of the purchase price (as set forth in such Contract) of the Quartershare Interest being so purchased by such Purchaser, (ii) such downpayment shall have been deposited by the Borrower in an Approved Escrow Account in respect of such Project and (iii) the Borrower shall have delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of the depositing of such downpayment in such Approved Escrow Account and the clearing of such downpayment;

                  (f) such Contract (and the execution and delivery thereof)
            shall comply with all requirements of United States and applicable state law, including, without limitation, any consumer credit code, as adopted and in effect from time to time in the State in which the Project is situated, any condominium ownership act as adopted and in effect from time to time in the State in which the Project is situated, any subdivision laws of the State in which the Project is situated, as amended, and the rules and regulations as adopted from time to time thereunder;

                  (g) all rights of rescission of the Purchaser in respect of such Contract under federal law, the law of the State in which the Project is located, the law of the state of the residence of the Purchaser and as expressly provided in such Contract shall have expired and such Purchaser shall have not at any time requested rescission in respect of such Contract or otherwise stated in writing that it does not intend to consummate such Contract;

                  (h) such Contract is, subject to the terms and conditions
            thereof and applicable laws of rescission, a valid and binding obligation of the Purchaser;

                  (i) the Purchaser under such Contract shall not be subject to any bankruptcy or insolvency proceeding; and

                  (j) the Borrower shall have confirmed the existence and bona fide nature of such Contract and the satisfaction of such Contract of each of the foregoing criteria by delivering to the Administrative Agent a validation certificate in respect of such Contract, which shall be substantially in the form of Exhibit F hereto.

            Voting Equity -- means Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions) of such corporation or, in the case of a Person which is not a corporation, Securities or similar equity or partnership interests which entitle the holder thereof to elect, select or control the management or policies of such Person.

      1.2   Directly or Indirectly.

      Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.

      1.3   Headings.

      Section headings have been inserted in this Agreement as a matter of convenience of reference only; such section headings are not a part of this Agreement and shall not be used in the interpretation of this Agreement.

      1.4   Accounting Principles.

      Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with generally accepted accounting principles, procedures and practices consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

2.    ADVANCES AND NOTE

      2.1   Pre-Sale Advance.

      Each of the Lenders agrees, pursuant to the terms of this Agreement and subject to the satisfaction of the conditions precedent in Section 5 of this Agreement, to make its Pro Rata Share of a one-time advance (such one-time advance is referred to herein as the "Pre-Sale Advance"") to the Borrower from time to time during the Commitment Period, provided that

            (a)   the Pre-Sale Advance shall not be made

                  (i) unless the proceeds thereof are to be used (A) first to pay off the Existing Attitash Loan and (b) then to satisfy the Pre-Construction Costs or to reimburse the Borrower for having paid in full such Pre-Construction Costs; or

                  (ii) if a Default or Event of Default shall then exist;

                  (iii) if the aggregate amount of the purchase prices payable under Validated Contracts for all Projects is less than 45% of the aggregate amount of the Construction Costs for the Under-Construction Projects, as more particularly set forth in the Budgets for the Under-Construction Projects (inclusive of the construction costs of all capital improvements at the Under-Construction Projects to be leased to a Host Company by the Borrower pursuant to a Host Company Lease Agreement), as determined on the date of the making of the Pre-Sale Advance; or

                  (iv) if the aggregate amount of the purchase prices payable under Validated Contracts for all Projects is less than 50% of the aggregate amount of the Construction Costs for the Under-Construction Projects, as more particularly set forth in the Budgets for the Under-Construction Projects (exclusive of the construction costs of all capital improvements at the Under-Construction Projects to be leased to a Host Company by the Borrower pursuant to a Host Company Lease Agreement), as determined on the date of the making of the Pre-Sale Advance; or

                  (v) if the amount of the purchase prices payable under
            Validated Contracts for the Killington Project is less than 35% of the aggregate amount of the Construction Costs for the Killington Project, as set forth in the Budget for the Killington Project, as determined on the date of the making of the Pre-Sale Advance (exclusive of the construction costs of all capital improvements at the Killington Project to be leased to the Host Company for the Killington Project by the Borrower pursuant to the Host Company Lease Agreement for the Killington Project); or

                  (vi) if the amount of the purchase prices payable under
            Validated Contracts for the Jordan Bowl Project is less than 35% of the aggregate amount of the Construction Costs for the Jordan Bowl Project, as set forth in the Budget for the Jordan Bowl Project, as determined on the date of the making of the Pre-

            Sale Advance (exclusive of the construction costs of all capital improvements at the Jordan Bowl Project to be leased to the Host Company for the Jordan Bowl Project by the Borrower pursuant to the Host Company Lease Agreement for the Jordan Bowl Project); or

                  (vii) if the amount of the purchase prices payable under
            Validated Contracts for the Mt. Snow Project is less than 30% of the aggregate amount of the Construction Costs for the Mt. Snow Project, as set forth in the Budget for the Mt. Snow Project, as determined on the date of the making of the Pre-Sale Advance (exclusive of the construction costs of all capital improvements at the Mt. Snow Project to be leased to the Host Company for the Mt. Snow Project by the Borrower pursuant to the Host Company Lease Agreement for the Mt. Snow Project);

            (b) the principal amount of the Pre-Sale Advance shall not exceed $10,000,000; and

            (c) the Pre-Sale Advance shall be the first Advance under this Agreement.

      2.2   Subsequent Advances.

      Each of the Lenders agrees, pursuant to the terms of this Agreement and subject to the satisfaction of the conditions precedent in Section 6 of this Agreement, to make its Pro Rata Share of one or more advances in respect of any of the Under-Construction Projects (such advances, with respect to any Project, are individually referred to herein as, a "Project Advance" and, with respect to any single Project or all of the Projects (as the context may require), are collectively referred to as the "Project Advances") to the Borrower from time to time during the Commitment Period, provided that

            (a) no Project Advance in respect of an Under-Construction Project shall be made

                  (i) unless the proceeds thereof are to be used to satisfy
            Construction Costs in respect of such Under-Construction Project, FF&E Costs in respect of such Under-Construction Project and/or Sales, Marketing & Other Costs in respect of such Under-Construction Project and all Equity Moneys then on hand shall have first been utilized to satisfy such Costs;

                  (ii) if the proceeds thereof are to be used to reimburse the
            Borrower for any Equity Moneys previously used to satisfy Construction Costs in respect of such Under-Construction Project, FF&E Costs in respect of such Under-Construction Project and/or Sales, Marketing & Other Costs in respect of such Under-Construction Project;

                  (iii) if a Default or Event of Default shall then exist;

                  (iv) if such Project Advance is the first Project Advance in respect of such Under-Construction Project, the Project Advance Request therefor shall not have been delivered to the Administrative Agent on or prior to September 30, 1997;

                  (v) if the aggregate amount of the purchase prices payable under Validated Contracts for all Projects is less than 45% of the aggregate amount of the Construction Costs for the Under-Construction Projects, as more particularly set forth in the Budgets for the Under-Construction Projects, as determined on the date of the making of such Project Advance (inclusive of the construction costs of all capital improvements at the Under-Construction Projects to be leased to a Host Company by the Borrower pursuant to a Host Company Lease Agreement);

                  (vi) if the aggregate amount of the purchase prices payable under Validated Contracts for all Projects is less than 50% of the aggregate amount of the Construction Costs for the Under-Construction Projects, as more particularly set forth in the Budgets for the Under-Construction Projects, as determined on the date of the making of such Project Advance (exclusive of the construction costs of all capital improvements at the Under-Construction Projects to be leased to a Host Company by the Borrower pursuant to a Host Company Lease Agreement);

                  (vii) if the amount of the purchase prices payable under
            Validated Contracts for the Killington Project is less than 35% of the aggregate amount of the Construction Costs for the Killington Project, as set forth in the Budget for the Killington Project, as determined on the date of the making of such Project Advance (exclusive of the construction costs of all capital improvements at the Killington Project to be leased to the Host Company for the Killington Project by the Borrower pursuant to the Host Company Lease Agreement for the Killington Project);

                  (viii) if the amount of the purchase prices payable under
            Validated Contracts for the Jordan Bowl Project is less than 35% of the aggregate amount of the Construction Costs for the Jordan Bowl Project, as set forth in the Budget for the Jordan Bowl Project, as determined on the date of the making of such Project Advance (exclusive of the construction costs of all capital improvements at the Jordan Bowl Project to be leased to the Host Company for the Jordan Bowl Project by the Borrower pursuant to the Host Company Lease Agreement for the Jordan Bowl Project); or

                  (ix) if the amount of the purchase prices payable under
            Validated Contracts for the Mt. Snow Project is less than 30% of the aggregate amount of the Construction Costs for the Mt. Snow Project, as set forth in the Budget for the Mt. Snow Project, as determined on the date of the making of such Project Advance (exclusive of the construction costs of all capital improvements at the Mt. Snow Project to be leased to the Host Company for the Mt. Snow Project by the Borrower pursuant to the Host Company Lease Agreement for the Mt. Snow Project);

            (b) (i) on the date of the making of any Project Advance in respect of an Under-Construction Project (and after giving effect thereto) the aggregate outstanding principal amount of all Project Advances made hereunder with respect to all of the Under-Construction Projects shall not exceed the Aggregate Project Borrowing Base, determined as of such date, (ii) on the date of the making of any Project Advance hereunder in respect of such Under-Construction Project (and after giving effect thereto) the aggregate original principal amount of all Project Advances (with respect to all Under-Construction Projects), the aggregate original principal amount of all of the Interest Advances and the original principal amount of the Pre-Sale Advance shall not exceed $77,000,000 and (iii) on the date of the making of any Project Advance hereunder in respect of such Under-Construction Project (and after giving effect thereto), the outstanding principal amount of the Pre-Sale Advance, the aggregate outstanding principal amount of all Interest Advances and the aggregate outstanding principal amount of all Project Advances with respect to all Under-Construction Projects shall not exceed $55,000,000;

            (c) on the date of the making of any Project Advance in respect of an Under-Construction Project (and after giving effect thereto) the aggregate original principal amount of all Project Advances made hereunder with respect to such Under-Construction Project shall not exceed the Project Borrowing Base for such Under-Construction Project, determined as of such date;

            (d) the original principal amount of each Project Advance to be made in respect of Construction Costs of an Under-Construction Project, at the time of the making thereof, shall have been determined by excluding from such Construction Costs a contractor's retainage of not less than 10% of at least one-half of the applicable Construction Costs (such 10% so reserved from any such Construction Costs is referred to herein as the "Retainage Amount;" for purposes of the avoidance of doubt, the Retainage Amount shall be based upon the full amount of certified Construction Costs and shall remain as a retainage until the final payment thereof), provided that, in connection with the Final Construction Cost Advance for such Under-Construction Project and subject to the requirements of Section 6 hereof, this clause (d) shall not operate and the aggregate unutilized Retainage Amounts for such Under-Construction Project may then be borrowed in their entirety and provided further that the Administrative Agent, as directed by the Required Lenders and upon the Borrower's submission of a written request therefor (which request shall be based upon the completion of construction work at such Under-Construction Project by a subcontractor or by the General Contractor for such Under-Construction Project and the desire of the Borrower to pay such subcontractor or the General Contractor for such work), may agree to advance any or all of such unutilized Retainage Amounts prior to the making of the Final Construction Cost Advance for such Under-Construction Project upon such terms and conditions as it may require; and

            (e) the original principal amount of any Final Construction Cost Advance with respect to any Under-Construction Project, assuming compliance with clauses (b) and (c) above, shall not exceed 100% of the aggregate amount of the Retainage Amounts then owing to the General Contractor for such Under-Construction Project under the Construction Contract for such Under-Construction Project, as of the date of the making of such Final Construction Cost Advance;

            (f) no more than one Project Advance in respect of any Under-Construction Project shall be made during any weekly period;

            (g) no Project Advance shall relate to or be attributable to more than one Under-Construction Project; and

            (h) no Project Advance shall be in an amount of less than $50,000.

      2.3   Borrowing Mechanics; Advances Generally.

            (a)   Borrowing Mechanics.

                  (i) All requested advances under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make its share of a requested advance hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make its share of a requested advance hereunder, provided that any one or more of the nondefaulting Lenders may, in their sole discretion and by a written notice to the Borrower, the Administrative Agent and the defaulting Lender, elect to assume that portion of the Commitment of a defaulting Lender not then being honored by such defaulting Lender and, in any such case, the Commitment of such nondefaulting Lenders and the Commitment of such defaulting Lender shall be appropriately adjusted to reflect such assumption (if more than one nondefaulting Lender shall desire to effect the assumption referred to in this clause (a), such assumption shall be shared ratably among such nondefaulting Lenders in accordance with their Commitments, as determined immediately prior to such assumption) and new Notes shall be issued in exchange for the then outstanding Notes to reflect such assumption.

                  (ii) Each Lender shall either (A) deliver the amount of each of its Pre-Sale Advances or Project Advances directly to the Administrative Agent on the applicable Advance Date in respect thereof as provided for herein or (B) deliver the amount of each of its Pre-Sales Advances or Project Advances as provided in Section 10.7(b) hereof. Each Lender shall inform the Administrative Agent in writing of its preferred way of making its Pro Rata Share of the Pre-Sale Advance and Project Advances hereunder.

                  (iii) This clause (iii) shall apply with the respect to any
            Lender that shall have elected option (A) under Section 2.3(a)(ii) hereof; otherwise Section 10.7(b) hereof shall apply. Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, the Administrative Agent shall deliver the proceeds of the Pro Rata Share of each Pre-Sale Advance or Project Advance from each Lender delivered to it in immediately available funds to the Borrower on the applicable Advance Date in immediately available funds as provided for in Schedule 10 hereto. Unless the Administrative Agent shall have been notified by a Lender prior to any applicable Advance Date that such Lender does not intend to make available to the Administrative Agent its Pro Rata Share of a Pre-Sale Advance or Project Advance in respect of such Advance Date, the Administrative Agent may assume, for purposes of this clause
            (iii), that such Lender will make such Pro Rata Share of such Pre-Sale Advance or Project Advance then requested available to the Administrative Agent on the applicable Advance Date, and the Administrative Agent may, in its sole discretion, but shall not be obligated to, deliver to the Borrower, as provided in clause (ii) above, the amount of such Pro Rata Share of such Advance. If such Lender does not in fact make such Pro Rata Share of such Pre-Sale Advance or Project Advance available to the Administrative Agent on the applicable Advance Date, the Administrative Agent shall be entitled to recover such amount from such Lender together with interest accrued thereon at the Interest Rate. If such Lender shall not pay to the Administrative Agent such amount (together with interest) forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may promptly inform, in writing, the Borrower of such circumstances and the Borrower shall promptly repay such Pro Rata Share of such Pre-Sale Advance or Project Advance together with interest accrued thereon at the Interest Rate for the period of time such Pre-Sale Advance or Interest Advance shall have been outstanding. Nothing in this clause (iii) shall be deemed to relieve any Lender from its obligations to fulfill its Commitment hereunder and nothing in this clause (iii) shall be deemed to relieve any nondefaulting Lender from its rights under clause (i) above.

            (b)   Advances Generally.

                  (i) Other than as provided in Sections 2.5, 3.5 and 3.6
            hereof, the Borrower may not prepay the Loan. It is the intention of Borrower and Lender that the Loan be available to the Borrower in a series of advances (including the Pre-Sale Advance, the Interest Advances and the Project Advances) to be made during the Commitment Period. The Borrower may not re-borrow any amount of the Pre-Sale Advance Loan that has been paid. The Borrower may not re-borrow any amount of any Interest Advance that has been paid. The Borrower may re-borrow, in accordance with the terms and conditions hereof, any Project Advance that has been paid except a Project Advance which is a Final Construction Cost Advance.

                  (ii) The Loan shall be payable in the manner set forth in
            Sections 2.4 and 2.5 of this Agreement. The Loan shall be due and payable on the Maturity Date together with any accrued interest thereon then remaining unpaid and any other unpaid amounts outstanding under the Note or under any of the other Security Documents, provided that, if earlier than the Maturity Date, each Project Advance shall mature and be due and payable on the first day of the 37th month following the date on which the first Project Advance Request in respect of the Under-Construction Project related to such Project Advance shall have been submitted to the Administrative Agent. The Pre-Sale Advance shall be disbursed on terms and conditions set forth in Section 5 of this Agreement and otherwise satisfactory to the Lenders and the Administrative Agent, each Interest Advance shall be disbursed on terms set forth in
            Section 2.4(c) hereof and each Project

            Advance hereunder shall be disbursed by the Administrative Agent in the manner set forth in Section 6 of this Agreement.

                  (iii) Each Project Advance shall be attributable to a
            particular Under-Construction Project. Accordingly, each Project Advance will be characterized as follows: a Project Advance in respect of the Jordan Bowl Project (a "Jordan Bowl Project Advance" and, collectively, the "Jordan Bowl Project Advances"), a Project Advance in respect of the Killington Project (a "Killington Project Advance" and, collectively, the "Killington Project Advances") or a Project Advance in respect of the Mt. Snow Project (a "Mt. Snow Project Advance" and, collectively, the "Mt. Snow Project Advances"). For the avoidance of doubt, the Final Construction Cost Advance in respect of each Under-Construction Project shall be deemed to be and is a Project Advance and shall further be deemed to be and is a Jordan Bowl Project Advance, Killington Project Advance or Mt. Snow Project Advance, as the case may be.

      2.4   Issuance of Note; Interest Payments.

            (a) Note. The Borrower shall authorize, issue and deliver to each Lender a promissory note (as amended from time to time, a "Note," and, collectively, the "Notes"), substantially in the form attached to this Agreement as Exhibit G, to evidence such Lender's Pro Rata Share of the Loan and in the original stated principal amount of such Lender's Commitment. Each of the Lenders is hereby authorized by the Borrower to record (in good faith) in the manual or data processing records of such Lender, or on the grid schedule annexed to the Note of such Lender, the date and amount of its Pro Rata Share of the Pre-Sale Advance and each Project Advance extended to the Borrower hereunder, the Under-Construction Project related to such Project Advance (i.e., whether such Project Advance is a Jordan Bowl Project Advance, a Killington Project Advance or a Mt. Snow Project Advance), whether the Advance is a Pre-Sale Advance or an Interest Advance, the date and amount of its Pro Rata Share of each repayment of principal of each such Advance and its Pro Rata Share of each payment of interest on account of each such Advance. In the absence of manifest error, such records and schedule shall be conclusive as to such Lender's Pro Rata Share of the outstanding principal amount of each Advance (and, in the case of a Project Advance, the Under-Construction Project related thereto) and of the Loan and such Lender's Pro Rata Share of the payment of interest accrued thereunder and hereunder; provided, that the failure to make any such record entry with respect to any such Advance, any such Under-Construction Project or any such payment shall not limit or otherwise affect the obligations of the Borrower to such Lender under this Agreement, the Note of such Lender or any other Security Document.

            (b) Assumptions as to Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an assignment agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in Section 2.6(b) hereof. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

            (c)   Interest Payments.

                  (i) Interest shall accrue on the Loan, as more particularly provided for in this clause (c), and shall be due and payable monthly in arrears on the 15th day of the month following the month in respect of which such interest accrued, provided that all accrued and unpaid interest on the Maturity Date shall be due on the Maturity Date. Subject to the accrual of interest on the Loan after the occurrence of a Default or Event of Default, as more particularly provided in this clause (c), the Monthly Average Weighted Loan Balance in respect of the Loan for each calendar month shall bear interest at a rate per annum equal to the Interest Rate. Interest shall be calculated on the basis of actual days elapsed over a period of a 360 day year.

                  (ii) Each Lender's Pro Rata Share of an Advance shall bear interest as of the date of such Lender's wiring of funds thereof (or as otherwise provided with respect to an Interest Advance under
            Section 2.4(c) hereof) through the date of the receipt by such Lender of the repayment thereof (if the repayment of all or any portion of such Lender's Pro Rata Share of the principal amount thereof is received by such Lender later than 12:00 pm, Eastern time, then interest accrual thereon shall be through the next Business Day following such receipt). After the occurrence of an Event of Default or after the Maturity Date (if the aggregate outstanding principal balance of the Loan and any other sums due under any Security Document is not paid in full on the Maturity
            Date) or the maturity date of any Project Advances (if the aggregate outstanding principal balance of such Project Advances is not paid in full on such maturity date), each Lender's Pro Rata Share of such aggregate outstanding principal balance of the Loan will bear interest at the Default Rate.

                  (iii) The Borrower hereby requests the Lenders (such request to be deemed a standing request unless rescinded in writing by the Borrower), and hereby authorizes the Lenders, to make an advance (each such advance is referred to herein as an "Interest Advance") to it on the 15th day of each calendar month in an amount equal to the lesser of

                        (A) the amount of accrued interest due and payable on
                  such day to the Lenders and

                        (B) an amount, which when added to the aggregate
                  outstanding principal amounts of all prior Advances made by the Lenders would not exceed $55,000,000,

            and the Lenders agree, subject only to the lack of existence of a Default or Event of Default, to extend their respective Pro Rata Shares of each such Interest Advance to the Borrower, provided that all of the proceeds of each such Pro Rata Share shall be used by the Lender related to such Pro Rata Share for the sole purpose of satisfying (in whole or part, as the case may be) the accrued interest due and payable on such 15th day of such month and the Borrower hereby irrevocably authorizes and instructs such use. To the extent that the amount of any such Advance is insufficient to pay in full the amount of such interest due and payable on such 15th day of such month or no such Interest Advance is made, the Borrower shall pay, on such 15th day, the balance of interest due and payable on such 15th day. In connection with any such Interest Advance, the Borrower shall deliver to the Administrative Agent title insurance endorsements to the Title Insurance Policy {Blanket} in respect of all Projects in form and substance reasonably satisfactory to the Administrative Agent whereby the effective date of such Title Insurance Policy {Blanket} shall be made the date of such Interest Advance, all exclusions and/or exceptions not satisfactory to the Administrative Agent shall have been removed or appropriate endorsements in respect thereof shall have been obtained; such Title Insurance Policy {Blanket} shall be in an amount not less than the sum of the principal amount of the Loan outstanding after giving effect to such Interest Advance. All premiums in respect of such endorsement to such Title Insurance Policy {Blanket} shall have been paid in full and evidence thereof shall have been delivered to the Administrative Agent.

                  (iv) The Borrower and each Lender intend to comply at all
            times with applicable usury laws. All agreements between the Borrower and such Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of any Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to such Lender exceed the maximum amount permissible under applicable law (the "Maximum Rate"). Each Lender may, in determining the Maximum Rate in effect from time to time, take advantage of any law, rule or regulation in effect from time to time available to such Lender which exempts such Lender from any limit upon the rate of interest it may charge or grants to such Lender the right to charge a higher rate of interest than that otherwise permitted by applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to a Lender in excess of the Maximum Rate, the interest payable to such Lender shall be reduced to the Maximum Rate; and if from any circumstance such Lender shall ever receive anything of value deemed interest by applicable law in excess of the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Pro Rata Share of the Loan allocable to such Lender hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such Pro Rata Share of the Loan, such excess shall be refunded to the Borrower by such Lender. All interest paid or agreed to be paid to a Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the portion of the Loan allocable to such Lender for such full period shall not exceed the Maximum Rate for such Lender. The Borrower agrees that in determining whether or not any interest payment under the Security Documents exceeds the Maximum Rate for a Lender, any non-principal payment (except payments specifically described in the Security Documents as "interest") including without limitation, fees and late charges, shall to the maximum extent not prohibited by law, be an expense, fee or premium rather than interest in respect of such Lender. Each Lender hereby expressly disclaims any intent to contract for, charge or receive interest in an amount which exceeds the Maximum Rate for such Lender. The provisions of this Agreement, the Notes, and all other Security Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this paragraph, and this paragraph shall govern over all other provisions in any document or agreement now or hereafter existing. This paragraph shall never be superseded or waived unless there is a written document executed by each Lender and the Borrower, expressly declaring the usury limitation set forth in this paragraph to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

            (d) Interest and Other Payments Due on Holidays. If any payment due on, or with respect to, this Agreement, the Notes or any other Security Document shall fall due on a day other than a Business Day, then such payment shall be made on the 1st Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, and such interest shall accrue and be payable to (but not including, subject to clause (e) below) the actual date of payment.

            (e)   Application of Payments Received after 12:00 pm.

                  (i) Any payment to be made to the Administrative Agent and actually received by the Administrative Agent at or before 12:00 p.m. Eastern time, by federal funds wire transfer on any Business Day, shall be deemed to have been received by the Administrative Agent on such day. Any payment actually received by the Administrative Agent after 12:00 p.m. Eastern time, by federal funds wire transfer on any Business Day, shall be deemed to have been received on the next following Business Day. All payments received by the Administrative Agent on a day other than a Business Day, or in a manner other than by federal funds wire transfer, shall be deemed to have been received by such Person on the Business Day such amounts actually become available to such Person prior to 12:00 p.m.

            Eastern time in immediately available funds.

                  (ii) All payments from the Borrower to the Administrative
            Agent or any Lender shall be by means of federal funds wire transfer as set forth in Schedule 10 hereto (or as otherwise instructed in a writing from the Administrative Agent or such Lender to the Borrower and delivered to the Borrower not less than 2 Business Days prior to any date of any payment that is to be subject to such new instructions).

                  (iii) All payments from the Administrative Agent to the
            Borrower or any Lender shall be by means of federal funds wire transfer as set forth in Schedule 10 hereto (or as otherwise instructed in a writing from the Borrower or such Lender and delivered to the Administrative Agent not less than 2 Business Days prior to any date of any payment that is to be subject to such new instructions).

            (f) No Defenses. All payments by the Borrower of principal, interest, fees and other Obligations hereunder and under the other Security Documents shall be made without defense, setoff or counterclaim and free of any restriction or condition.

            (g) Payments Pro Rata. For the avoidance of doubt, aggregate principal and interest payments hereunder and under the Notes shall be apportioned such that each Lender receives its Pro Rata Share thereof.

      2.5 Collections; Sales Proceeds; Required Payments; Voluntary Prepayments of Loan.

            (a) Host Company Lease Agreements Payments. The Borrower shall direct or otherwise cause each Host Company to make all payments under its respective Host Company Lease Agreement (including, without limitation, all Monthly Rental Amounts in respect thereof) to the Administrative Agent. For the avoidance of doubt, the Borrower shall, on or before the fifteenth (15th) day of each month, cause each such Host Company to make each payment in respect of the Monthly Rental Amount that accrued in respect of the immediately preceding month to the Administrative Agent. All such payments in respect of Monthly Rental Amounts delivered to the Administrative Agent shall be in good, collected funds in legal tender of the United States of America and shall be applied as set forth in Section 2.5(d) hereof, provided that, if a Default or an Event of Default shall then exist, the entire amount of such payments shall be applied pursuant to Section 2.5(d) or Section 8.2(c) of this Agreement, whichever shall be applicable. If any payment under a Host Company Lease Agreement (other than a Monthly Rental Amount) is delivered to the Administrative Agent, then Section 2.5(e) hereof shall be applicable thereto.

            (b) Receipts from Sale Proceeds of Quartershare Interests, Commercial Units and Residential Units.

                  (i) The Borrower shall promptly consummate the purchase and sale of

                        (1)   each Quartershare Interest under each Contract,

                        (2)   each Residential Unit, and

                        (3)   each Commercial Unit

            as soon as possible after the Project applicable thereto shall have received a permanent certificate of occupancy from the town or other municipality that covers such Project, and the Declaration and Resort Map for such Project shall have been recorded in the applicable office(s) or amendments thereto shall have been so recorded (as the case may be). The Borrower shall use its best efforts, as soon as practicable after the completion of the construction and furnishing of such Project to obtain a permanent certificate of occupancy in respect thereof and in respect of the Residential Units and Commercial Units (including, if permitted by the town or other municipality that covers such Project, obtaining certificates of occupancy on a floor by floor basis) and to record the aforesaid Declarations, Resort Maps and amendments in the applicable offices.

                  (ii) With respect to each sale of a Quartershare Interest in any Project, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent all cash downpayments and all other cash payments received by the Borrower and paid by the Purchaser under each Contract on the Consummation Date of such sale. The Borrower agrees to instruct, and hereby so instructs, the Escrow Agent for such Project to deliver directly to the Administrative Agent all escrowed amounts in respect of each Contract that are held by such Escrow Agent and all additional payments received by such Escrow Agent on the Consummation Date in respect of such Contract upon receipt by such Escrow Agent of a written confirmation from either the Borrower or the Administrative Agent that such sale has been consummated. The Borrower agrees that all payments delivered by any Purchaser to the Borrower on the Consummation Date of its Contract shall be delivered by the Borrower to the applicable Escrow Agent and shall be subject to the terms and requirements of this clause
            (ii). The Borrower shall not permit any payments from the Purchaser under any Contract to be escrowed or retained after the Consummation Date in respect thereof. If the Borrower shall have provided financing to the Purchaser under any Contract in order to consummate such a sale and such Purchaser shall have executed and delivered to the Borrower a Quartershare Note and Quartershare Mortgage in respect thereof, the Borrower shall promptly sell such Quartershare Note and Quartershare Mortgage to Textron Financial Corporation under the Take-Out Facility. The Borrower shall irrevocably instruct Textron Financial Corporation under the Take-Out Facility to deliver all proceeds to the Administrative Agent which arise out of any purchases of the Quartershare Notes (including, without limitation, any payment to the Borrower by Textron Financial Corporation of cash reserves originally withheld from any purchase by Textron Financial Corporation of Quartershare Notes under and pursuant to the Take-Out Facility and subsequently paid back to the Borrower). To the extent that any of the cash downpayments, cash payments, loan proceeds and/or sale proceeds in respect of any Contract shall be paid to the Borrower, the Borrower shall hold the same in trust for the Administrative Agent and promptly deliver the same to the Administrative Agent. The escrow procedures and the escrow account being used by each Escrow Agent shall be satisfactory to the Administrative Agent. The Borrower shall cause such changes in such escrow procedures (in accordance with applicable law and the terms of any Contract and the escrow agreement in respect thereof and subject to the approval of any applicable governmental agency or agencies) as the Administrative Agent may reasonably request from time to time. Upon not less than 30 days' prior written notice from the Administrative Agent and subject to the receipt of all applicable governmental agency approvals, the Borrower shall establish a different escrowee for all Contracts to be entered into thereafter, which escrowee shall be subject to the terms and requirements set forth in this clause (ii) and shall be satisfactory in all respects to the Administrative Agent, provided that the Administrative Agent agrees not to request such a change of escrowee unless a sufficient cause, in the reasonable judgment of the Administrative Agent, shall have arisen to justify such change. All payments made hereunder to the Administrative Agent in respect of proceeds from the sale of any Quartershare Interest under a Contract shall be net of all customary and normal costs of closing not previously deducted from other proceeds in respect of such Contract.

                  On the Consummation Date of the sale of any Quartershare
            Interest in any of the Projects made in the normal and ordinary course of Borrower's business on an arm's-length basis to Persons that are not Affiliates (or, with the prior consent of the Administrative Agent, to an Affiliate), the cash downpayments, cash payments, loan proceeds and/or sale proceeds paid to Administrative Agent pursuant to this clause (ii) in respect thereof shall be applied to the Loan and the other amounts owing hereunder and under the Security Documents as provided in Section 2.5(d) hereof in an amount equal to the Release Price applicable to such sale and the remainder thereof shall be paid by the Administrative Agent to the Borrower, provided that (1) if a Default or an Event of Default shall then exist, the entire amount of such cash downpayments, cash payments, loan proceeds and/or sale proceeds shall be applied pursuant to Section 2.5(d) or Section 8.2(c) of this Agreement, whichever shall be applicable, or (2) the Borrower may apply the entire amount of such cash downpayments, cash payments, loan proceeds and/or sale proceeds to the payment or prepayment of any or all of the Obligations. Anything contained in this clause (ii) notwithstanding, if any Quartershare Interest in any of the Projects is sold in other than in the normal and ordinary course of Borrower's business, or on other than an arm's-length basis, or to Persons that are Affiliates (unless the Administrative Agent shall have consented thereto), then Section 2.5(e) hereof shall be applicable thereto. All payments to be applied to the Loan under this clause (ii) shall be in good, collected funds in legal tender of the United States of America.

                  (iii) With respect to the each sale of a Residential Unit, as a condominium unit, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent all cash downpayments and all other cash payments received by the Borrower and paid by the purchaser of such Residential Unit under the contract of purchase in respect thereof on the Consummation Date of such sale. The Borrower agrees to instruct, and hereby so instructs, any escrowee involved in connection with such sale to deliver directly to the Administrative Agent all escrowed amounts in respect of such contract of purchase held by it and any additional payments received by it on the Consummation Date of such sale upon receipt by such escrowee of a written confirmation from either the Borrower or the Administrative Agent that such sale shall have been consummated. The Borrower agrees that all payments delivered by any purchaser of a Condominium Unit to the Borrower on the Consummation Date shall be delivered by the Borrower to the Administrative Agent and shall be subject to the terms and requirements of this clause (c). The Borrower shall not permit any payments from any purchaser of a Condominium Unit to be escrowed or retained after Consummation Date. If the Borrower shall have provided financing to any purchaser of any Residential Unit in order to consummate the sale of such Residential Unit and such purchaser shall have executed and delivered to the Borrower a note and mortgage in respect thereof, the Borrower shall promptly sell or pledge, as the case may be, such note and mortgage to a lender or purchaser under, and pursuant to the terms of, an appropriate take-out facility approved by the Administrative Agent. The Borrower shall irrevocably instruct the lender or purchaser under such take-out facility to deliver all proceeds to the Administrative Agent which arise out of any purchases of such notes. To the extent that any of the cash downpayments, cash payments, loan proceeds and/or sale proceeds in respect of any sale of a Condominium Unit shall be paid to the Borrower, the Borrower shall hold the same in trust for the Administrative Agent and promptly deliver the same to the Administrative Agent. The escrow procedures and the escrow account being used by the Borrower in connection with such sales shall be satisfactory to the Administrative Agent and subject to the approval of any applicable governmental agency or agencies. The Borrower shall cause such changes in such escrow procedures (in accordance with applicable law and the terms of any contract of purchase and the escrow agreement in respect thereof) as the Administrative Agent may reasonably request from time to time. Upon not less than 30 days' prior written notice from the Administrative Agent, the Borrower shall establish a different escrowee for all such contracts of purchase to be entered into thereafter, which escrowee shall be subject to the terms and requirements set forth in this clause (c) and shall be satisfactory in all respects to the Administrative Agent. All payments made hereunder to the Administrative Agent in respect of proceeds from the sale of any Residential Unit shall be net of all customary and normal costs of closing not previously deducted from other proceeds in respect of such sale.

                  On the Consummation Date of the sale of any Residential Unit in any of the Projects made in the normal and ordinary course of Borrower's business on an arm's-length basis to Persons that are not Affiliates (or, with the prior consent of the Administrative Agent, to an Affiliate), the cash downpayments, cash payments, loan proceeds and/or sale proceeds paid to Administrative Agent pursuant to this clause (iii) in respect thereof shall be applied to the Loan and the other amounts owing hereunder and under the Security Documents as provided in Section 2.5(d) hereof in an amount equal to the Release Price applicable to such sale and the remainder thereof shall be paid by the Administrative Agent to the Borrower, provided that (y) if a Default or an Event of Default shall then exist, the entire amount of such cash downpayments, cash payments, loan proceeds and/or sale proceeds shall be applied pursuant to Section 2.5(d) or Section 8.2(c) of this Agreement, whichever shall be applicable and (z) the Borrower may apply the entire amount of such cash downpayments, cash payments, loan proceeds and/or sale proceeds to the payment or prepayment of any or all of the Obligations. Anything contained in this clause (iii) notwithstanding, if any Residential Unit in any of the Projects is sold in other than in the normal and ordinary course of Borrower's business, or on other than an arm's-length basis, or to Persons that are Affiliates (unless the Administrative Agent shall have consented thereto), then Section 2.5(e) hereof shall be applicable thereto. All payments to be applied to the Loan under this clause (iii) shall be in good, collected funds in legal tender of the United States of America.

                  (iv) With respect to the each sale of a Commercial Unit, as a condominium unit, the Borrower shall deliver, or cause to be delivered, to the

            Administrative Agent all cash downpayments and all other cash payments received by the Borrower and paid by purchaser of such Commercial Unit under the contract of purchase in respect thereof on the Consummation Date of such sale. The Borrower agrees to instruct, and hereby so instructs, any escrowee involved in connection with such sale to deliver directly to the Administrative Agent all escrowed amounts in respect of such contract of purchase held by it and any additional payments received by it on the Consummation Date of such sale upon receipt by such escrowee of a written confirmation from either the Borrower or the Administrative Agent that such sale shall have been consummated. The Borrower agrees that all payments delivered by any purchaser of such Commercial Unit to the Borrower on the Consummation Date shall be delivered by the Borrower to the Administrative Agent and shall be subject to the terms and requirements of this clause (iv). The Borrower shall not permit any payments from any purchaser of a Commercial Unit to be escrowed or retained after the Consummation Date of such sale. The Borrower shall require that the sale of any Commercial Unit be for an all cash consideration. To the extent that any of the cash downpayments and cash payments in respect of a sale of a Commercial Unit shall be paid to the Borrower, the Borrower shall hold the same in trust for the Administrative Agent and promptly deliver the same to the Administrative Agent. The escrow procedures and the escrow account being used by the Borrower in connection with such sales shall be satisfactory to the Administrative Agent. The Borrower shall cause such changes in such escrow procedures (in accordance with applicable law and the terms of any contract of purchase and the escrow agreement in respect thereof) as the Administrative Agent may reasonably request from time to time. Upon not less than 30 days' prior written notice from the Administrative Agent, the Borrower shall establish a different escrowee for all such contracts of purchase to be entered into thereafter, which escrowee shall be subject to the terms and requirements set forth in this clause (iv) and shall be satisfactory in all respects to the Administrative Agent. All payments made hereunder to the Administrative Agent in respect of proceeds from the sale of any Commercial Unit shall be net of all customary and normal costs of closing not previously deducted from other proceeds in respect of such sale.

                  On the Consummation Date of the sale of any Commercial Unit in any of the Projects made in the normal and ordinary course of Borrower's business on an arm's-length basis to Persons that are not Affiliates (or, with the prior consent of the Administrative Agent, to an Affiliate), the cash downpayments, cash payments, loan proceeds and/or sale proceeds paid to Administrative Agent pursuant to this clause (iv) in respect thereof shall be applied to the Loan and the other amounts owing hereunder and under the Security Documents as provided in Section 2.5(d) hereof in an amount equal to the Release Price applicable to such sale and the remainder thereof shall be paid by the Administrative Agent to the Borrower, provided that (y) if a Default or an Event of Default shall then exist, the entire amount of such cash downpayments, cash payments, loan proceeds and/or sale proceeds shall be applied pursuant to Section 2.5(d) or Section 8.2(c) of this Agreement, whichever shall be applicable, or (z) the Borrower may apply the entire amount of such cash downpayments, cash payments, loan proceeds and/or sale proceeds to the payment or prepayment of any or all of the

            Obligations. Anything contained in this clause (iv) notwithstanding, if any Commercial Unit in any of the Projects is sold in other than in the normal and ordinary course of Borrower's business, or on other than an arm's-length basis, or to Persons that are Affiliates (unless the Administrative Agent shall have consented thereto), then
            Section 2.5(e) hereof shall be applicable thereto. All payments to be applied to the Loan under this clause (iv) shall be in good, collected funds in legal tender of the United States of America.

            (c)   Borrowing Base Prepayments; Release Price Catch-up Payment.

                  (i) If on any date the aggregate original principal amount of all Project Advances made hereunder with respect to all of the Under-Construction Projects shall exceed the Aggregate Project Borrowing Base, determined as of such date, the Borrower shall immediately pay the amount of such excess to the Administrative Agent together with interest accrued thereon to (but not including) the date of such payment and such amounts shall be applied by the Administrative Agent when received in good, collected funds as set forth in Section 2.5(d) hereof.

                  (ii) If on any date the aggregate original principal amount of all Project Advances made hereunder with respect to any Under-Construction Project shall exceed the Project Borrowing Base for such Under-Construction Project, determined as of such date, the Borrower shall immediately pay the amount of such excess to the Administrative Agent together with interest accrued thereon to (but not including) the date of such payment and such amounts shall be applied by the Administrative Agent when received in good, collected funds as set forth in Section 2.5(d) hereof.

                  (iii) If, as of each March 31st, June 30th, September 30th and
            December 31st on and after the Closing Date (each such date is referred to as a "Quarterly Testing Date"), the outstanding principal balance of the Loan on such Quarterly Testing Date exceeds the Projected Inventory Loan Amount, determined for such Quarterly Testing Date, then the Borrower shall, promptly upon the receipt of a written notice from the Administrative Agent (as instructed by the Required Lenders), and in any case within 10 days after the receipt of such written notice, pay to the Administrative Agent the remainder of

                        (A) the aforesaid principal balance of the Loan on such
                  Quarterly Testing Date minus

                        (B) such Projected Inventory Loan Amount,

            and such payment shall be applied to the then outstanding principal balance of the Loan as provided in Section 2.5(d) hereof. With respect to any Quarterly Testing Date, the aforesaid remainder is referred to herein as the "Release Price Catch-Up Payment."

            (d) Application of Lease Payments, Sales Proceeds and Other Payments. Subject to the appropriate application of Section 8.2(c) hereof, the payments delivered to the Administrative Agent and/or Lenders under this Section 2.5 or under Sections 3.5 and 3.6 hereof in good, collected funds in legal tender of the United States of America shall be applied as follows to the Obligations:

                  first, in the case of each payment under any Host Company
            Lease Agreement delivered to the Administrative Agent pursuant to
            Section 2.5(a) above, each payment in respect of a sale of any Quartershare Interest, Residential Unit or Commercial Unit delivered to the Administrative Agent pursuant to Section 2.5(b) above, each Borrowing Base prepayment delivered to the Administrative Agent pursuant to Section 2.5(c)(i) or (ii) above and each Release Price Catch-Up Payment, towards the fees, costs and expenses required to be paid under this Agreement, including, without limitation, the Loan Costs and all other fees, costs and expenses set forth in
            Section 11.2 of this Agreement, in each case, as the same may have arisen in respect of the Loan;

                  second, in the case of each payment under any Host Company
            Lease Agreement delivered to the Administrative Agent pursuant to
            Section 2.5(a) above remaining after clause first above, each payment in respect of a sale of any Quartershare Interest, Residential Unit or Commercial Unit delivered to the Administrative Agent pursuant to Section 2.5(b) above remaining after clause first above, each Borrowing Base prepayment delivered to the Administrative Agent pursuant to Section 2.5(c)(i) or (ii) above remaining after clause first above and each Release Price Catch-Up Payment remaining after clause first above, towards the accrued and unpaid interest on the Loan at the Interest Rate or Default Rate for and in respect of each complete calendar month immediately preceding such payment (to the extent not paid by the making of an Interest Advance hereunder), and in the event that any such payment shall be insufficient to pay all of such accrued and unpaid interest, such payment shall be allocated ratably based on the accrued and unpaid interest outstanding in respect of each of the Advances and shall be applied towards the payment of such accrued and unpaid interest;

                  third, in the case of each payment under any Host Company
            Lease Agreement delivered to the Administrative Agent pursuant to
            Section 2.5(a) above remaining after clauses first and second above, each payment in respect of a sale of any Quartershare Interest, Residential Unit or Commercial Unit delivered to the Administrative Agent pursuant to Section 2.5(b) above remaining after clauses first and second above, each Borrowing Base prepayment delivered to the Administrative Agent pursuant to Section 2.5(c)(i) or (ii) above remaining after clauses first and second above and each Release Price Catch-Up Payment remaining after clauses first and second above, towards the payment of the principal amount of any Interest Advances then outstanding, and in the event that any such payment shall be insufficient to pay-off all of such Interest Advances, such payment shall be allocated ratably based on the then outstanding principal amounts of each of the Interest Advances;

                  fourth, in the case of each payment under any Host Company
            Lease Agreement delivered to the Administrative Agent pursuant to
            Section 2.5(a) above remaining after clauses first, second and third above, each payment in respect of a sale of any Quartershare Interest, Residential Unit or Commercial Unit delivered to the Administrative Agent pursuant to Section 2.5(b) above remaining after clauses first, second and third above and each Borrowing Base prepayment delivered to the Administrative Agent pursuant to Section 2.5(c)(i) above remaining after clauses first, second and third above, towards the then remaining outstanding principal amount of the Pre-Sale Advance;

                  fifth, (i) in the case of each payment under any Host Company
            Lease Agreement delivered to the Administrative Agent pursuant to
            Section 2.5(a) above and remaining unapplied after clauses first, second, third and fourth above, each payment in respect of a sale of any Quartershare Interest, Residential Unit or Commercial Unit delivered to the Administrative Agent pursuant to Section 2.5(b) above and remaining unapplied after clauses first, second, third and fourth above, each Borrowing Base prepayment delivered to the Administrative Agent pursuant to Section 2.5(c)(i) above and remaining unapplied after clauses first, second, third and fourth above, each Borrowing Base prepayment delivered to the Administrative Agent pursuant to Section 2.5(c)(ii) above and remaining unapplied after clauses first, second and third above and each payment delivered to the Administrative Agent pursuant to
            Section 3.5 and/or Section 3.6 hereof, towards the then-outstanding principal amount of the Project Advance for the Under-Construction Project in respect of which

                        (w) the aforesaid Host Company Lease Agreement relates,

                        (x) the aforesaid Quartershare Interest, Residential
                  Unit or Commercial Unit is located, provided that any payments hereunder in respect of sales of Quartershare Interests, Residential Units or Commercial Units at the Attitash Project shall be allocated ratably among the Project Advances in accordance with the remaining outstanding principal amounts thereof and applied towards the payment of such remaining outstanding principal amounts,

                        (y) the aforesaid Borrowing Base relates (except that,
                  with respect to any payment made pursuant to Section 2.5(c)(i), such payment shall be allocated ratably across all Project Advances based on the then remaining outstanding principal thereof) and

                        (z) the insurance or condemnation event that resulted in
                  the payment under Section 3.5 or Section 3.6 hereof relates, provided that any payments hereunder in respect of insurance or condemnation proceeds of the Attitash Project shall be allocated ratably among the Project Advances in accordance with the remaining outstanding principal amounts thereof and applied towards the payment of such remaining outstanding principal amounts, and the excess, if any, of any such payments shall be applied towards the remaining principal amounts of each of the other Advances having principal amounts then outstanding, and in the event that any such excess payment shall be insufficient to pay-off all of such remaining principal amounts of such Advances, such payment shall be allocated ratably among such Advances in accordance with the remaining outstanding principal amounts thereof to be applied towards the payment of such remaining outstanding principal amounts, sixth, in the case of each payment delivered to the
            Administrative Agent in connection with any Release Price Catch-Up Payment remaining after clauses first, second and third above, towards the then remaining outstanding principal amount of the Project Advances and in the event that any such payment shall be insufficient to pay-off all of such Project Advances, such payment shall be allocated ratably based on the then outstanding principal amounts of each of the Project Advances, and seventh, towards the payment of all other Obligations.

      At any time when the Obligations hereunder shall be equal to $0 during the Commitment Period, all cash payments, cash downpayments and other proceeds in respect of the sale of Quartershare Interests, Residential Units and/or Commercial Units and all other payments delivered to the Administrative Agent pursuant to this Section 2.5 or Sections 3.5 or 3.6 hereof may be retained by the Borrower or, if delivered to the Administrative Agent, shall be delivered to the Borrower by the Administrative Agent in the form so received.

            (e) No Voluntary Prepayments. Borrower shall not have the right to voluntarily prepay the Loan except in connection with the sales of Quartershare Interests, Residential Units and/or Commercial Units in any of the Projects made in the normal and ordinary course of Borrower's business on an arm's-length basis to Persons that are not Affiliates or, with the prior consent of the Administrative Agent, to an Affiliate, and except as otherwise set forth in this Section 2.5 or in Sections 3.5 or
      3.6 hereof. The Borrower acknowledges and agrees that if any of the Quartershare Interests, Residential Units and/or Commercial Units in any of the Projects are sold in other than in the normal and ordinary course of Borrower's business, or on other than an arm's-length basis, or to Persons that are Affiliates (unless the Administrative Agent shall have consented thereto), then the Borrower shall not have the right to prepay the Loan. In such event, the Borrower's obligation to make the payments set forth in Section 2.5 hereof shall be mandatory but the Administrative Agent shall have the right to retain such payments as additional Collateral hereunder on behalf of the Lenders and not apply it as set forth in Section 2.5(d) hereof.

      2.6   Participating Lender.

            (a) Participations. Each of the Lenders shall have the right, without prior notice to the Borrower or the approval of the Borrower, to designate one or more Participating Lenders and to grant to such Participating Lenders participations in such Lender's Pro Rata Share of the Loan on terms and conditions satisfactory to such Lender.

      In the event that such Lender so designates such a Participating Lender and grants such Participating Lender a participation in its Pro Rata Share of the Loan, such Participating Lender shall communicate and deal only with such Lender in respect to such Participating Lender's interest in such Loan and neither the Borrower nor the Administrative Agent shall be obligated to communicate or deal with such Participating Lender. Anything contained in this Section 2.6(a) notwithstanding, the Borrower and each Lender hereby acknowledge and agree that, solely for purposes of Section
      11.7 and Section 11.8 hereof, (i) any participation held by a Participating Lender will give rise to a direct obligation of Borrower to such Participating Lender and (ii) such Participating Lender shall be considered to be a "Lender" hereunder.

            (b) Assignments. Each Lender shall have the right, at any time, to sell, assign or transfer to any Eligible Assignee all or any part of its Commitment or its Pro Rata Share of the Loan, provided that

                  (i) no such sale, assignment or transfer shall, without the prior written consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment or transfer under the securities laws of any state, and

                  (ii) no such sale, assignment or transfer shall be effective unless and until an assignment agreement effecting such sale, assignment or transfer, in form and substance reasonably satisfactory to the Administrative Agent, shall have been accepted by the Administrative Agent, and

                  (iii) no such sale, assignment or transfer shall be effected in an amount of less than $1,000,000.

      To the extent of any such assignment in accordance with the requirements of this Section 2.6(b), the assigning Lender shall be relieved of its obligations with respect to its Commitment and its Pro Rata Share of the Loans or the portion thereof so assigned. Upon such execution, deliver and acceptance from and after the effective date specified in the aforesaid assignment agreement, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment agreement, shall have the rights and obligations of a Lender hereunder and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, relinquish its rights and be released from its obligations under this Agreement. The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Note to the Borrower for cancellation, and thereupon new Notes shall be issued by the Borrower to the assignee and to the assigning Lender, substantially in the form of Exhibit G attached hereto with appropriate insertions, to reflect the new Commitments of the assignee and the assigning Lender. Except as otherwise provided in this Section 2.6(b) and in Section 2.3(a)(i) hereof, no Lender shall, as between the Borrower and such

      Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of all or any part of its Commitment or its Pro Rata Share of the Loans.

            (c) Information. Each Lender and the Administrative Agent may furnish any information concerning the Borrower, any of the Projects, the Collateral and the Security Documents in the possession of such Person from time to time to assignees and Participating Lenders (including, without limitation, prospective assignees and participants), subject to the prior execution of a confidentiality agreement by any such assignee or Participating Lender or any such prospective assignee or prospective Participating Lender in form and substance substantially similar to the form of confidentiality agreement executed by such Lender or the Administrative Agent, provided that no such confidentiality agreement shall be required to be executed in connection with any such assignee or Participating Lender that is an affiliate of such Lender and would, pursuant to the terms of the confidentiality agreement executed by such Lender, be covered by such confidentiality agreement.

      2.7   Commitment Fee.

      The Borrower agrees to pay to each of the Lenders its Pro Rata Share of a total commitment fee of $550,000 in connection with the Loan. Borrower and Lenders acknowledge the payment to the Lenders by Borrower of an aggregate amount of $75,000 in respect of the foregoing fee. An additional $475,000 of the foregoing fee shall be due and payable to the Lenders (to be shared in accordance with their Pro Rata Shares) on the date of the making of the Pre-Sale Advance. To the extent that the Borrower shall have paid the remaining $475,000 owing hereunder to the Administrative Agent, as required by Section 5.9 hereof, and any Lender fails to extend on or after the Closing Date its Pro Rata Share of the Pre-Sale Advance with respect to which all conditions precedent have been satisfied and for which the Borrower shall have not failed to perform any undertaking or Obligation required of it hereunder, such Lender shall, upon receipt of a written demand from the Borrower, pay to the Borrower its Pro Rata Share (based upon its Commitment) of such $550,000 less any Loan Costs incurred by such Lender. The full commitment fee of $550,000 shall be deemed to have been irrevocably earned upon the Lenders' willingness to advance the Pre-Sale Advance on or prior to August 31, 1997 and the Borrower being either unwilling to accept such Advance during such time period or having failed to satisfy the requisite conditions precedent set forth in Section 5 hereof with respect to such Advance during such time period.

      2.8   Right of First Refusal.

      If, at any time during the Commitment Period or at any time thereafter when any Obligation shall be outstanding hereunder or the Take-Out Facility shall still be in effect, the Borrower or any Affiliate shall have obtained a bona fide third-party offer (the "Third-Party Offer") for the financing of any Subsequent Phase, the Borrower shall, in writing, promptly inform the Administrative Agent (such writing to the Administrative Agent is referred to herein as the "TFC First Refusal Offer") of such Third-Party Offer and the terms and conditions of such Third-Party Offer (and shall attach a copy of such Third-Party Offer to such TFC First Refusal Offer) and, in such TFC First Refusal Offer, shall offer, or shall cause its Affiliate to offer, to the Lenders a right of first refusal (based on their respective Pro Rata Shares) in respect of such financing. Such right of first refusal shall grant the Lenders the right to, within 20 Business Days after the receipt of such TFC First Refusal Offer, deliver a writing to the Borrower or such Affiliate (the "TFC Acceptance") stating that Lenders agree to extend such financing on terms which shall be the same or better than both (a) the terms of financing under such Third-Party Offer (as such terms were communicated to the Administrative Agent by the Borrower) and (b) the terms of financing that would have applied hereunder if such financing were had hereunder. Upon receipt of the TFC Acceptance by the Borrower, the Lenders and the Borrower (or such Affiliate) shall be deemed to have reached an agreement for such financing on the terms set forth in such TFC Acceptance (subject to the satisfaction of appropriate conditions in respect of due diligence, documentation and other customary and commercial conditions precedent, including, without limitation, appropriate modifications and amendments to this Agreement, the Blanket Mortgages and the other Security Documents). If any Lender shall have declined to exercise its right under such TFC First Refusal Offer, or shall have failed to timely respond to such TFC First Refusal Offer or shall have offered a counterproposal to the Borrower (or such Affiliate) in respect of such TFC First Refusal Offer, the Borrower (or such Affiliate) shall be free to close such Third-Party Offer within 180 days of the date of such TFC First Refusal Offer on terms substantially similar to the terms thereof set forth in such Third-Party Offer (as communicated to the Administrative Agent), provided that if one Lender shall have declined to exercise its right under such TFC First Refusal Offer or shall have failed to timely respond, the other Lender may elect within the aforesaid 20 day period, to assume such declining or failing Lender's Pro Rata Share of the TFC First Refusal Offer. If the Borrower (or such Affiliate) shall have failed to so close such financing within said 180 days, then a new right of first refusal for the benefit of the Lenders with respect to such financing shall immediately arise. The Borrower agrees to inform any Person making a Third-Party Offer of the Lenders' rights under this Section 2.8 in respect thereof. This Section 2.8 shall survive the final payment of all of the Obligations and the resulting termination of this Agreement.

      With respect to any Third-Party Offer that is paired with a take-out facility with respect to the quartershare notes expected to be generated from the sale of quartershare interests in such Subsequent Phase, the Lenders shall only have a right to issue a TFC Acceptance if the Lenders pair such TFC Acceptance with an offer of a take-out facility with respect to the quartershare notes expected to be generated from the sale of quartershare interests in such Subsequent Phase that is on terms that are the same or better than both (i) the terms of the take-out facility associated with such Third-Party Offer and (ii) the terms under the Take-Out Facility if then maintained by Textron Financial Corporation.

3.    COLLATERAL

      3.1   Security.

      For the purpose of securing the prompt and complete payment and performance by the Borrower of all of the Obligations, the Borrower does unconditionally and irrevocably hereby grant to the Administrative Agent on behalf of the Lenders a security interest in, and a Lien upon, the following Property of the Borrower, whether now owned or hereafter acquired (such Property being herein referred to as the "Collateral"):

            (a) (i) all of the Borrower's right, title and interest in, to and under all Contracts (now or hereafter existing) together with all downpayments, deposits, accounts, accounts receivable, contract rights, general intangibles, chattel paper and other receivables arising under or in connection with such Contracts or otherwise securing the obligations thereunder of the Purchasers in respect thereof, together with all payments and other proceeds thereunder (including, without limitation, all Quartershare Notes and all Quartershare Mortgages) and (ii) all of the Borrower's right, title and interest in, to and under any purchase contract for the acquisition of any Residential Unit or Commercial Unit, as a condominium unit, (now or hereafter existing) together with all downpayments, deposits, accounts, accounts receivable, contract rights, general intangibles, chattel paper and other receivables arising under or in connection with such purchase contracts or otherwise securing the obligations thereunder of the purchasers in respect thereof, together with all payments and other proceeds thereunder (including, without limitation, all notes and mortgages arising from the financing of the sales of such Residential Units and/or Commercial Units);

            (b) all of the Borrower's right, title and interest in, to and under (including, without limitation, all revenues, proceeds, rents and other benefits derived from) any franchises, permits, trade names, trademarks (and goodwill associated therewith), approvals, leasehold interests (whether as lessor or lessee or sublessor or sublessee), management contracts, marketing contracts, maintenance contracts, utility contracts, security contracts, other servicing contracts, licensing contracts, Project Documents or other similar contracts and all guaranties of any of the foregoing, including, without limitation, the contracts set forth on
      Schedule 11 to this Agreement (individually, a "Property-Related Contract" and, collectively, the "Property-Related Contracts"), relating, in each case, to any of the Projects, the Quartershare Interests, the Residential Units, the Commercial Units and/or the Common Elements;

            (c) all other accounts, contract rights, general intangibles, documents, instruments, chattel paper and proceeds of the Borrower related to the Property described in clause (a) or clause (b) above, or otherwise connected with, or related to, the operation and/or construction, management and use of any of the Projects, including, without limitation, any of the Borrower's right, title and interest in and to the Approved Escrow Accounts or any other trust account maintained by any Escrow Agent (or any successor escrow agent) for or on behalf of the Borrower;

            (d)   all Books and Records;

            (e) all fixtures, inventory, fittings, machinery, appliances, equipment, apparatus, furnishings, and personal Property of every nature found on or used in connection with any of the Projects and any of the Common Elements;

            (f) all of the Borrower's right, title and interest of whatever character (whether as owner, vendor, mortgagee, chattel lessee, Declarant, Quartershare Interest owner, Residential Unit owner, Commercial Unit owner or otherwise, whether vested or contingent and whether now owned or hereafter acquired) in and to (i) any and all of the Projects, including, without limitation, all Quartershare Interests (now existing or hereafter created) relating thereto (whether sold or unsold), (ii) the Declarations (including, without limitation, its development rights under applicable law), (iii) all building materials, supplies and other Property now or hereafter stored at or delivered to any of the Projects or any other location for installation in or on any of the Projects, (iv) any and all plans, specifications, drawings, books, records, marketing materials and similar items now or hereafter relating to any of the Projects the operation and use thereof, any rights of the Borrower thereto or any interest therein (including, without limitation, the Plans for each of the Projects), (v) the Construction Contract for each of the Under-Construction Projects and the architect and engineering contracts entered into or to be entered into by the Borrower in connection with the construction and development of each of the Under-Construction Projects and (vi) any payment, performance or other surety bonds obtained by any contractor or subcontractor in connection with the development and construction of each of the Under-Construction Projects;

            (g) all of the Borrower's right, title and interest of whatever character (whether as owner, chattel lessee, Declarant, Quartershare Interest owner, Residential Unit owner, Commercial Unit owner or otherwise, whether vested or contingent and whether now owned or hereafter acquired) in and to any and all judgments, settlements, claims, awards, insurance proceeds and other proceeds and compensation, and any interest thereon (collectively, "Compensation"), now or hereafter made or payable in connection with (i) any casualty or other damage to all or any part of any of the Projects, (ii) any condemnation proceedings affecting all or any part of any of the Projects or any rights thereto or any interest therein, (iii) any damage to or taking of all or any part of any of the Projects, or any rights thereto or any interest therein arising from or otherwise relating to any exercise of the power of eminent domain (including, without limitation, any and all Compensation for change of grade of streets or any other injury to or decrease in the value of any of the Projects), or any conveyance in lieu of or under threat of any such taking, (iv) any and all proceeds of any sale, assignment or other disposition of all or any part of any of the Projects or any rights thereto or any interest therein, (v) any and all proceeds of any other conversion (whether voluntary or involuntary) of all or any part of any of the Projects or any rights thereto or any interest therein or to cash or any liquidated claim, and (vi) any and all refunds and rebates of or with respect to any Insurance Premium, any Imposition or any other charge for utilities relating to all or any part of any of the Projects (including, without limitation, any and all refunds and rebates of or with respect to any deposit or prepayment relating to any such Insurance Premium, Imposition or charge), and any and all interest thereon, whether now or hereafter payable or accruing; and

            (h) all other "Mortgaged Property," under and as defined in any of the Blanket Mortgages,

whether such Collateral shall be presently in existence or whether it shall be acquired or created by the Borrower at any time hereafter, wherever located, together with the products and proceeds thereof, and any replacements, additions and/or accessions thereto and substitutions thereof and after-acquired Property.

      The Borrower shall use its best efforts to the extent legally available to cause each Association for each Project to grant to the Administrative Agent a Lien and security interest in any all of its respective right, title and interest in, to and under (including, without limitation, all revenues, proceeds, rents and other benefits derived from) any management contracts, marketing contracts, maintenance contracts, utility contracts, security contracts, other servicing contracts, licensing contracts, Project Documents or other similar contracts and all guaranties of any of the foregoing that may affect such Project.

      3.2   Undertakings Regarding Collateral.

            (a) Maintenance of Perfection. Neither the Administrative Agent nor the Lenders shall be required to take any steps to perfect or maintain the perfection of its security interest in the Collateral and no loss of, or damage to, the Collateral shall release the Borrower from any of the Obligations.

            (b) Collections on all Contracts. The Administrative Agent shall have a security interest in, and may collect payments under, all of the Contracts of the Borrower and all of the contracts of purchase in respect of the Residential Units and/or Commercial Units.

            (c) No Assumption of Obligations. The execution and delivery of this Agreement, and the granting of the Liens in and to the Collateral, shall not subject the Administrative Agent or the Lenders to, or transfer or pass to the Administrative Agent or any Lender or in any way affect or modify, the liability of the Borrower under any or all of the Contracts, any of the contracts of purchase in respect of the Residential Units and/or Commercial Units, the Property-Related Contracts or in connection with any of the Projects, the Declarations, the Articles of Incorporation or By-Laws for the Associations or the other Project Documents, it being understood and agreed that notwithstanding this Agreement, and the granting of the Liens in and to the Collateral, all of the obligations of the Borrower (whether as owner, chattel lessee, vendor, mortgagee, Declarant, Residential Unit owner, Quartershare Interest owner, Commercial Unit owner or otherwise) to each and every other party under each and every one of the Contracts, the contracts of purchase in respect of the Residential Units and/or Commercial Units and the Property-Related Contracts and/or in connection with any of the Projects, the Declarations, the Articles of Incorporation or By-Laws for the Associations and the other Project Documents shall be and remain enforceable by such other party, its successors and assigns, only against the Borrower or Persons other than the Administrative Agent or the Lenders, and the neither the Administrative Agent nor the Lenders have assumed any of the obligations or duties of the Borrower under or with respect to any of the Contracts, such contracts of purchase or the Property-Related Contracts or otherwise in connection with any of the Projects, the Declarations, the Articles of Incorporation or By-Laws for the Associations or the other Project Documents.

            (d) No Obligation to Take Action. The Borrower hereby agrees and acknowledges that neither the acceptance of this Agreement or any other Security Document by the Administrative Agent or the Lenders nor the exercise of, or failure to exercise, any right, power or remedy in this Agreement or in any other Security Document conferred upon the any none or more of the Administrative Agent or the Lenders shall be deemed or construed to obligate the Administrative Agent or any of the Lenders to pay any sum of money, take any other action or incur any liability in connection with, or collect or realize upon, any of the Contracts or any other Collateral. It is further agreed and understood by the Borrower that the neither the Administrative Agent nor the Lenders shall be liable in any way for any cost, expense or liability connected with, or any charge or liability arising from, any of the Contracts, any of the contracts of purchase in respect of the Residential Units and/or Commercial Units, any of the Property-Related Contracts or any other Collateral.

            (e) Indemnification. The Borrower hereby agrees to indemnify each of the Administrative Agent and the Lenders, and hold each of such Persons harmless, from any and all liability, loss or damage which such Person may or might incur by reason of any and all claims and demands whatsoever which may be asserted against such Person arising out of, as a result of, or otherwise connected with, the Liens hereby granted to the Administrative Agent for their benefit of the Lenders by the Borrower under or in respect of any of the Contracts or any other Collateral by reason of (i) the failure by the Borrower to perform any obligations or undertakings required to be performed by the Borrower under or in connection with any of such Contracts, the Property-Related Contracts or any other Collateral, (ii) any failure by the Borrower, in connection with any of such Contracts, the Property-Related Contracts or any other Collateral, to comply with any applicable federal, state or local consumer credit, sale rescission, blue-sky, securities or usury statute, including, without limitation, any such statute of any state in which a Purchaser may reside, the Consumer Credit Protection Act, as amended, the Federal Trade Commission Act, as amended, the Interstate Land Sales Full Disclosure Act, and all rules and regulations promulgated under the foregoing statutes, acts and codes, and (iii) failure by the Borrower to comply with any applicable federal, state or local statutes, ordinances or declarations and the restrictions, rules and regulations promulgated thereunder or contained therein pertaining to the construction, use or operation of any of the Projects (including, without limitation, the statutes, ordinances, declarations, restrictions, rules and regulations of the towns or other municipalities covering the areas in which the Project are situated, and the declarations, restrictions and requirements of the CCR's and Declarations affecting the Projects) or to otherwise discharge its duties and obligations under applicable law, under the Declarations or the Articles of Incorporation or By-Laws of the Associations, unless such claims or demands were directly a result of such Person's intentional misconduct or gross negligence.

      3.3   Financing Statements.

      The Borrower agrees, at its own expense, to execute the financing statements required by the Administrative Agent together with any and all other instruments or documents and take such other action, including delivery of such instruments and documents, as may be necessary to perfect, and to continue the perfection of, the Administrative Agent's security interest and Liens in the Collateral and, unless prohibited by law, the Borrower hereby authorizes the Administrative Agent to execute and file any such financing statement on the Borrower's behalf. The parties agree that a legible carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

      The Borrower agrees, at its own expense, to use its best efforts to cause each Association to execute the financing statements required by the Administrative Agent together with any and all other instruments or documents and take such other action, including delivery of such instruments and documents, as may be necessary to perfect, and to continue the perfection of, the Lender's security interest and Liens in the collateral granted hereunder by such Association.

      3.4   Location of Collateral; Books and Records.

      All tangible Collateral (other than Collateral delivered to the Administrative Agent or located in any Approved Escrow Account) which is personal Property is to remain, at all times, on the premises of the Borrower at Sunday River Road, in Bethel, Maine, or at the Projects and the Borrower represents and warrants to the Administrative Agent and the Lenders that all of the currently existing tangible Collateral is now located there, and the Borrower will not transfer the Collateral from such premises to other locations without the prior written approval of the Administrative Agent. The Borrower shall, upon receipt of a written request therefor from the Administrative Agent after the occurrence of an Event of Default, deliver to the Administrative Agent then current copies of all computer tapes, disks, software and micro-fiche records constituting, in whole or in part, the Books and Records.

      3.5   Insurance of Collateral.

            (a)   Maintenance of Insurance.

                  (i) The Borrower agrees to maintain or cause to be maintained
            (including, without limitation, causing each General Contractor to maintain), or, as provided under the Declarations, cause each of the Associations to maintain (as to their respective Projects and the personal Property located thereon), insurance (with financially sound and reputable insurers) with respect to

                        (1) each Project,

                        (2) the personal Property located at the Projects
                  (including, without limitation, the furniture, fixtures and furnishings thereof),

                        (3) all other equipment and other personal Property of
                  every nature whatsoever now or hereafter located in or on, or attached to, and used or intended to be used in connection with any of the Projects, and

                        (4) the Books and Records and the other valuable papers
                  of the Borrower,

            against casualties, contingencies, hazards and such other risks (including, without limitation, (A) fire, hurricane, tornado, wind damage, and such other risks insured against by a standard all-risk property and fire insurance policy and endorsement for extended coverage, (B) flood insurance, if applicable, and (C) builder's risk insurance in completed value form) and in such amounts as shall be reasonably satisfactory to the Administrative Agent (such insurance to be maintained during the construction and development of each Under-Construction Project and to cover materials in as well as adjacent to the structures so insured; such insurance (other than such builder's risk insurance) shall also be maintained after such development and construction as well); provided, however, that such casualty insurance shall (aa) in no case be in an amount less than an amount sufficient to rebuild each Project or the portions thereof which shall have suffered the loss and replace any of the personal Property located therein, (bb) be sufficient to avoid any co-insurance requirements in respect of the Borrower and/or the Associations, and (cc) be sufficient to provide funds to fully compensate owners of Quartershare Interests, Residential Units and Commercial Units for any inability to utilize any such condominium units or the Common Elements during any period following a loss thereto. With respect to such insurance, the Borrower shall deliver or cause to be delivered, or cause the Associations to deliver (to the extent permitted by applicable law and the Declarations), certificates of insurance to the Administrative Agent, with satisfactory lender's loss payable endorsements naming the Administrative Agent on behalf of the Lenders as loss payee to the extent of its interest and as such interest may appear on the Closing Date. Each policy of such insurance or endorsement with respect thereto shall contain a clause requiring the insurer to give not less than 30 days' prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of the Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If the Borrower shall fail to provide for such insurance, or have the same provided for, the Administrative Agent may, at the Borrower's expense, procure the same, but shall not be required to do so.

                  (ii) The Borrower shall maintain or cause to be maintained insurance with financially sound and reputable insurers with respect to its Property and business (including, without limitation, the Collateral) covering any public liability of the Borrower, its officers, agents or employees (including, without limitation, damage by Borrower or its officers, agents or employees to the Property of other Persons, any bodily injury caused by Borrower or its officers, agents or employees to any other Person, or any negligent act or other similar liability of Borrower or its officers, agents or employees) and in such amounts as are satisfactory to the Administrative Agent; the Administrative Agent and the Lenders shall be named as an additional insureds thereon. The Borrower shall, as provided in the Declarations, cause the Associations to maintain insurance with financially sound and reputable insurers with respect to the Projects covering any public liability of the Associations or their officers, agents or employees to the Property of other Persons, any bodily injury caused by the Associations or their officers, agents or employees to any other Person, or any negligent act or other similar liability of the Association or its officers, agents or employees) and in such amounts as are provided for in the Declarations.

                  (iii) The Borrower shall, prior to renewal, submit, or cause the Associations to submit, to the Administrative Agent insurance certificates showing the type and amounts of insurance coverage maintained in respect of the Projects. The Borrower shall, to the extent permitted by applicable law and the Declarations, cause all casualty policies of insurance provided under the Declarations to have mortgagee endorsements in respect of the Administrative Agent's interests in and to the Quartershare Interests, Residential Units, and/or Commercial Units that are the subject of the Blanket Mortgages or any Quartershare Mortgage in which the Lender may have a security interest and Lien hereunder.

                  (iv) The Borrower shall pay, or cause the Associations to pay, all premiums on the aforesaid insurance policies and all other fees and charges payable in connection with such insurance policies (such premiums, fees and charges being collectively referred to herein as "Insurance Premiums") not later than the due date thereof. If the Borrower shall fail to pay, or cause the Associations to pay, any such Insurance Premiums, the Administrative Agent may (but shall not be obligated to), at Borrower's expense and upon the written instructions of the Required Lenders, pay the same. Any such payment shall be subject to Section 3.11 and Section 3.12 hereof.

                  (v) If the Mortgaged Property (under and as defined in any of the Blanket Mortgages) or any portion is sold at a foreclosure sale or if any Lender shall acquire title to said Mortgaged Property or any such portion, such Lender shall have all of the right, title and interest of the Borrower in and to all insurance policies required under this Section 3.5(a) and the unearned premiums thereon, related to such Mortgaged Property or such portion, and in and to the proceeds resulting from any damage to said Mortgaged Property or such portion prior to such sale or acquisition.

                  (vi) Borrower agrees to cause any contractor hired by it to effect any of the construction and development of any Under-Construction Project to carry adequate insurance in respect of bodily injury or other personal liability or property damage in respect of its employees or other third persons in connection with such construction and development. Borrower shall use its best efforts to cause certificates of such insurance to be filed with the Administrative Agent.

                  (vii) Anything contained in this Section 3.5(a) to the
            contrary notwithstanding, any of the undertakings of the Borrower in this Section 3.5(a) in respect of insuring the Projects or in respect of causing the Associations to perform any undertaking under this Section 3.5(a) shall be subject to the requirements of the condominium acts or other common interest ownership acts as adopted and in effect from time to time in the States in which the Project are situated, and the rules and regulations as adopted from time to time thereunder and the Declarations.

            (b)   Condominium Insurance Proceeds.

                  (i) Any proceeds of insurance in respect of the Projects
            received by the Associations or any manager retained by it and then further paid by the Associations or such manager to the Borrower (whether as Declarant or otherwise), as provided for in the Declarations, shall be promptly paid and/or turned over by the Borrower to the Administrative Agent as proceeds of the Collateral and applied to the prepayment of the Loan as provided in Section 2.5(d) hereof.

                  (ii) Without limiting the immediately preceding paragraph, any proceeds of insurance in respect of the Projects received by the Borrower at a time during which the insurance provisions of the relevant Declaration shall not be in effect as

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            to the affected Project shall be treated as provided in Section
            3.5(c) of this Agreement.

            (c) Miscellaneous Application of Insurance Proceeds. In connection with, and pursuant to, Section 3.5(b)(ii) hereof, the Lenders and the Borrower agree to the following:

                  (i) Following the occurrence of any Default or Event of
            Default (provided that if such Default or Event of Default is cured by the Borrower, then clause (ii) below and not this clause (i) shall thereafter apply), the Administrative Agent at the instruction of the Required Lenders is hereby authorized and empowered to adjust or compromise any loss under any insurance policies maintained pursuant to this Section 3.5, and to collect and receive the proceeds from any such policies. In such event, each insurance company is hereby authorized and directed to make payment for all such losses directly to the Administrative Agent, instead of to the Borrower (and/or the applicable Association) and the Administrative Agent jointly. In the event any insurance company fails to disburse directly and solely to the Administrative Agent but disburses instead either solely to the Borrower or to the Borrower (and/or any Association) and the Administrative Agent jointly, the Borrower agrees immediately to endorse and transfer, or cause to be endorsed and transferred, such proceeds to the Administrative Agent. Upon the failure of the Borrower to endorse and transfer such proceeds as aforesaid (or cause the same to be done), the Administrative Agent at the instruction of the Required Lenders may execute such endorsements or transfers for and in the name of the Borrower (whether as Declarant or otherwise) and the Borrower hereby unconditionally and irrevocably appoints the Administrative Agent as the Borrower's agent and attorney-in-fact, coupled with an interest, to endorse and transfer such proceeds to the Administrative Agent on behalf of the Lenders. After deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including attorneys' fees, the Administrative Agent may apply the net proceeds or any part thereof, as instructed by the Required Lenders, (i) to payment of the Obligations, whether or not due, as provided in Section 2.5(d) hereof, (ii) to the repair and/or restoration of the applicable Project or (iii) for any other purposes or objects for which the Administrative Agent or the Lenders are entitled to advance funds under this Agreement or any of the other Security Documents; all without affecting the Liens and security interests of this Agreement and the other Security Documents. Neither the Administrative Agent nor the Lenders shall be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

                  (ii) Prior to the occurrence of any Default or Event of
            Default and if the Borrower gives the Administrative Agent notice of any casualty as provided in clause (d) below, the Borrower shall have the right to adjust and compromise losses under insurance policies and to collect and receive insurance proceeds and shall apply such insurance proceeds with respect to such losses solely and exclusively to the repair and restoration of the affected Project or, if consented to

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

            by the Administrative Agent at the instruction of the Required Lenders, to the payment of the Obligations as the Borrower deems appropriate in its reasonable discretion. With respect to any such casualty loss, the Borrower shall have the right to use any insurance proceeds received on account of such loss to the repair and restoration of the affected Project, provided that prior written notice is given with respect thereto to the Administrative Agent and the scope and plans for the repair or restoration have been approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed if the repair or restoration will result in a new "resort" which is substantially comparable to the pre-existing "resort" at such Project in terms of overall usable square footage and types of functions served by such pre-existing "resort", the new "resort" is constructed with the same or better quality of materials and workmanship as such pre-existing "resort," and is constructed in accordance with the applicable requirements of then existing zoning, design and building codes and other applicable laws, the applicable CCR's and market considerations. All such repair and restoration shall be diligently prosecuted to completion by the Borrower and shall be completed on or prior to the Maturity Date or, if earlier, the maturity date of the Project Advances related to such Project if such Project is an Under-Construction Project.

            (d) Borrower Undertakings. In the event of any material casualty or loss in respect of any of the Projects (including, without limitation, any of the Collateral), (i) the Borrower shall immediately notify the Administrative Agent of the same and (ii) the Administrative Agent may, in addition to its rights as mortgagee under the Blanket Mortgages, elect (at the instruction of the Required Lenders) to exercise the voting rights of the Borrower as a mortgagee or a holder of a security interest in respect of any Quartershare Mortgage pledged to the Administrative Agent hereunder or as the owner of any Quartershare Interest, Residential Unit or Commercial Unit, as such voting rights are provided for under the applicable Declaration, regarding all matters of repair and restoration. In the event of any casualty or loss in respect of any Project (including, without limitation, any of the Collateral), the Borrower shall pay all assessments as required by the applicable Declaration and/or the applicable Articles of Incorporation or By-Laws for repair and restoration due to inadequacy of insurance.

      3.6   Condemnation.

            (a)   Condominium/Timeshare Condemnation Compensation.

                  (i) Any compensation, awards, damages, claims, rights of
            action, proceeds, payment and other relief (collectively, "Condemnation Compensation") of, or on account of, any damage or taking of all or any part of the Projects in connection with any condemnation proceedings or any exercise of the power of eminent domain (or any conveyance in lieu of or under threat of any such taking), including, without limitation, any such Condemnation Compensation for change of grade of streets or any other injury to or decrease in the value of all or any part of the Projects, payable to any Association or any manager retained by it and paid further by such Association or such manager to the Borrower (whether as Declarant or otherwise), as provided for in the applicable Declaration, shall be

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

            promptly paid and/or turned over to the Administrative Agent as proceeds of the Collateral or otherwise and, subject to clause (ii) below if such clause shall then be applicable, applied to the prepayment of the Loan, as provided in Section 2.5(d) hereof.

                  (ii) Any Condemnation Compensation in respect of any of the
            Projects received by the Borrower at a time during which the condemnation provisions of the relevant Declaration shall not be in effect with respect to the affected Project shall be treated as provided in Section 3.6(b) below.

            (b) Miscellaneous Application of Condemnation Compensation. In connection with, and pursuant to, Section 3.6(a)(ii) hereof, the Lenders and the Borrower agree to the following:

                  (i) if all or any portion of any Project shall be damaged or taken through condemnation (which term when used in this Agreement shall include any damage or taking by any governmental authority and any transfer by private sale in lieu thereof), so as to, either

                        (A) temporarily or permanently, materially adversely
                  affect the type or scope of resort operations existing prior to the condemnation or taking of, or the net operating income of, such Project (both being determined by Administrative Agent in its sole and absolute discretion), or

                        (B) result in Condemnation Compensation in excess of
                  $500,000,

            then the all of the Project Advances (together with accrued and unpaid interest thereon and such Project advances' ratable share of all Interest Advances then outstanding and the Pre-Sale Advance then outstanding) relating to such Project shall, at the option of the Required Lenders, become immediately due and payable.

                  (ii) The Administrative Agent shall be entitled to receive all
            Condemnation Compensation payable with respect to any condemnation or taking. The application of such Condemnation Compensation shall be as set forth below in clause (iii) below. The Administrative Agent is hereby authorized, at the instruction of the Required Lenders, to commence, appear in and prosecute, in its own or in Borrower's name, any action or proceeding relating to any condemnation or taking, and to settle or compromise any claim in connection therewith. All Condemnation Compensation and the rights thereto are hereby assigned by Borrower to Administrative Agent on behalf of the Lenders.

                  (iii) After deducting from any Condemnation Compensation all of its expenses incurred in the collection and administration thereof, including attorney's fees, the Administrative Agent shall, if no Default or Event of Default shall then exist, or may, at the instruction of the Required Lenders, if a Default or Event of

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

            Default shall then exist, make the net Condemnation Compensation available to Borrower to repair and/or restore the affected Project, provided that

                        (1) Borrower requests that such proceeds be made
                  available for repairing or restoring such Project in a written notice delivered to Administrative Agent within 30 days after the occurrence of the condemnation or taking,

                        (2) Administrative Agent and the Lenders approve
                  Borrower's plans for repair and/or replacement of such Project, which approval shall not be unreasonably withheld or delayed,

                        (3) any such repairs must restore such Project to at
                  least as good condition as prior to the condemnation or taking,

                        (4) any replacement shall be of the same or equal value
                  to the Property replaced, and

                        (5) Administrative Agent must determine that the repairs
                  or replacement can be substantially completed prior to the Maturity Date or, if earlier, the maturity date of the Project Advances related to such Project.

            If Borrower fails to comply with any of the requirements set forth in the immediately preceding sentence or if a Default or Event of Default exists and the Administrative Agent shall have decided not to make such net Condemnation Compensation available to Borrower, the Administrative Agent may, at the instruction of the Required Lenders, apply such net Condemnation Compensation or any part thereof, (A) to the payment of the aforesaid Obligations, whether or not due, as provided in Section 2.5(d) hereof, or (B) for any other purposes or objects for which the Administrative Agent is entitled to advance funds under this Agreement, all without affecting the security interests or Liens of this Agreement or any of the other Security Documents. All net Condemnation Compensation to be disbursed by the Administrative Agent pursuant to this clause (iii) shall be disbursed in a manner acceptable to the Administrative Agent as the repair and/or replacement work proceeds. Neither the Administrative Agent nor the Lenders shall be held responsible for any failure to collect any condemnation regardless of the reason for such failure. Borrower agrees to execute such further assignment of any compensation, awards, damages, claims, rights of action and proceeds as the Administrative Agent may require. All repair and/or replacement work shall be diligently prosecuted to completion by the Borrower and shall be completed prior to the Maturity Date or, if earlier, the maturity date of the Project Advances related to such Project.

            (c) Borrower Undertakings. In the event of any condemnation or taking in respect of any Project (including, without limitation, any of the Collateral), (i) the Borrower shall immediately notify the Administrative Agent of the same, (ii) the Administrative Agent may, in addition to its rights under the Blanket Mortgages, elect to exercise the voting

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

      rights of the Borrower as mortgagee or the holder of a security interest in respect of any Quartershare Mortgage pledged to it hereunder relating to such Project or as the owner of any Quartershare Interest, Residential Unit and/or Commercial Unit relating to such Project, as such voting rights are provided for under the applicable Declaration, regarding all matters of repair and restoration, and (iii) the Borrower shall pay all assessments as required by the applicable Declaration and/or Articles of Incorporation or By-Laws for repair and restoration due to inadequacy of the Condemnation Compensation.

      3.7   Taxes Affecting Collateral.

      The Borrower shall pay or, as provided in the Declarations, cause the Associations to pay, on or before the last day when they may be paid without interest or penalty, all taxes, assessments, rates, dues, charges, fees, levies, excises, duties, fines, impositions, liabilities, obligations and encumbrances (including, without limitation, water and sewer rents and charges, charges for setting or repairing meters and charges for other utilities or services), general or special, ordinary or extraordinary, foreseen or unforeseen, of every kind whatsoever, now or hereafter imposed, levied or assessed by any public or quasi-public authority or instrumentality upon or against any of the Collateral or the use, occupancy or possession of any Project, or upon or against this Agreement, the Notes or the other Security Documents, the Obligations or the interest of the Administrative Agent or the Lenders in the Contracts, any of the contracts of purchase in respect of the Residential Units and/or Commercial Units or the Blanket Mortgages or any other item of Collateral (provided that this Section 3.7 shall not be construed to require the Borrower to pay any income tax imposed upon the general income of the Administrative Agent or the Lenders), as well as all assessments and other governmental or quasi-governmental charges imposed, levied or assessed in respect of any Collateral, and any and all interest, costs and penalties on or with respect to any of the foregoing (collectively, the "Impositions"). Upon request by the Administrative Agent, the Borrower shall deliver, or cause the Associations to deliver, to the Administrative Agent receipts or other satisfactory proof of payment of any Impositions.

      The Borrower shall not claim, demand or be entitled to receive any reduction of, or credit toward, any Imposition on account of the Obligations. No deduction shall be claimed from the taxable value of any Collateral or any Project by reason of the Obligations, any of the Security Documents or the interest of the Lender in the Collateral.

      If existing laws or procedures governing the taxation of mortgages, security documents or debts secured by deeds of trusts, mortgages or other security documents shall be changed in any manner after the date hereof so as to materially adversely impair the security of the Blanket Mortgages or the security interest herein granted or granted in any of the other Security Documents or to reduce the net income to any of the Lenders in respect of its Pro Rata Share of the Obligations (excluding from any such determination of net income any reduction in such net income attributable to a change in taxes imposed on, or measured by, the net income of such Lender), then, upon request by such Lender, the Borrower shall pay to such Lender or to the taxing authority (if so directed by such Lender), all taxes, charges and related costs for which the Lender may be liable as a result thereof.

      The Borrower shall pay, or cause to be paid, when due, any and all recording (deed of trust, mortgage or personal property), intangible property and documentary stamp taxes, all

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

similar taxes, and all filing, registration and recording fees, which are now or hereafter may become payable in connection with the Obligations, the Blanket Mortgages, this Agreement, any of the other Security Documents, the Quartershare Mortgages or any of the other Collateral. The Borrower shall pay when due any and all excise, transfer and conveyance taxes which are now or hereafter may become payable in connection with the Obligations, the Blanket Mortgages, any Quartershare Mortgage, this Agreement or any of the other Security Documents, or in connection with any foreclosure of the Blanket Mortgages, any Quartershare Mortgage or any other foreclosure of any Collateral under this Agreement or under any of the other Security Documents, or any other transfer of any item of Collateral in extinguishment of all or any part of the Obligations or any other enforcement of the rights of the Lender with respect thereto.

      3.8   Discharge of Liens Affecting Collateral.

      If any mechanic's, laborer's, materialman's, statutory or other Lien shall be filed or otherwise imposed upon or against any item of the Collateral or any of the Projects, then the Borrower shall, within 30 days after being given notice of the filing of such Lien or otherwise becoming aware of the imposition of such Lien, cause such Lien to be vacated or discharged of record by payment, deposit, bond, final order of a court of competent jurisdiction or otherwise.

      The Borrower shall have the right, at its sole expense, to contest the validity of any such Lien or of the claim evidenced or secured thereby, by appropriate proceedings commenced prior to the expiration of the aforesaid 30-day period and thereafter diligently and continuously conducted in good faith to final determination, in which event the Borrower shall not be required to cause any such Lien to be vacated or discharged of record in accordance with the immediately preceding paragraph if, and only so long as:

            (a) no final judicial determination in respect of any foreclosure or other enforcement proceeding in respect of such Lien or the claim evidenced or secured thereby shall have been rendered and no nonjudicial foreclosure proceeding or sale in respect of such Lien or such claim shall have been commenced;

            (b) no claim for liability of any kind shall have been asserted against the Administrative Agent or any Lender in connection with such Lien or the claim evidenced or secured thereby; and

            (c) if such Lien shall secure a claim of more than $50,000, the Borrower shall have established an escrow with the Administrative Agent, or shall have delivered to the Administrative Agent a satisfactory bond issued by a surety acceptable to the Administrative Agent or a satisfactory letter of credit for the benefit of the Administrative Agent issued by a bank acceptable to the Administrative Agent, in each case in an amount estimated by the Administrative Agent to be adequate to cover
      (i) the unpaid amount of such claim, (ii) all interest, penalties and similar charges which reasonably can be expected to accrue by reason of such contest or by reason of such nonpayment, and (iii) all costs, fees and expenses (including, without limitation, attorneys' fees and disbursements) which reasonably can be expected to be incurred in connection therewith by the Administrative Agent, which escrow, bond or letter of credit shall be maintained in effect throughout such contest and the amount of which shall be increased from time to

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

      time if reasonably required by the Lender to cover the foregoing amounts in subclause (i), subclause (ii) and subclause (iii).

      The Borrower shall inform the Administrative Agent, in advance and in writing, of its intention to contest any Lien securing a claim, or such claim itself, under this Section 3.8 if such claim shall exceed $50,000.

      Upon termination of any such contest (whether by final determination or otherwise), or at any time during the course of any such contest that the conditions relieving the Borrower of its obligation to cause such Lien to be vacated or discharged shall no longer be satisfied or shall be discovered not to have been satisfied, the Borrower shall cause such Lien to be vacated or discharged of record. At the Administrative Agent's option (at the instruction of the Required Lenders), the escrow established or bond or letter of credit, as the case may be, delivered pursuant to this Section 3.8 may be, in the case of the escrow, liquidated, or, in the case of the bond or the letter of credit, drawn upon, at such time and the proceeds thereof may be applied to payment of all or any part of the claim evidenced or secured by such Lien and the interest, penalties, charges, costs, fees and expenses (including, without limitation, attorneys' fees and disbursements) referred to in subclause (ii) and subclause
(iii) of the immediately preceding paragraph. Promptly after such Lien has been vacated or discharged of record, the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that such Lien has been vacated or discharged of record. Thereafter, the amount then remaining in the escrow established pursuant to this Section 3.8 or such bond or letter of credit, as the case may be, shall be returned to the Borrower free and clear of the Lien of this Agreement or any other Security Document so long as no Event of Default shall have occurred and be continuing or, if an Event of Default shall have occurred and be continuing, shall be retained by the Administrative Agent as part of the Collateral.

      If any Lien shall not be vacated or discharged as required by this Section, then, in addition to any other right or remedy of the Lender, the Administrative Agent may, but shall not be obligated to, discharge such Lien in such manner as the Administrative Agent may select, and the Administrative Agent shall be entitled, if instructed by the Required Lenders, to compel the prosecution of an action for the foreclosure of such Lien by the lienor and to pay the amount of any judgment in favor of such lienor with interest, costs and allowances. Upon request by the Administrative Agent, the Borrower shall pay to the Administrative Agent, or to any other Person designated by the Administrative Agent, the amount of all payments made by the Administrative Agent as provided above and all costs, expenses and liabilities (including, without limitation, attorneys' fees and disbursements) incurred by the Administrative Agent in connection therewith, together with interest thereon at the Default Rate from the date paid or incurred by the Administrative Agent until the date so paid to, or as directed by, the Administrative Agent. To the extent permitted by law, the Administrative Agent shall thereupon be subrogated to the rights of such lienor and any such payments made by the Administrative Agent pursuant to this Section 3.8 shall be secured by the Collateral.

      3.9   Use of the Projects; Voting Rights of Borrower.

            (a) Use of the Projects Generally. The Borrower shall not, as Declarant, Quartershare Interest owner, Residential Unit owner or Commercial Unit owner, without the prior written consent of the Administrative Agent,

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

                  (i) request or otherwise initiate or consent to any zoning classification or reclassification of any of the Projects or the adoption, issuance, imposition or amendment of any other law, ordinance, rule, regulation, order, judgment, injunction or decree relating to the use, occupancy, operation, development, disposition or design of any of the Projects which would limit the use of the Quartershare Interests, Residential Units or Commercial Units in a manner that materially reduces their Fair Market Value,

                  (ii) request or otherwise initiate or consent to the
            annexation of any part of any of the Projects by or into any municipality or other governmental or quasi-governmental unit,

                  (iii) execute, file or record any subdivision plat affecting any of the Projects (other than as contemplated in the Plans or other than pursuant to a request of a purchaser of a Commercial Unit to subdivide the Commercial Unit being so purchased or other than in respect of an amendment to a Declaration for the purpose of submitting any Project to such Declaration) or request or otherwise initiate, consent to or acquiesce in any subdivision of any Project (other than as contemplated and provided for in the Declarations or the Plans),

                  (iv) enter into, consent to or otherwise cause, permit or
            suffer any Project to become subject to any covenant, agreement or other arrangement restricting or limiting the use, occupancy, operation, development or disposition thereof (other than any covenant of this Agreement or the other Security Documents, the Declarations, and the CCR's),

                  (v) materially and substantially modify, alter, remove or
            improve any of the Common Elements without the prior written consent of the Administrative Agent (except for the creation of additional common elements and limited common elements resulting from the construction and development of the Residential Units, Commercial Units and the Projects in accordance with the Plans),

                  (vi) maintain the Quartershare Interests, Residential Units or
            Commercial Units owned by it for lease or as a rental project (except as expressly permitted in the Declarations),

                  (vii) add or withdraw real Property from any of the Projects or create additional club interests, club units or commercial units beyond those existing or planned for in accordance with, and pursuant to, the Declarations and the Plans, or

                  (viii) permit the Quartershare Interests or Residential Units to be used for other than for nonpermanent residential purposes.

            (b) Use by Public. The Borrower shall not cause, permit or suffer any Project to be used by the public without restriction (except as required by applicable law or as otherwise provided with respect to the Commercial Units, the Declarations and the CCR's)

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

      or in any manner that might tend to impair the Borrower's right, title and interest in and to the Projects or in any manner that might make possible any claim of adverse usage or adverse possession by the public or any claim of implied dedication of all or any part of the Projects.

            (c) Voting Rights. The Borrower hereby appoints and constitutes the Administrative Agent as its attorney-in-fact (with full power of substitution) to exercise all of its voting rights pertaining to any Quartershare Interest, Residential Unit and/or Commercial Unit owned by the Borrower or in which the Borrower has an interest giving rise to the right to vote (whether as Declarant, as a holder of any Quartershare Mortgage or otherwise). This power of attorney is coupled with an interest and shall be irrevocable for so long as any Obligations are owing by the Borrower to the any Lender. This power of attorney may be used from time to time in the sole discretion of the Administrative Agent if there shall exist an Event of Default, or a material casualty or a material condemnation or taking (as contemplated in Section 3.6(b)(i) hereof) shall have occurred with respect to the Projects or any part thereof. The Borrower agrees to execute, from time to time, such other documents as the Administrative Agent may request (including, without limitation, the form of proxy substantially in the form of Exhibit H to this Agreement; which proxy shall, at the request of the Administrative Agent, be periodically renewed) and file the same with the Secretary of the applicable Association in accordance with such Association's By-Laws.

            If any voting rights pertaining to any Quartershare Interest, Residential Unit and/or Commercial Unit owned by the Borrower or in which the Borrower has an interest giving rise to the right to vote (whether as Declarant, as a holder of a Quartershare Mortgage or otherwise) shall be exercisable pursuant to a written ballot distributed by the applicable Association in accordance with the terms of the By-Laws of said Association, the Borrower agrees to exercise its right to vote in respect of such written ballot in accordance with the rights of the Administrative Agent under the first paragraph of this Section 3.9(c) as if the proxy referred to therein were directly applicable to such written ballot (any provision in said By-Laws to the contrary notwithstanding) and to promptly give the Administrative Agent written notice of any such written ballot if the Administrative Agent shall then be entitled to exercise the voting rights in respect thereof.

            If any voting rights pertaining to any Quartershare Interest, Residential Unit and/or Commercial Unit owned by the Borrower or in which the Borrower has an interest giving rise to the right to vote (whether as Declarant, as a holder of a Quartershare Mortgage or otherwise) shall be exercisable pursuant to the attendance by the Borrower at a meeting of the members of the applicable Association in accordance with the terms of the By-Laws of such Association, the Borrower agrees to exercise its right to vote in respect of such attendance in accordance with the rights of the Administrative Agent under the first paragraph of this Section 3.9(c) as if the proxy referred to therein were directly applicable to such meeting (any provision in said By-Laws to the contrary notwithstanding) and to promptly give the Administrative Agent written notice of its intention to attend any such meeting if the Administrative Agent shall then be entitled to exercise the voting rights in respect thereof.

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

            Except with the prior written consent of the Administrative Agent, the Borrower shall not propose or vote for or consent to any modification of, or amendment to, any Declaration or any Association's Articles of Incorporation or By-Laws which could have (in the reasonable sole opinion of the Administrative Agent or the Required Lenders) a material adverse effect on the Collateral or the operation or prospects of any Project. In each case under any Declaration and/or any Association's Articles of Incorporation or ByLaws in which the consent or the vote of a holder of a mortgage in respect of the Quartershare Interests, Residential Units and/or Commercial Units (including any such case in which the Borrower would be considered to be a holder of a mortgage by virtue of any Quartershare Mortgage) is provided for or is required, or in which the Borrower's consent is required (as Declarant or as an owner of a Quartershare Interest, Residential Unit or Commercial Unit or as a vendor or mortgagee) for any proposed action, the Borrower shall not vote or give such consent without obtaining the prior written consent of the Administrative Agent if such action (in the reasonable sole opinion of the Administrative Agent) could have an material adverse effect on the Collateral or the operation or prospects of any Project.

      3.10  Other Quartershare Covenants.

            (a) Access. With respect to the consummation of each sale of a Quartershare Interest in respect of any Project to a Purchaser under a Contract, the Borrower shall cause the owner of such Quartershare Interest to have access to a publicly dedicated road within such Project and shall cause all private roadways and parking lots or areas in each Project to be Common Elements in respect of such Quartershare Interest, as the case may be, under the applicable Declaration.

            (b) Utilities. With respect to the consummation of each sale of a Quartershare Interest in respect of any Project to a Purchaser under a Contract, the Borrower shall cause electric, sewer, and water service and other necessary utilities to be available to such Project and the Residential Units for such Project in sufficient capacity to service the same and shall pay, or cause to be paid, all tap fees or other connection charges in respect thereof).

            (c) Use of Amenities. With respect to the consummation of each sale of a Quartershare Interest in respect of any Project to a Purchaser under a Contract, the Borrower shall cause the owner of such Quartershare Interest to have access to, and the use of, all of the amenities and public utilities relating to such Project and such Quartershare Interest (consistent with the contractual provisions and rules and regulations existing with respect to such amenities and public utilities).

            (d) Timeshare Regimen. With respect to the consummation of each sale of a Quartershare Interest in respect of any Project to a Purchaser under a Contract, the Borrower shall do all things necessary in order to preserve the condominium and quartershare regimens in respect of such Quartershare Interest.

            (e) Local Legal Compliance. The Borrower shall comply, and shall cause each Project and the Quartershare Interests and the Residential Units and Commercial Units relating to such Project to comply, with all applicable restrictive covenants, zoning,

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      design and land use ordinances and building codes, all applicable health and environmental laws and regulations and all other applicable laws, rules and regulations and all approvals, consents and licenses (including, without limitation, the CCR's); and the Borrower shall use its best efforts to obtain all certificates of occupancy in respect of the use and operation of each Project and the Residential Units and the Commercial Units relating thereto as promptly as possible after the completion of the construction of such Project, and the Borrower shall keep such certificates in full force and effect.

            (f) Registration Compliance. The Borrower shall maintain, or cause to be maintained, all necessary consents, franchises, approvals, and exemption certificates in connection with, and the Borrower will make, or cause to be made, all registrations or declarations with any government or any agency or department thereof required in connection with, the occupancy, use and operation of each Project and the marketing and sale of the Quartershare Interests, the Residential Units and/or the Commercial Units relating thereto.

            (g) Records. The Borrower shall maintain accurate and complete files relating to the Contracts, the Quartershare Notes and the other Collateral to the reasonable satisfaction of the Administrative Agent, and such files will contain copies of each Contract, Quartershare Note, Quartershare Mortgage, all relevant credit memoranda, and all collection information and correspondence in respect thereof.

            (h) Forms of Project Documents. Instruments in substantially the form of the Contract, the form of statement of rescission rights required by the law of the State in which the Project is located or the law of any of the Applicable States, and the form of other instruments and documents related thereto, in each case in form and substance acceptable to the Administrative Agent, shall be used by the Borrower for all purchase and sale transactions of Quartershare Interests consummated during the Commitment Period. The Borrower shall not materially modify, amend or otherwise alter any of the terms of such forms without the Administrative Agent's prior written consent, except as may be required by any regulatory agency or applicable law. Notwithstanding the Administrative Agent and/or Lenders' review and determination of acceptability, if any, of such forms, the Borrower shall remain solely liable for all aspects of such forms and their use; any determination of acceptability, if any, by the Administrative Agent or any Lender relating to such forms shall only be for the Administrative Agent's and each Lender's benefit and no other Person shall be entitled to rely thereon in any manner.

            Instruments in substantially the form of the Quartershare Note, the form of the Quartershare Mortgage, the form of the special warranty deed, the form of the Truth-in-Lending Statement and the form of the other instruments and documents related thereto, that, in each case, are in form and substance reasonably acceptable to the Administrative Agent and the Lenders, shall be used by the Borrower for all sales of Quartershare Interests which may be closed after the Closing Date and for so long as any Obligation remains outstanding. The Borrower shall not materially modify, amend or otherwise alter such forms or any of the terms of such forms without the Administrative Agent's prior written consent, except as may be required by any regulatory agency or applicable law. Notwithstanding the Administrative Agent's or any Lender's review and determination of acceptability, if any, of such forms, the Borrower shall remain solely liable for all aspects

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      of such forms and their use; any determination of acceptability, if any, by the Administrative Agent or any Lender relating to such forms shall only be for the Administrative Agent's and the Lenders' benefit and no other Person shall be entitled to rely thereon in any manner.

            (i) Payments on Validated Contracts and Other Purchase Agreements. The Borrower, except as specifically consented to in writing by the Administrative Agent, shall not grant any extensions of time for the payment of, compromise for less than the full face value of, release in whole or in any part any Person liable for the payment of, allow any credit whatsoever except for the amount of cash to be paid upon, or otherwise modify or amend, any Validated Contract or any purchase contract in respect of any Residential Unit or Commercial Unit.

            (j) Property-Related Contracts. Except as required by applicable law, the Borrower shall not materially modify or amend, or (subject to the rights and obligations of the Associations under the Declarations or the Articles of Incorporation or By-Laws of the Associations) permit to be materially modified or amended, any material Property-Related Contract without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, or enter into, or (subject to the rights and obligations of the Associations under the Declaration or Articles of Incorporation or By-Laws of the Associations) permit to be entered into, any new material Property-Related Contract without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld. The Borrower shall perform all of its obligations in a timely fashion under each Property-Related Contract.

            (k) Undertaking. The Borrower shall perform each and every covenant, agreement, and undertaking applicable to the Borrower (whether as Declarant, owner of a Quartershare Interest, Residential Unit or Commercial Unit or otherwise) under the Declarations and the Articles of Incorporation and By-Laws of the Associations.

            (l) Notices. The Borrower shall promptly deliver to the Administrative Agent copies of each written notice or request, financial statement, budget or other information received by the Borrower under or with respect to the Declarations and/or the Articles of Incorporation or By-Laws of the Associations, whether in its capacity as Declarant, owner of a Quartershare Interest, Residential Unit or Commercial Unit, holder of a mortgage, deed of trust or other security interest or otherwise.

            (m) Quartershare Interests. Except as the Lender may have otherwise agreed to in writing, the Borrower shall subject each of the Residential Units to the "quartershare interest" regime contemplated under each of the Declarations. It is the intention of the Borrower to hold for sale not less than 2,048 Quartershare Interests in respect of 512 Residential Units in the Projects. Each Residential Unit shall have a full kitchen or kitchenettes, a dining area and a video cassette player. Each Project shall have a grand ballroom (other than the Jordan Bowl Project), a conference room, a restaurant, a three-level atrium lobby, retail space, a health club with an outdoor pool and other recreational amenities. The Borrower shall use its best efforts to cause each of the following Projects to be accepted by Resorts Condominium International, Inc. into its timeshare exchange program and to maintain itself and such projects in good standing as participants in such

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      timeshare exchange program: Attitash Project, Jordan Bowl Project,
      Killington Project and Mt. Snow Project.

      3.11  Protection of Collateral; Assessments; Reimbursement.

      All Insurance Premiums and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all Impositions on any of the Collateral or in respect of the sale or other disposal thereof shall be borne and paid by the Borrower or the Borrower shall cause the Associations or any manager retained by it to pay the same, as provided for in the Declarations and/or the Articles of Incorporation or By-Laws of the Associations. The Borrower shall promptly pay, as the same become due and payable, its share of all Insurance Premiums, expenses, Impositions and/or assessments as required by the Declarations and/or the Articles of Incorporation or By-Laws of the Associations. If the Borrower shall fail to pay, or cause to be paid, any such Insurance Premiums, expenses, Impositions and/or assessments, the Administrative Agent may, at the Borrower's expense, pay the same.

      If, by reason of any suit or proceeding of any kind, nature or description against the Borrower, or by the Borrower or any other party against any other Person, or by reason of any other facts or circumstances, which in the Administrative Agent's or any Lender's sole discretion makes it advisable for such Person to seek counsel for the protection and preservation of the Collateral, or to defend its own interest, such expenses and counsel fees shall be allowed to such Person and borne and paid by the Borrower.

      3.12  Interest on Lender Paid Expenses.

      All sums paid or incurred by the Administrative Agent or any Lender under this Section 3, and any and all other sums for which the Borrower may become liable hereunder, and all costs and expenses (including payments to other Lien holders and attorneys' fees, legal expenses and court costs) which the Administrative Agent or any Lender may incur in enforcing or protecting its Liens on, or rights and interest in, the Collateral or any of its rights or remedies under this Agreement or any other Security Document or in respect of any of the transactions contemplated herein or therein shall (a) be considered as additional indebtedness owing by the Borrower to the Administrative Agent or such Lender hereunder and, as such, shall be secured by all of the Collateral and (b) accrue interest at the Default Rate from the date paid or incurred until paid in full by the Borrower.

      3.13 Lender Responsibility. Neither the Administrative Agent nor any Lender shall be (a) obligated or responsible for, the payment of any of the amounts or sums referred to in this Section 3, or (b) liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto.

      3.14 Verification of Contracts. Upon prior notification to the Borrower, the Administrative Agent may contact any Purchaser in order to verify the Contract to which such Purchaser is a party and the Borrower shall render such assistance to the Administrative Agent in connection therewith as the Administrative Agent may reasonably request.

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      3.15 Release of Lien on Quartershare Interests, Residential Units and
Commercial Units.

            (a) Release for Quartershare Interests, Residential Units and Commercial Units. The Administrative Agent agrees to execute and deliver to the Borrower or its escrowee the documents referred to below pursuant to which the security interest and Lien in and to any Quartershare Interest, Residential Unit or Commercial Unit in any Project created by this Agreement, the Blanket Mortgages or any other Security Document will be released if, but only if, all of the following conditions shall have been fully satisfied:

                  (i) such Quartershare Interest, Residential Unit or Commercial
            Unit in such Project is being sold in the ordinary course of Borrower's business,

                  (ii) the full Release Price in respect of such Quartershare
            Interest, Residential Unit or Commercial Unit in such Project shall have been paid to the Administrative Agent or its agent in good, collected funds;

                  (iii) a request, substantially in the form of Exhibit I
            attached hereto, shall have been completed and executed by the Borrower and submitted to the Administrative Agent not less than 2 Business Days in advance of the date on which the Borrower desires to obtain such release; and

                  (iv) a partial release of mortgage substantially in the form of Exhibit J attached hereto, and a partial release of security interest, substantially in the form of Exhibit K attached hereto, in each case, in respect of such Project, shall have been completed by the Borrower and submitted to the Administrative Agent with the aforesaid request.

      The Borrower shall bear the responsibility of recording any and all documents executed by the Administrative Agent under this Section. The Borrower shall pay all escrow costs and recording and transfer costs in respect of such documents. The Borrower shall establish an escrow in respect of any release under this Section. The Administrative Agent shall deposit the documents to be executed by it pursuant to clause (iv) above in such escrow if, but only if,

                  (1) the documentation establishing such escrow is in form and substance satisfactory to the Administrative Agent and such documentation shall have been submitted to the Administrative Agent together with the written request referred to in clause (ii) above,

                  (2) the escrowee under such escrow documentation is
            satisfactory to the Administrative Agent,

                  (3) such escrow documentation provides that simultaneously with the release from such escrow of the documents referred to in clause (iv) above, the Release Price in respect of such Quartershare Interest, Residential Unit or Commercial Unit for such Project to be so released shall have been wired via

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            Federal Reserve Bank wire (in immediately available funds) to the
            Administrative Agent and a confirmation of such wire shall have been obtained,

                  (4) such escrow documentation provides that such escrow will be consummated within 5 Business Days of the Administrative Agent's depositing of such release documents therein or such release documents shall be returned to the Administrative Agent by the escrowee of such escrow, and

                  (5) at the time of the depositing of such documentation into such escrow, all of the conditions in clauses (ii) through (iv) above shall have been fully satisfied.

            (b) Full Release of Collateral and Blanket Mortgages. Upon the full, final and indefeasible payment of all Obligations and the termination of the Commitment Period, the Administrative Agent shall release its security interests and Liens in and to the Collateral, shall execute in favor of the Borrower any UCC release or termination statement in respect thereof, shall release the Blanket Mortgages, Assignment of Rents and any other recorded Security Document and shall reassign and deliver to the Borrower all Contracts and the other Collateral then in the physical possession of the Administrative Agent or its agent (without recourse and without representations or warranties of any kind). The Borrower shall bear all out-of-pocket expenses (including, without limitation, legal fees and disbursements of the Administrative Agent) in connection with such release, reassignment and delivery. All such release and/or termination documentation shall be reasonably satisfactory to the Administrative Agent, the Lenders and their counsel.

      3.16  Nondisturbance Agreements.

      Anything contained herein to the contrary notwithstanding, the Administrative Agent and the Lenders hereby agree to do, or cause to be done, each of the following:

            (a) the Administrative Agent shall subordinate its Liens and security interests in and to each Under-Construction Project to the Lien and terms of the Declaration, the Resort Map, and the Common Elements for such Under-Construction Project and to the rights of any owner of a Quartershare Interest, Residential Unit or Commercial Unit in such Under-Construction Project and the Association under such Declaration if

                  (i) such Declaration and Resort Map are in form and substance satisfactory to the Administrative Agent and the Required Lenders;

                  (ii) no Default or Event of Default shall then exist;

                  (iii) such Declaration and Resort Map shall have been recorded in the applicable recording offices;

                  (iv) the instrument of subordination shall be substantially in the form thereof set forth in Exhibit L hereto;

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                  (v) a title insurance endorsement to the Title Insurance
            Policy {Blanket} in form and substance satisfactory to the Administrative Agent and the Required Lenders shall have been delivered to the Administrative Agent whereby the effective date of the Title Insurance Policy {Blanket} for such Under-Construction Project shall be extended through the date of such instrument of subordination, which contains no exclusions and/or exceptions unsatisfactory to the Administrative Agent or the Required Lenders (including the removal of any exceptions or exclusions in respect of mechanic's, materialmen's or laborer's liens or any exceptions in respect of the failure to deliver a current survey, provided that any exclusions or exceptions previously approved by the Lenders shall be deemed satisfactory to the Administrative Agent and the Required Lenders and any Lien which (in the sole opinion of Required Lenders) shall not have a material adverse effect upon the Borrower, any of the Projects or the Collateral shall be deemed to be satisfactory) and in respect of which all premiums shall have been paid;

                  (vi) the Blanket Mortgage in respect of such
            Under-Construction Project constitutes a first priority Lien in and to all unsold Quartershare Interests, Residential Units and Commercial Units in such Under-Construction Project and all payments under the Host Company Lease Agreement in respect of such Under-Construction Project shall continue to be assigned to the Administrative Agent under such Blanket Mortgage and under the Assignment of Rents in respect of such Under-Construction Project and all payments in respect thereof shall continue to be made directly to the Administrative Agent;

                  (vii) the Administrative Agent shall have received a
            satisfactory legal opinion from counsel to the Borrower as to the effectiveness of such Declaration to establish the "quartershare interest" regime in respect of such Under-Construction Project, the continued validity and enforceability of this Agreement, such Blanket Mortgage and the other Security Documents and such other matters as the Administrative Agent or the Required Lenders may reasonably request; and

                  (viii) the Borrower shall have paid for all of the costs and expenses incurred by the Administrative Agent and the Lenders in connection with the preparation and recordation of such instrument of subordination (including, without limitation, attorney's fees and expenses); and

            (b) if the Administrative Agent or any Lender shall acquire all or any Common Elements in any Project or any of the rights of any Association in any Project in respect of any management contract, marketing contract, maintenance contract, utility contract, security contract, other servicing contract, licensing contract, Project Document or other similar contract pursuant to the rights and remedies provided for herein, in the Blanket Mortgages or in any other Security Document, the Administrative Agent or such Lender shall take such Common Elements or such rights subject to the rights of owners of the Quartershare Interests, the owners of the Residential Units and the owners of the Commercial Units in and to such Project and subject to the rights of the Association for such Project and shall not interfere with the rights of such owners or such Association, as provided for in the Declaration and the other Project Documents.

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      3.17  Filing of Declarations; Incorporation of Associations.

      Notwithstanding anything to the contrary contained herein, the Borrower shall cause the Declaration and the Resort Map of each Under-Construction Project to be recorded in the applicable recording offices with respect thereto not later than October 31, 1998. Upon the recording of each such Declaration,

            (a) the Borrower shall undertake to assist the Administrative Agent in (i) recording an assignment of the Borrower's rights (but not obligations) as developer and declarant under each such Declaration, which assignment shall be substantially in the form of Exhibit M hereof, and
      (ii) filing the proxy referenced in Section 3.9(c) above with the Secretary of the applicable Association, and

            (b) the Borrower shall deliver to the Administrative Agent duly recorded copies of each such Declaration.

      Notwithstanding anything to the contrary contained herein, the Borrower shall cause each Association to be duly incorporated under the laws of the State in which the applicable Under-Construction Project is located not later than October 31, 1998. Upon the effecting of each such incorporation, the Borrower shall have delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, (1) a certificate of the Secretary of such State certifying the due corporate existence of each such Association, (2) copies of recorded Articles of Incorporation and all amendments thereto of each such Association certified to be true and correct by the Secretary of such State, and
(3) copies of the By-Laws of each such Association certified to be true and correct by a senior officer of the Borrower. Said Articles of Incorporation and By-Laws shall be reasonably satisfactory to the Required Lenders in both form and substance.

      3.18  Take-Out Facility.

      The Borrower shall irrevocably direct Textron Financial Corporation under the Take-Out Facility to pay all amounts owing to the Borrower directly to the Administrative Agent on behalf of the Lenders in respect of any moneys to be paid to the Borrower by Textron Financial Corporation, including, without limitation, any moneys that are a return of a reserve in respect of, or that are a payment of the deferred purchase price of, a Quartershare Note purchased under such Take-Out Facility.

4.    REPRESENTATIONS AND WARRANTIES AND COVENANTS

      As an inducement to the Lenders to make the Loan, the Borrower warrants and represents, as of the date hereof, and covenants to the Lenders as follows:

      4.1   Subsidiaries and Capital Structure.

      The Borrower owns no Voting Equities in any Person. The Parent owns 100% of the Voting Equity of Borrower and of each Host Company. Schedule 12 to this Agreement states the name of each Affiliate of the Borrower and the nature of the affiliation.

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      4.2   Corporate Matters.

      The Borrower

            (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine;

            (b) has all requisite company power and authority and necessary licenses and permits to own, construct and operate each Project and to carry on its business as now conducted and contemplated to be conducted in the future; and

            (c) has duly qualified and is authorized to do business as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary or desirable.

      4.3   Business and Property.

      Schedule 13 to this Agreement correctly describes the general nature of the businesses and Properties (including all owned real Property, leases and leasehold interests) of the Borrower. The Borrower has not changed its name or acquired all or substantially all of the assets of any Person. The Projects are the Borrower's sole operating assets. The construction and development of each Project and the proposed operation of each Project has not caused, and there have not been, any public demonstrations in respect of, injunctions obtained against, legislation or ordinances passed or introduced to regulate or restrict, or any governmental administrative action directed at preserving any species or any natural resources that may be adversely affected by, such construction, development or proposed operation.

      4.4   Financial Statements.

      The financial statements of the Borrower set forth on Schedule 14 hereto have been delivered to each Lender and, except as set forth on said Schedule 14, present fairly the financial position of the Borrower as at the date set forth on said Schedule and the results of its operations for the period set forth on said Schedule. The Borrower intends to engage in no other business other than the ownership and operation of each Project and the sale of Quartershare Interests, Residential Units and Commercial Units in respect thereof.

      The financial statements of each of the Host Companies set forth on
Schedule 14 hereto have been delivered to each Lender and, except as set forth on said Schedule 14, present fairly the financial position of such Host Company as at the date set forth on said Schedule and the results of its operations for the period set forth on said Schedule.

      4.5   Full Disclosure.

      Neither this Agreement nor any written statement made by the Borrower or any Affiliate in connection with this transaction contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which the Borrower or any Affiliate has not disclosed to the Lenders in writing which materially affects adversely or, so far as the Borrower can now foresee, will materially affect

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

adversely the Property, business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its Obligations under this Agreement, the Notes or the other Security Documents.

      4.6   Pending Litigation.

      Except as set forth in Schedule 15 to this Agreement, there are no proceedings pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower, any Affiliate or any Project in any court or before any governmental authority or arbitration board or tribunal (a) which either involve the possibility of materially and adversely affecting the Property, business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its obligations under this Agreement, the Notes or the other Security Documents or (b) in respect of which more than $50,000 is sought in damages. Neither the Borrower nor any Affiliate nor any Project is in default with respect to any order of any court, governmental authority, quasi-governmental authority or arbitration board or tribunal.

      4.7   Title to Properties; Environmental Status.

      The Borrower has good and marketable title in fee simple (or its equivalent under applicable law) to all the real Property which it purports to own free from Liens except as set forth on Schedule 7 to this Agreement, and has good title to, and is the sole owner of, all personal Property which it purports to own (including, without limitation, the personal Property constituting the Collateral), which personal Property is free from all Liens except as set forth on Schedule 7 to this Agreement. Except as set forth on Schedule 16 hereto and except for the Host Company Lease Agreements, the Projects are not subject to any leases.

      The Projects are not under investigation with respect to, and are not in violation of, any Environmental Protection Law. No proceedings have been commenced against, nor notice received by, the Borrower or any Affiliate concerning any alleged violation of any Environmental Protection Law. The Projects are not, and have not been, the subject of any threatened, proposed or actual cleanup or other protective or remedial action relating to any Hazardous Substances, whether pursuant to any Environmental Protection Law or otherwise. There are no Hazardous Substances in, on, or under any of the Projects, except as set forth on Schedule 17 to this Agreement.

      4.8   Trademarks; Licenses and Permits.

      The Borrower owns or possesses all of the trademarks, service marks, trade names, copyrights, franchises and licenses, and rights with respect thereto necessary for the conduct of its business as now conducted and as proposed to be conducted, without any known conflict with the rights of others.

      4.9   Transaction Is Legal and Authorized.

      The execution and delivery of this Agreement, the Notes and the other Security Documents by the Borrower and the grant of the Liens to the Lender with respect to the Collateral by the Borrower and compliance by the Borrower with all of the provisions of this Agreement, the Notes and the other Security Documents are:

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            (a) within the corporate powers of the Borrower; and

            (b) valid and legal acts and will not conflict with, or result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (except Liens contemplated under this Agreement or any other Security Document) upon any Property of the Borrower under the provisions of, any agreement, articles or organization, or other instrument to which the Borrower is a party or by which its Property may be bound.

      4.10  No Defaults.

      No Default or Event of Default exists, and there is no violation in any material respect of any term of any agreement, charter instrument, bylaw or other instrument to which the Borrower is a party or by which it may be bound.

      4.11  Governmental Consent.

      Neither the nature of the Borrower nor its business or Properties, nor any relationship between the Borrower and any other Person, or any circumstance in connection with the execution or delivery of this Agreement, the Notes or the other Security Documents, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Borrower, as a condition of the execution, delivery or performance of this Agreement, the Notes or any other Security Document.

      4.12  Taxes.

      The Borrower is not in default with respect to the payment of any taxes levied or assessed against it or any of its assets and has not failed to file any tax return required to be filed by it.

      4.13  Use of Proceeds.

      The proceeds from the Pre-Sale Advance will be used

            (a) first, to pay the Loan Costs incurred in connection with the closing of this Agreement,

            (b) second, to pay for the Pre-Construction Costs and to pay off the Existing Attitash Loan, all as more particularly set forth on Schedule 18 hereto.

The proceeds of Project Advances will be used

            (i) first, to pay any Loan Costs then due at the time of the making of such Subsequent Project Advances and

            (ii) second, to pay for or otherwise provide for the payment of Construction Costs, FF&E Costs and Sales, Marketing & Other Costs.

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The proceeds of the Interest Advances will be used to pay interest accrued on the Loan and due and payable upon the date of the making of such Interest Advances; cash will not be disbursed by the Lenders in connection with any Interest Advance.

None of the transactions contemplated in this Agreement will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not intend to carry or purchase any "margin security" within the meaning of said Regulation G. None of the proceeds will be used to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "margin security" within the meaning of said Regulation.

      4.14  Compliance with Law.

      The Borrower

            (a) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject; and

            (b) except as set forth in Schedule 19 hereto, has not failed to obtain any licenses, permits, franchises or other governmental authorizations, or make or cause to be made any registrations or declarations with any government or agency or department thereof or quasi-governmental entity or under the CCR's, necessary to the ownership of its Property or to the conduct of its business (including, without limitation, a small loan license under New Hampshire Revised Statutes Annotated Chapter 399-A, as amended);

which violation or failure to obtain or register would materially adversely affect the business, prospects, profits, Property or condition (financial or otherwise) of the Borrower.

      4.15  Restrictions of Borrower.

      The Borrower is not a party to any contract or agreement which restricts its right or ability to incur indebtedness, or prohibits the execution of, or compliance with, this Agreement or any of the other Security Documents by the Borrower. The Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property constituting the Collateral, whether now owned or hereafter acquired, to be subject to a Lien other than the Liens provided for herein, in the other Security Documents and in the Declaration.

      Without limiting the scope of the immediately preceding paragraph, the Borrower qualifies as a "Real Estate Subsidiary" under, and as defined in, the Parent Indenture. The Board of Directors of the Parent has designated the Borrower as such "Real Estate Subsidiary." The Loan constitutes "Non-Recourse Real Estate Debt" under, and as defined in, the Parent Indenture.

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      4.16  Brokers' Fees.

      Except as set forth on Schedule 20 hereto, there are no brokers or finders which are entitled to receive compensation for their services rendered to the Borrower with respect to the transactions described in this Agreement and with which the Borrower has had dealings.

      4.17  Deferred Compensation Plans.

      Except as set forth on Schedule 21 hereto, the Borrower does not have a pension, profit sharing or other compensatory or similar plan providing for a program of deferred compensation for any employee or officer which is subject to any requirement of the Employee Retirement Income Security Act of 1974, as amended.

      4.18  Labor Relations.

      Borrower is not a party to any collective bargaining agreement, there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

      4.19  Validity of Contracts.

      Each of the Contracts is a bona fide, genuine and true contract for the purchase of a Quartershare Interest from the Borrower by the Purchaser in respect thereof and is valid and binding against such Purchaser (subject to the terms and conditions thereof and any right of rescission granted under applicable law or referred to in that certain letter from the Borrower to the Administrative Agent dated the Closing Date).

      4.20  Validity of Liens Granted to Lender.

      Except with respect to the Permitted Exceptions and as provided for in
Section 3.16 and Section 3.17 hereof, all Liens granted to the Lender in respect of the Collateral are, and shall continue to be, prior in right and superior to all other Liens granted to, or held by, any other Person.

      4.21  Quartershare Regimen Reports.

      Subject to Section 3.17 hereof, the Borrower has furnished to the Administrative Agent true and correct copies of all Project Documents and all filings and/or recordations in order to establish the condominium and the quartershare ownership regimens in respect of each Project have been done and all applicable laws and statutes in connection therewith have been complied with.

      4.22  Sale of Quartershare Interests.

      The sale and offering of sale of Quartershare Interests and Residential Units (i) do not and will not constitute the sale, or the offering of sale, of Securities subject to the registration requirements of the Securities Act of 1933, as amended, or the blue-sky securities laws of any

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of the Applicable States, (ii) are done and will only be done in the State in which the Project is situated (and no solicitation and no advertising in respect of the sale of Quartershare Interests or Residential Units that would, in either case, be in violation of applicable law is done or will be done in any States other than the Applicable States), (iii) except as set forth in that certain letter from the Borrower to the Administrative Agent dated the Closing Date, do not violate and will not violate any applicable federal, state or local consumer credit or sale rescission statute, including, without limitation, any such statute of any State in which a Purchaser may reside, and (iv) do not violate and will not violate any other applicable federal, state or local law, statute or regulation (including, without limitation, any timeshare or subdivision law applicable to the Projects or to the sale of Quartershare Interests and in effect in any Applicable State or in any other State in which a Purchaser may reside or in which the sale of any such Quartershare Interest to such Purchaser was closed).

      Without limiting the generality of the immediately preceding paragraph, the Borrower has, to the extent required by its activities and businesses, fully complied with and will continue to fully comply with (1) (A) the Federal Trade Commission Act, as amended, (B) except as set forth in that certain letter from the Borrower to the Administrative Agent dated the Closing Date, the Interstate Land Sales Full Disclosure Act, as amended, (C) all other applicable federal statutes and laws pertaining to the Projects and (D) the rules and regulations promulgated under such Acts, statutes and laws and (2) all of the applicable provisions of any law of any State (and the rules and regulations promulgated thereunder) or municipality or other governmental or quasi-governmental authority relating to the operation of the Projects. The sale and offering of sale of Quartershare Interests is not affected and will not be affected by any home solicitations.

      4.23  Solvency.

      The Borrower is not entering into this Agreement and the transactions contemplated hereby, and does not intend to incur any obligations hereunder or otherwise make any transfers in connection herewith, with the actual intent to hinder, delay or defraud either present or future creditors. After giving effect to the consummation of the transactions contemplated by this Agreement and the making of the Advances hereunder, (a) the assets of the Borrower at a fair valuation thereof on a going concern basis will not be less than its debts, (b) the Borrower is not currently engaged in or about to engage in a business or transaction for which its remaining assets are unreasonably small in relation to such business or transaction, and (c) the Borrower will be able to pay its respective debts as they become due. "Debt" for purposes of this Section 4.23 means any liability on a claim, and "claim" means (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

      4.24  Attitash Project Quartershare Interests.

            (a) Access. The owners of Attitash Quartershare Interests in the Attitash Project have direct access from the Attitash Project to a publicly dedicated road, and all roadways inside the Attitash Project are Common Elements under the Attitash Declaration.

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            (b) Utilities. On and after the Closing Date, electric, sewer, water facilities and other necessary utilities will be available in sufficient capacity to service each of the Attitash Residential Units and Attitash Commercial Units at the Attitash Project.

            (c) Amenities. On and after the Closing Date, each purchaser of a Attitash Quartershare Interest at the Attitash Project will have access to, and the use of, all of the amenities and public utilities relating to the Attitash Project and the Attitash Common Elements (subject to only the requirements of the Attitash Project Documents).

            (d) Laws. The Attitash Residential Units and the Attitash Quartershare Interests in respect thereof in the Attitash Project comply with all applicable restrictive covenants, zoning and land use ordinances and regulations and building codes, all applicable health and environmental laws and regulations and all other applicable laws, rules and regulations and all approvals, consents, licenses and certificates of occupancy in respect of the use and operation of such Attitash Residential Units and Attitash Quartershare Interests have been obtained and are in full force and effect.

            (e) Sale of Quartershare Interests. The sale, offering of sale, and financing of Attitash Quartershare Interests in the Attitash Project (i) do not constitute the sale, or the offering of sale, of Securities subject to the registration requirements of the Securities Act of 1933, as amended, or the blue-sky securities laws of the State of New Hampshire,
      (ii) are only done in the State of New Hampshire (and no solicitation and no advertising in respect of the sale of Attitash Quartershare Interests in the Attitash Project that would, in either case, be in violation of applicable law is done in any other state or province other than the Applicable States), (iii) except as set forth in that certain letter from the Borrower to the Administrative Agent dated the Closing Date, do not violate any applicable federal, state or local consumer credit, sale rescission or usury statute, including, without limitation, any such statute of any state in which an obligor of a Quartershare Note in respect of an Attitash Quartershare Interest may reside, and (iv) do not violate in any material respect any other applicable federal, state or local law, statute or regulation.

            (f) Exchange Program. The Attitash Project has been accepted by Resorts Condominium International, Inc. into its timeshare exchange program and the Borrower and the Attitash Project are in good standing as participants in such timeshare exchange program and have satisfied all eligibility requirements in respect thereof.

5.    CONDITIONS PRECEDENT TO PRE-SALE ADVANCE

      The obligation of the Lenders to make the Pre-Sale Advance shall be subject to the following conditions precedent (all deliveries required in this Section 5 shall be made to the Administrative Agent and the Disbursement Agent not less than 15 Business Days prior to the date of the making of the Pre-Sale Advance):

      5.1   Opinions of Counsel.

      The Administrative Agent shall have received from Christopher Howard, general counsel for the Borrower and L.B.O. Holding, Inc., a closing opinion substantially in the form of Exhibit N-1 attached to this Agreement dated the Closing Date and from Wadleigh, Starr, Peters, Dunn

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& Chiesa, local counsel for the Borrower and L.B.O. Holding, Inc. for the State
of New Hampshire, closing opinions substantially in the forms thereof set forth in Exhibit N-2 attached to this Agreement and dated the Closing Date.

      5.2   Warranties and Representations True as of Closing Date.

            (a) The warranties and representations contained in this Agreement shall be true in all material respects on the Closing Date.

            (b) The Borrower shall not have taken any action, or permitted any condition to exist which would have been prohibited by any provision of this Agreement if such provision had been binding and effective at all times during the period from July 2, 1997 to and including the Closing Date.

      5.3   Compliance with this Agreement.

      The Borrower shall have performed and complied with all covenants, agreements and conditions contained herein (including all of the conditions set forth in this Section 5) which are required to be performed or complied with by it before or on the Closing Date.

      5.4 Officer's Certificates; Secretary's Certificates; Good-Standing Certificates.

            (a) The Administrative Agent shall have received a certificate, substantially in the form of Exhibit O to this Agreement, dated as of the Closing Date and signed by the chief financial officer or other senior officer of the Borrower, certifying that the conditions specified in Sections 5.2 and 5.3 of this Agreement have been fulfilled.

            (b) The Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Borrower, substantially in the form of Exhibit P to this Agreement, dated as of the Closing Date, certifying (i) the adoption by the board of directors of the Borrower of a resolution authorizing the Borrower to enter into this Agreement and the transactions and instruments contemplated hereby (including, without limitation, the execution and delivery of the Security Documents to which the Borrower is a party and the granting of the Liens in and to the Collateral), and (ii) as to the incumbency of, and verifying the specimen signatures of, the signatories of the Borrower.

            (c) The Borrower shall have delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, a recent good standing certificate from the Secretary of State of Maine certifying the Borrower's good standing together with a certified copy of its articles of organization duly recorded with the Secretary of State of Maine (and all amendments thereto) and a copy of its By-Laws, certified by a senior officer of the Borrower to be true and correct.

            (d) The Administrative Agent shall have received a certificate of the Secretary or any Assistant Secretary of each of the Parent and L.B.O. Holding, Inc. substantially in the form of Exhibit Q to this Agreement, dated as of the Closing Date, certifying (i) the adoption by the Board of Directors of Parent and L.B.O. Holding, Inc., as the case may be, of a resolution authorizing the Parent and L.B.O. Holding, Inc. to enter into the

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      subordination agreement contemplated hereby and (ii) the incumbency and authority of, and verifying the specimen signatures of, the officers of the Parent and L.B.O. Holding, Inc., as the case may be, authorized to execute and deliver such subordination agreement.

            (e) Each of the Parent and L.B.O. Holding, Inc. shall have delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, a recent good standing certificate from the Secretary of State of Maine certifying the Parent's and L.B.O. Holding, Inc.'s due corporate existence and including a certified copy of its articles of organization duly recorded with the Secretary of State of Maine (and all amendments thereto) and a copy of its By-Laws, certified by a senior officer of the Parent and L.B.O. Holding, Inc., as the case may be, to be true and correct. Each of the Parent and L.B.O. Holding, Inc. shall have delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, a recent certificate from the Secretary of State of New Hampshire certifying the Parent's and L.B.O. Holding's status as a foreign corporation duly qualified to transact business in the State of New Hampshire.

      5.5   Uniform Commercial Code Financing Statements.

      All filings of Uniform Commercial Code financing statements and all other filings and actions necessary to perfect the Administrative Agent's security interests in and to the Collateral shall have been filed and confirmation thereof received.

      5.6   Assignment of Property-Related Contracts.

      The Borrower shall have delivered to the Administrative Agent certified copies of all material Property-Related Contracts in respect of the Attitash Project and executed and delivered in favor of the Administrative Agent an assignment or assignments thereof, in substantially the form of Exhibit R attached to this Agreement. All such Property-Related Contracts shall be satisfactory to the Administrative Agent in form and substance. Each Person (other than the Borrower) which is a party to any such Property-Related Contract set forth on Schedule 11 hereto shall have been notified of the assignment thereof.

      5.7   Assignment of Declarant's Rights.

      The rights (but not the obligations) of the Borrower as declarant under the Attitash Declaration shall have been assigned to the Administrative Agent pursuant to an assignment substantially in the form of Exhibit M hereof, and the Attitash Association shall have consented to the same.

      5.8   Subordination of Indebtedness.

      The Borrower, the Parent and L.B.O. Holding, Inc., a Maine company, shall have entered into one or more Subordination Agreements, substantially in the form of Exhibit S attached to this Agreement (as amended, individually, a "Subordination Agreement" and, collectively, the "Subordination Agreements").

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      5.9   Expenses.

      The Borrower shall have paid all fees and expenses required to be paid under this Agreement, including, without limitation, the fees and expenses set forth in Section 11.2 of this Agreement and the commitment fee referred to in
Section 2.7 hereof.

      5.10  Note; Blanket Mortgages; Assignment of Rents.

            (a) Notes. The Borrower shall have executed and delivered the Notes to the Lenders.

            (b) Blanket Mortgages. The Borrower shall have executed and delivered to the Administrative Agent the Blanket Mortgage encumbering all of the unsold Attitash Quartershare Interests, Residential Units and Commercial Units as of the Closing date as well as the Declarant's rights in respect of the convertible lands under, and as defined in, the Attitash Declaration. Such Blanket Mortgage shall have been recorded, as of the Closing Date, in the applicable recording office in Carroll County, New Hampshire and all taxes, recording fees and other fees and charges required by applicable law to be paid in connection therewith shall have been duly paid in full. Such Blanket Mortgage shall have created a valid Lien in and to the unsold Attitash Quartershare Interests, Residential Units and Commercial Units as of the Closing date and in and to said convertible lands in respect of the Obligations, subject to no other Liens except for the Permitted Exceptions.

            (c) Assignment of Rents. The Borrower shall have executed and delivered to the Administrative Agent assignments of leases and rents for the Attitash Project (such assignment of leases and rents and the other assignments of leases and rents to be obtained in the other Projects are referred to herein, individually, as an "Assignment of Rents," and, collectively (as the context may require), the "Assignments of Rents"; each reference to an Assignment of Rents shall mean such Assignment of Rents as amended from time to time), substantially in the form of Exhibit T to this Agreement (with such changes to such form as may be required by Administrative Agent for the use of such form in the State of New Hampshire). Such Assignment of Rents shall have been recorded in the applicable recording office of Carroll County, New Hampshire and all taxes, recording fees and other fees and charges required by applicable law to be paid in connection therewith shall have been duly paid in full. Such Assignment of Rents shall have created a valid Lien in and to the Property referred to therein in respect of the Obligations subject to no other Liens except for the Permitted Exceptions.

            (d) TFC Architect. The TFC Architect shall have accepted its appointment.

      5.11  Title Insurance; Casualty Insurance.

            (a) Title Insurance Policy {Blanket} The Borrower shall have delivered to the Administrative Agent a mortgagee's title insurance policy (issued to the Administrative Agent and in full force and effect) in respect of the Blanket Mortgage encumbering the Attitash Project (said mortgagee's title insurance policy together with the other mortgagee's title insurance policies in respect of the other Blanket Mortgages, the "Title

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      Insurance Policy {Blanket}") together with such endorsements thereto as the Administrative Agent may require, dated the Closing Date. The Title Insurance Policy {Blanket} in respect of the Blanket Mortgage encumbering the Attitash Project (a) shall have been issued by a title insurance company which is satisfactory to the Administrative Agent, (b) shall be in form and substance satisfactory to the Administrative Agent and its special counsel, (c) shall be in amount not less than the principal amount of the Pre-Sale Advance, (d) shall insure that such Blanket Mortgage creates a valid first Lien in and to the Attitash Project free and clear of all defects, encumbrances and other Liens unacceptable to the Administrative Agent and (e) shall contain such further endorsements and affirmative coverage as the Administrative Agent may request, including, without limitation, automatic increases in the amount of the insurance upon the making of future Project Advances and/or Interest Advances by the Lenders so that, at all times, the amount of the insurance provided by the Title Insurance Policy {Blanket} shall equal or exceed the aggregate outstanding amount of all Advances, provided that the maximum value of such insurance in respect of the Attitash Project shall be limited to $10,000,000 and provided further that no mechanic's, materialmen's or laborer's liens endorsement or current survey or easement endorsement shall be required in respect of the so-called mechanic's lien, easement and survey exceptions in such Title Insurance Policy {Blanket}. All premiums in respect of such Title Insurance Policy {Blanket} shall have been paid in full and evidence thereof shall have been delivered to the Administrative Agent.

            (b) Insurance. The Borrower shall have delivered to the Administrative Agent certificates of insurance evidencing the insurance policies and endorsements relating to the Attitash Project that are required to be delivered pursuant to Section 3.5 hereof, together with copies of such insurance policies certified by the Borrower to be true and correct. All premiums in respect of such insurance policies shall have been paid in full and evidence thereof shall have been delivered to the Administrative Agent.

      5.12  Environmental Site Assessment Report.

      The Borrower (at its own expense) shall have delivered to the Administrative Agent not less than 15 Business Days prior to the Closing Date a "Phase I" environmental survey of the Attitash Project, provided that if such "Phase I" environmental survey is not available or is unsatisfactory to the Administrative Agent (in its sole determination), the Borrower (at its own cost) shall have delivered to the Administrative Agent an engineering report or reports which shall be in form and substance satisfactory to the Administrative Agent and shall confirm the following items:

            (a) the absence of Hazardous Substances on or under the Attitash Project and any portion thereof; and

            (b) that the engineering firm has obtained, reviewed and included within its report a printout from the Comprehensive Environmental Response Compensation and Liability Information System of the Environmental Protection Agency and all other applicable state and local authorities and such other information as the Administrative Agent may reasonably require, all of which information shall confirm that there is no reason to believe that any Hazardous Substances exist on or under the Attitash Project

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      and that there is no known or suspected Hazardous Substance waste site located at the Attitash Project or in such proximity thereto as to create a material risk of contamination of the Attitash Project.

      Each environmental survey and engineering report delivered pursuant to this Section shall provide that the Lenders may rely thereon in connection with its making Advances hereunder.

      5.13  Taxes.

      The Borrower shall have delivered to the Administrative Agent copies of the most recent tax receipts for the Attitash Project (or certificates in respect thereof) evidencing no delinquency in the payment thereof.

      5.14  Inspection.

      The Borrower shall have permitted the Administrative Agent, the Lenders, the TFC Architect, and/or any of their representatives to make an inspection/audit of its books, accounts and records and such other papers as they may desire and of its premises and of the Attitash Project, as the Lenders may in its sole discretion determine. Such inspection/audit shall have been satisfactory to the Lenders (in its sole determination).

      5.15  Survey.

      The Borrower shall have delivered to the Administrative Agent a survey of the Attitash Project, prepared by a licensed surveyor acceptable to the Administrative Agent and shall contain a certification noted thereon in form and substance satisfactory to the Administrative Agent; such survey shall show no easements, rights-of-way, encroachments, streets or alleys which interfere with the use, enjoyment or market value of the Attitash Project.

      5.16  Delivery of Contracts; Assignments of Certain Other Contracts.

            (a) Assignment of Contracts. The Borrower shall have delivered to the Administrative Agent copies of all of its Contracts relating to the Attitash Project or any other Project and an instrument (substantially in the form of Exhibit U attached to this Agreement) confirming the collateral assignment to the Administrative Agent hereunder of all of the Borrower's right, title and interest in and to each of such Contracts.

            (b) Loan Disbursement Agreement. The Borrower and the Disbursement Agreement shall have executed the Loan Disbursement Agreement and delivered an executed copy thereof to the Administrative Agent. All costs and expenses of the Disbursement Agent shall have been paid in full. All Disbursement Agent reports required to be delivered to the Administrative Agent under the Loan Disbursement Agreement in respect of the Pre-Sale Advance shall have been delivered to the Administrative Agent and shall be reasonably satisfactory to it.

      5.17 Budgets; Plans; Architect; Cost and Architect Certificates; Miscellaneous.

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            (a) Escrow Letter. The Attitash Escrow Agent shall have executed and delivered to the Administrative Agent the escrow account acknowledgement letter set forth in Exhibit A attached to this Agreement.

            (b) Take-Out Facility. Borrower shall have received a Take-Out Facility commitment or letter of intent and shall have executed the same and returned the same to Textron Financial Corporation.

            (c) Equity Moneys. The Borrower shall have delivered to the Administrative Agent a certificate executed by the chief financial officer or other senior officer of the Borrower showing that the Borrower has received Equity Moneys and other contributions to its equity in an aggregate amount of not less than the greater of $14,400,000 or 20% of the fair market value of the land of the Projects and the other costs and expenses set forth on Schedule 22 hereto (such Equity Moneys and other contributions are referred to herein as "Closing Date Equity Contributions").

      5.18  Pre-Construction Cost Certificate.

      With respect to the portion of the Pre-Sale Advance being used to reimburse the Borrower for the Pre-Construction Costs,

            (a) the Borrower shall have certified the same, in writing, to the Administrative Agent and submitted to the Lender a fully executed and completed Pre-Construction Cost Certificate (with all attachments thereto, including, without limitation, the TFC Architect's Pre-Construction Cost Certificate), and

            (b) the Borrower shall have delivered a writing to the Administrative Agent (i) requesting the making of the Pre-Sale Advance,
      (ii) certifying that the conditions to borrowing set forth in this Section 5 and in Section 2.1 hereof are satisfied in respect of such Pre-Sale Advance, and (iii) certifying that no Default or Event of Default exists.

The foregoing shall be forwarded to the Administrative Agent not less than 5 Business Days prior to the date on which the Pre-Sale Advance shall have been requested to be made, and shall be satisfactory to both the Administrative Agent and the TFC Architect. The Borrower acknowledges that the Lenders shall not make Advances in respect of costs which have not been approved by the Administrative Agent.

      5.19  Payoff of Existing Attitash Loan.

      With respect to the portion of the Pre-Sale Advance being used to pay-off the Existing Attitash Loan,

            (a) the Borrower shall have delivered to the Administrative Agent a copy of a payoff letter in respect of the Existing Attitash Loan showing the amount required to payoff such Loan in full, and

            (b) the Existing Attitash Loan lender shall have executed and delivered a release or releases of the mortgage, assignment of rents and collateral assignment of

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      declarant's rights encumbering the Attitash Project that shall be recorded upon funding of the Pre-Sale Advance or are otherwise subject to escrow arrangements that are satisfactory to the Administrative Agent.

Such portion of the Pre-Sale Advance shall be funded directly to the Existing Attitash Loan lender or to the Title Company or in such other manner as the Administrative Agent may require in order to assure Lenders that such portion is received by the Existing Attitash Loan lender.

      5.20  Proceedings Satisfactory.

      All actions taken in connection with the execution of this Agreement, the Notes, any other Security Document and all documents and papers relating thereto shall be satisfactory to the Lenders and their counsel. The Lenders shall be satisfied with its physical inspection of the Attitash Project. The Lenders and their counsel shall have received copies of such documents and papers as the Lenders or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to the Lenders and their counsel.

6.    SUBSEQUENT PROJECT ADVANCES CLOSING CONDITIONS

      After the making of the Pre-Sale Advance, the obligation of the Lenders to make Project Advances in respect of any Under-Construction Project (individually a "Subsequent Project Advance") on a Business Day of any month (herein referred to as a "Subsequent Project Advance Date") shall be subject to the satisfaction of all of the following conditions precedent as applicable to such Under-Construction Project:

      6.1   First Project Advance.

      The following conditions shall be satisfied if the Subsequent Project Advance is the first Project Advance:

            (a) Opinions of Counsel. The Administrative Agent shall have received from Christopher Howard, general counsel for the Borrower, Sunday River Skiway Corporation, Killington, Ltd. and Mount Snow, Ltd. substantially in the form of Exhibit N-3 attached to this Agreement dated the Closing Date, a closing opinion substantially in the form of Exhibit N-4 attached to this Agreement dated the Closing Date, from Pierce Atwood, local counsel for the Borrower and Sunday River Skiway Corporation for the State of Maine and a closing opinion substantially in the form of Exhibit N-5 attached to this Agreement dated the Closing Date and from Reiber, Kenlan, Schweibert & Facey, local counsel for the Borrower, Killington, Ltd. and Mount Snow, Ltd. for the State of Vermont.

            (b) Assignment of Property-Related Contracts. The Borrower shall have delivered to the Administrative Agent certified copies of all material Property-Related Contracts in respect of the Jordan Bowl, Killington and Mt. Snow Projects and executed and delivered in favor of the Administrative Agent an assignment or assignments thereof, in substantially the form of Exhibit R attached to this Agreement. All such Property-Related Contracts shall be satisfactory to the Administrative Agent in form and substance. Each Person (other than the Borrower) which is a party to any such Property-Related

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      Contract set forth on Schedule 11 hereto shall have been notified of the assignment thereof.

            (c) Assignment of Declarant's Rights. The rights (but not the obligations) of the Borrower as declarant under the Jordan Bowl, Killington and Mt. Snow Declarations shall have been assigned to the Administrative Agent pursuant to an assignment substantially in the form of Exhibit M hereof, and the Jordan Bowl, Killington and Mt. Snow Associations, respectively, shall have consented to the same.

            (b) Blanket Mortgages. The Borrower shall have executed and delivered Blanket Mortgages encumbering the Jordan Bowl Project, the Killington Project and the Mt. Snow Project, respectively, to the Administrative Agent. Such Blanket Mortgages shall have been recorded, as of the Closing Date, in the applicable recording office in Maine and Vermont and all taxes, recording fees and other fees and charges required by applicable law to be paid in connection therewith shall have been duly paid in full. Such Blanket Mortgages shall have created a valid Lien in and to the Jordan Bowl Project, the Killington Project and the Mt. Snow Project, respectively, in respect of the Obligations, subject to no other Liens except for the Permitted Exceptions.

            (c) Assignment of Rents. The Borrower shall have executed and delivered to the Administrative Agent Assignments of Rents, and which shall assign to Administrative Agent, among other things, all of the Borrower's right, title and interest in and to the Host Company Lease Agreement relating to the Jordan Bowl Project, the Killington Project and the Mt. Snow Project, respectively. Such Assignments of Rents shall have been recorded in the applicable recording office of Maine and Vermont and all taxes, recording fees and other fees and charges required by applicable law to be paid in connection therewith shall have been duly paid in full. Such Assignments of Rents shall have created a valid Lien in and to the Property referred to therein in respect of the Obligations subject to no other Liens except for the Permitted Exceptions. The appropriate Host Company shall have acknowledged in writing its obligation to make all payments under such Host Company Lease Agreements directly to the Administrative Agent.

            (d) Title Insurance Policy {Blanket}. The Borrower shall have delivered to the Administrative Agent Title Insurance Policies {Blanket} (issued to the Administrative Agent and in full force and effect) in respect of the Blanket Mortgages encumbering the Jordan Bowl Project, the Killington Project and the Mt. Snow Project together with such endorsements thereto as the Administrative Agent may require, dated the Closing Date. Such Title Insurance Policies {Blanket} (a) shall have been issued by a title insurance company which is satisfactory to the Administrative Agent, (b) shall be in form and substance satisfactory to the Administrative Agent and its special counsel, (c) shall be in a maximum amount not less than $55,000,000 subject to such tie-in or coordination endorsements as shall be acceptable to the Administrative Agent and shall be reflective of the values set forth in the first proviso set forth below, (d) shall insure that such Blanket Mortgages create a valid first Lien in and to the Jordan Bowl Project, the Killington Project and the Mt. Snow Project, respectively, free and clear of all defects, encumbrances and other Liens unacceptable to the Administrative Agent and
      (e) shall contain such further endorsements and affirmative coverage as the Administrative Agent may request,

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      including, without limitation, automatic increases in the amount of the insurance upon the making of future Project Advances and/or Interest Advances by the Lenders so that, at all times, the amount of the insurance provided by the Title Insurance Policy {Blanket} shall equal or exceed the aggregate outstanding amount of all Advances, provided that the maximum value of such insurance in respect of the Jordan Bowl Project shall be limited to $21,270,000, the maximum value of such insurance in respect of the Killington Project shall be limited to $23,270,000 and the maximum value of such insurance in respect of the Mt. Snow Project shall be limited to $22,460,000, and provided further that no mechanic's, materialmen's or laborer's liens endorsement or current survey or easement endorsement shall be required in respect of the so-called mechanic's lien, easement and survey exceptions in such Title Insurance Policies {Blanket}. All premiums in respect of such Title Insurance Policies {Blanket} shall have been paid in full and evidence thereof shall have been delivered to the Administrative Agent.

            The Borrower shall have delivered to the Administrative Agent a title insurance endorsement to the Title Insurance Policy {Blanket} in respect of the Blanket Mortgage for the Attitash Project in form and substance reasonably satisfactory to it whereby the effective date of such Title Insurance Policy {Blanket} shall be made such Subsequent Project Advance Date, all exclusions and/or exceptions not satisfactory to the Administrative Agent shall have been removed or appropriate endorsements in respect thereof shall have been obtained. Such Title Insurance Policy {Blanket} shall be in a maximum amount of not less than $55,000,000 subject to such tie-in or coordination endorsements as shall be acceptable to the Administrative Agent and shall be reflective of the values set forth above and a value of $10,000,000 for the Attitash Project. All premiums in respect of such endorsement to such Title Insurance Policy {Blanket} shall have been paid in full and evidence thereof shall have been delivered to the Administrative Agent.

            (e) Insurance. The Borrower shall have delivered to the Administrative Agent certificates of insurance evidencing the insurance policies and endorsements relating to the Jordan Bowl, Killington and Mt. Snow Projects that are required to be delivered pursuant to Section 3.5 hereof, together with copies of such insurance policies certified by the Borrower to be true and correct. All premiums in respect of such insurance policies shall have been paid in full and evidence thereof shall have been delivered to the Administrative Agent.

            (f) Environmental Site Assessment Report. The Borrower (at its own expense) shall have delivered to the Administrative Agent not less than 15 Business Days prior to the Subsequent Project Advance Date a "Phase I" environmental survey of the Jordan Bowl Project, the Killington Project and the Mt. Snow Project, provided that if such "Phase I" environmental survey is not available or is unsatisfactory to the Administrative Agent (in its sole determination), the Borrower (at its own cost) shall have delivered to the Administrative Agent an engineering report or reports which shall be in form and substance satisfactory to the Administrative Agent and shall confirm the following items:

                  (i) the absence of Hazardous Substances on or under the Jordan
            Bowl Project, the Killington Project and the Mt. Snow Project and any portion thereof, respectively; and

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                  (ii) that the engineering firm has obtained, reviewed and
            included within its report a printout from the Comprehensive Environmental Response Compensation and Liability Information System of the Environmental Protection Agency and all other applicable state and local authorities and such other information as the Administrative Agent may reasonably require, all of which information shall confirm that there is no reason to believe that any Hazardous Substances exist on or under the Jordan Bowl Project, the Killington Project and the Mt. Snow Project and that there is no known or suspected Hazardous Substance waste site located at the Jordan Bowl Project, the Killington Project and the Mt. Snow Project or in such proximity thereto as to create a material risk of contamination of the Jordan Bowl Project, the Killington Project and the Mt. Snow Project.

                  The Borrower (at its own expense) shall have also delivered to the Administrative Agent an engineering report in respect of the soil conditions at the Jordan Bowl Project, the Killington Project and the Mt. Snow Project and the ability of such soil to support the improvements contemplated in the Plans for the Jordan Bowl Project, the Killington Project and the Mt. Snow Project. Each such engineering report shall be accompanied by a satisfactory opinion to the Lenders from the TFC Architect regarding such engineering report and the ability of the soil at the Jordan Bowl Project, the Killington Project and the Mt. Snow Project to support the improvements contemplated in the Plans for the Jordan Bowl Project, the Killington Project and the Mt. Snow Project.

                  Each environmental survey and engineering report delivered pursuant to this clause (f) shall provide that the Lenders may rely thereon in connection with its making Advances hereunder.

            (g) Taxes. The Borrower shall have delivered to the Administrative Agent copies of the most recent tax receipts for the Jordan Bowl Project, the Killington Project and the Mt. Snow Project (or certificates in respect thereof) evidencing no delinquency in the payment thereof.

            (h) Inspection. The Borrower shall have permitted the Administrative Agent, the Lenders, the TFC Architect, and/or any of their representatives to make an inspection/audit of the Jordan Bowl Project, the Killington Project and the Mt. Snow Project as the Lenders may in its sole discretion determine. Such inspection/audit shall have been satisfactory to the Lenders (in its sole determination).

            (i) Survey. The Borrower shall have delivered to the Administrative Agent a survey of each of the Jordan Bowl Project, the Killington Project and the Mt. Snow Project showing its perimeter; such survey shall be prepared in accordance with ALTA/ACSM 1992 Minimum Survey Requirements by a licensed surveyor acceptable to the Administrative Agent and shall be dated (or re-certified) as of a recent date and shall contain a certification noted thereon in form and substance satisfactory to the Administrative Agent; such survey shall show no easements, rights-of-way, encroachments, streets or alleys which interfere with the use, enjoyment or market value of the Jordan Bowl Project, the Killington Project and the Mt. Snow Project, respectively.

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            (j) Permits. The Borrower shall have delivered to the Administrative
      Agent a copy of all of the permits allowing the construction and development of the Jordan Bowl Project, the Killington Project and the Mt. Snow Project, respectively.

            (k) Architect's Contract. The Borrower shall have delivered to the Administrative Agent and the TFC Architect a copy of the architectural contract with the Architect for each of Jordan Bowl Project, the Killington Project and the Mt. Snow Project. The Borrower shall have delivered to the Administrative Agent an assignment of its rights under each such contract (duly consented to by each such Architect) substantially in the form of Exhibit V hereto. Each Such Architect and each such architectural contract shall be satisfactory to the Administrative Agent.

            (l) Construction Contract. The Borrower shall have delivered to the Administrative Agent and the TFC Architect a copy of the Construction Contract with the General Contractor for each of the Jordan Bowl Project, the Killington Project and the Mt. Snow Project. The Borrower shall have delivered to the Administrative Agent an assignment of its rights under each such Construction Contract (duly consented to by each such General Contractor), which assignment shall be substantially in the form of Exhibit W hereto, and an assignment of each payment and performance bond covering each such General Contractor, which bonds and the surety(s) issuing the same shall be satisfactory to the Administrative Agent and shall name Administrative Agent on behalf of the Lenders as dual obligee. Each such General Contractor and each such Construction Contract shall be satisfactory to the Administrative Agent.

            The Borrower shall have delivered to the Administrative Agent and the TFC Architect a copy of each subcontract in respect of the Jordan Bowl Project, the Killington Project and the Mt. Snow Project in excess of $50,000.

            (m) Budgets. The Borrower shall have submitted to the Administrative Agent the Budget for each of Jordan Bowl Project, the Killington Project and the Mt. Snow Project and such Budget shall be reasonably satisfactory to the Administrative Agent and the TFC Architect, and shall have been certified as being true and correct by the chief financial officer of Borrower. No such Budget shall have been modified or supplemented without the prior written consent of the Administrative Agent.

            (n) Plans. The Borrower shall have delivered to the Administrative Agent and the TFC Architect a copy of the Plans for each of Jordan Bowl Project, the Killington Project and the Mt. Snow Project and each such Plan shall be reasonably satisfactory to the Administrative Agent and to the TFC Architect. No such Plan shall have been modified or supplemented without the prior written consent of the Administrative Agent.

            (o) Architect's Certificate. The Architect shall have delivered a certificate to the Administrative Agent to the effect that (i) the Plans for each of Jordan Bowl Project, the Killington Project and the Mt. Snow Project are complete, (ii) the construction and furnishing of the Jordan Bowl Project, the Killington Project and the Mt. Snow Project pursuant to the Plans for each of such Projects and the intended use of each of such Projects complies with all zoning and other ordinances, rules, regulations and building and use restrictions applicable thereto, (iii) all necessary architectural, design and

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      landscaping approvals have been obtained under applicable law and (iv) the construction and furnishing of Jordan Bowl Project, the Killington Project and the Mt. Snow Project in accordance with the Plans therefor can be completed within the construction budget criteria therefor as set forth in the respective Budgets for such Projects. Such certificate shall be reasonably satisfactory to the Administrative Agent and to the TFC Architect and shall address such other issues or matters as the Administrative Agent may reasonably request.

            (p) Escrow Letter. Each of the Jordan Bowl Escrow Agent, the Killington Escrow Agent and the Mt. Snow Escrow Agent shall have executed and delivered to the Administrative Agent the escrow account acknowledgement letter set forth in Exhibit A attached to this Agreement.

            (q) Secretary's Certificate. The Administrative Agent shall have received a certificate of the Secretary or any Assistant Secretary of each of Host Companies of the Under-Construction Projects substantially in the form of Exhibit Q to this Agreement, dated as of the Closing Date, certifying (i) the adoption by the Board of Directors of such Host Company of a resolution authorizing the such Host Company to enter into the subordination agreement contemplated hereby and its Host Company Lease Agreement and (ii) the incumbency and authority of, and verifying the specimen signatures of, the officers of such Host Company authorized to execute and deliver such subordination agreement and such Host Company Lease Agreement.

            (r) Good Standing Certificates. Each Host Company of an Under-Construction Project shall have delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, a recent good standing certificate from the Secretary of State of Maine or Vermont, as the case may be, certifying such Host Company's due corporate existence and including a certified copy of its articles of organization duly recorded with the Secretary of State of Maine or Vermont, as the case may be, (and all amendments thereto) and a copy of its By-Laws, certified by a senior officer of such Host Company

            (s) Host Company Lease Agreements; Subordination Agreements. The Borrower shall have delivered to the Administrative Agent fully executed and valid Host Company Lease Agreement for each of the Under-Construction Projects. Each of the Host Companies in respect of the Under-Construction Projects and the Borrower shall have executed and delivered to the Administrative Agent a Subordination Agreement.

      6.2   Special Submissions.

            (a) Amendments to Plans and Budgets. The Borrower shall have submitted to the Administrative Agent any amendments and/or modifications to the Plans for such Under-Construction Project and any of the other Under-Construction Projects, which amendments and modifications shall be acceptable to the Administrative Agent in its reasonable discretion. The Borrower shall have submitted to the Administrative Agent any amendments and/or modifications to the Budget for such Under-Construction Project and any of the other Under-Construction Projects, which amendments and/or modifications shall be acceptable to the Administrative Agent in its reasonable discretion.

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            (b) Declaration Requirements. The Borrower shall have complied with the requirements of Section 3.17 hereof.

            (c) Take-Out Facility. The Take-Out Facility letter of intent shall be in full force and effect or, if the Take-Out Facility shall have been documented, the undertakings of the Textron Financial Corporation thereunder shall be in full force and effect.

            (d) Change Orders. No change orders in respect of the Construction Contract for such Under-Construction Project or for any of the other Under-Construction Projects shall have been effected without the prior written consent of the Administrative Agent if any such change order for such Under-Construction Project has a cost of in excess of $50,000 or if such change order and all other such change orders for such Under-Construction Project have an aggregate cost in excess of $200,000.

            (e) Material Change Orders. No change orders in respect of the Construction Contract for such Under-Construction Project or any of the other Under-Construction Projects shall have been effected without the prior written consent of the Administrative Agent if any such change order involved (i) a material modification in the architectural, mechanical or structural design of the building to be constructed in respect of such Under-Construction Project or such other Under-Construction Projects or
      (ii) a material change in the quality of workmanship or materials to be used in any such building or (iii) a delay in the final completion date for the construction of such building beyond October 31, 1998.

            (f) Modifications to Other Contracts. No modifications to the architectural contract with the Architect for such Under-Construction Project or any other Under-Construction Project shall have been effected without the prior written consent of the Administrative Agent.

            (g) Construction Contract Default. No material default shall exist in respect of the Construction Contract for such Under-Construction Project or any other Under-Construction Project.

            (i) Delivery of Contracts. The Borrower shall have delivered to the Administrative Agent all of its Contracts for such Under-Construction Project and any other Under-Construction Project to the extent not previously delivered.

            (j) Section 2.2 Conditions. All of the conditions to lending set forth in Section 2.2 shall have been satisfied.

      6.3   Requests for Subsequent Project Advance.

      A request for such Subsequent Project Advance in respect of any Under-Construction Project (a "Project Advance Request")

            (a) shall be in writing,

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            (b) shall state the name of the Under-Construction Project to which such Subsequent Project Advance relates,

            (b) if all or portion of such Subsequent Project Advance is to be used to satisfy Construction Costs for such Under-Construction Project, the Borrower shall have certified the same in such request to the Administrative Agent and shall attach to such request a fully executed and completed Construction Cost Certificate for such Under-Construction Project (with all attachments thereto, including, without limitation, an Architect's Construction Cost Certificate for such Under-Construction Project),

            (c) if all or portion of such Subsequent Project Advance is to be used to satisfy FF&E Costs for such Under-Construction Project and/or Sales, Marketing & Other Costs for such Under-Construction Project, the Borrower shall have certified the same to the Administrative Agent in such request and shall attach to such request a fully executed and completed Nonconstruction Cost Certificate for such Under-Construction Project (with all attachments thereto, including, without limitation in the case of a Subsequent Project Advance financing FF&E Costs for such Under-Construction Project, a TFC Architect's Nonconstruction Cost Certificate for such Under-Construction Project),

            (d) shall state what portion of such Subsequent Project Advance is to defray Construction Costs, FF&E Costs and/or Sales, Marketing & Other Costs, in each case, in respect of such Under-Construction Project, shall show the calculation of any Retainage Amounts in respect thereof of the portion of such Subsequent Project Advance in respect of Construction Costs for such Under-Construction Project, shall certify that the conditions to borrowing set forth in Section 2.2 hereof are satisfied in respect of such Subsequent Project Advance and shall certify that no Default or Event of Default exists,

            (e) if such Subsequent Project Advance is to also constitute a Final Construction Cost Advance for such Under-Construction Project, shall so identify such Subsequent Project Advance as the "Final Construction Cost Advance", shall show and certify all calculations in respect of the aggregate amount of all contractually required Retainage Amounts to be financed thereby, and shall have attached thereto the Final Construction Cost Certificate for such Under-Construction Project (including all attachments thereto, which shall include the Architect's Final Construction Cost Certificate for such Under-Construction Project),

            (f) shall have been delivered to the office of the Administrative Agent and the TFC Architect at least 10 Business Days in advance of the Subsequent Project Advance Date, and

            (g) shall otherwise be substantially in the form of Exhibit X attached to this Agreement.

The requirements in clause (a) through clause (g) above shall be satisfied in the sole opinion of the Administrative Agent and the TFC Architect. The Borrower acknowledges that the Lenders shall not make Project Advances in respect of costs which have not been approved by it. The Lenders agree with the Borrower that the costs set forth in the Budget for each Under-Construction Project are acceptable to them and that neither they nor the Administrative Agent

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shall unreasonably withhold its approval in respect of costs corresponding to those in any such Budget subject to (i) such costs conforming to the amounts, conditions, assumptions and requirements of such Budget, (ii) the proper incurrence and documentation of such costs, and (iii) the submission of proper written certification in respect of such costs from the Borrower, the General Contractor for such Under-Construction Project, the Architect for such Under-Construction Project and the TFC Architect, as provided for above. The Borrower agrees to submit one Project Request Advance for each Under-Construction Project for which a Project Advance is needed; the Borrower agrees not to use one Project Request Advance to request Project Advances for more than one Under-Construction Project.

      6.4   Final Construction Advance Conditions.

      If such Subsequent Project Advance for any such Under-Construction Project shall constitute, in whole or part, a Final Construction Cost Advance, then the following additional conditions shall apply to the making thereof:

            (a) As-Built Survey. The Borrower shall have delivered to the Administrative Agent an as-built survey showing the location of the building as well as the remainder of such Under-Construction Project and the other improvements thereon; such survey shall be prepared in accordance with ALTA/ACSM 1992 Minimum Survey Requirements and in accordance with the applicable rules and regulations of the appropriate state licensing board by a licensed surveyor acceptable to the Lender and shall be dated a date not more than 15 days prior to such Subsequent Project Advance Date and shall contain a certification noted thereon in form and substance satisfactory to the Administrative Agent and the Title Company issuing the Title Insurance Policy {Blanket} in respect of such Under-Construction Project; such survey shall show no easement, rights-of-way, party walls, encroachments, streets or alleys which interfere with the use, enjoyment or market value of the building constructed at such Under-Construction Project, the Residential Units or Commercial Units therein and the Common Elements relating thereto. All easements in respect of egress and ingress, all amenity easements, all utility easements, parking easements and all other easements shall be drawn on, and/or otherwise shown or referred to in, such survey and/or certificate; and

            (b) Certificate of Occupancy. The Borrower shall have delivered to the Administrative Agent a copy (certified to be true and correct) of a permanent and unconditional certificate of occupancy in respect of the building to be built at such Under-Construction Project and each of the Residential Units and Commercial Units therein. The Borrower shall have delivered to the Administrative Agent a copy (certified to be true and correct) of any other governmental certificates or licenses necessary for the occupancy of such building and the Residential Units and Commercial Units therein.

      6.5   Defaults; Expenses; Miscellaneous.

            (a) No Default or Event of Default. No Default or Event of Default shall exist immediately prior to the making of such Subsequent Project Advance or, after giving effect thereto, immediately after the making of such Subsequent Project Advance.

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            (b) Insufficient Availability. No such Subsequent Project Advance shall be made if the Administrative Agent shall have determined that the remaining availability under this Agreement (including any Project Advances then outstanding and anticipated to be repaid and then reborrowed) and any additional Equity Moneys contributed to the Borrower (in addition to the Closing Date Equity Contributions) are insufficient to cover the remaining costs to complete the construction, furnishing and marketing of either (i) such Under-Construction Project, as contemplated in the Plans for such Under-Construction Project and the Budget for such Under-Construction Project, or (ii) all of the other Under-Construction Projects, as contemplated in the Plans for all such other Under-Construction Projects and the Budgets for all such other Under-Construction Projects.

            (c) Fees and Expenses. The Borrower shall have paid all fees and expenses required to be paid under this Agreement (including, without limitation, the fees and expenses set forth in Section 11.2 of this Agreement) in connection with such requested Subsequent Project Advance.

            (d) Title Insurance Endorsement. The Borrower shall have delivered to the Administrative Agent title insurance endorsements to the Title Insurance Policy {Blanket} in respect of all Projects in form and substance reasonably satisfactory to the Administrative Agent whereby the effective date of such Title Insurance Policy {Blanket} shall be made such Subsequent Project Advance Date, all exclusions and/or exceptions not satisfactory to the Administrative Agent shall have been removed or appropriate endorsements in respect thereof shall have been obtained. Such Title Insurance Policy {Blanket} shall be in an amount not less than the sum of the principal amount of the Loan outstanding on such Subsequent Project Advance Date, after giving effect to the making of such Subsequent Project Advance. All premiums in respect of such endorsement to such Title Insurance Policy {Blanket} shall have been paid in full and evidence thereof shall have been delivered to the Administrative Agent.

            (e) Warranties and Representations True. The warranties and representations contained in this Agreement shall be true in all material respects as of Subsequent Project Advance Date.

            (f) Legal Opinion Updates. If reasonably requested by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent updates and confirmations of the legal opinions delivered to the Administrative Agent pursuant to Section 5.1 and/or
      Section 6.1(a) hereof, which updates and confirmations shall be satisfactory to the Administrative Agent in form and substance.

      6.6   Disbursements; Disbursement Agent Reports.

      The proceeds of such Subsequent Project Advance that are to defray Construction Costs or are in respect of the Final Construction Cost Advance shall be disbursed by the Disbursement Agent directly to the General Contractor or as the General Contractor may direct in writing. The proceeds of such Subsequent Project Advance that are to defray FF&E Costs and/or Sales, Marketing & Other Costs shall be disbursed by the Disbursement Agent to the Borrower or as the Borrower may direct in writing. All Disbursement Agent reports required to be delivered to the Administrative Agent under the Loan Disbursement Agreement in respect of such Subsequent

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Project Advance shall have been delivered to the Administrative Agent and shall be reasonably satisfactory to it.

      6.7   Proceedings Satisfactory.

      All actions taken in connection with the Subsequent Project Advance shall be reasonably satisfactory to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall receive copies of such documents and papers as the Administrative Agent or such counsel may reasonably request in connection with any such Subsequent Project Advance, all in form and substance satisfactory to the Administrative Agent and its counsel.

      6.8   Subcontracts.

      The Borrower shall have delivered to the Administrative Agent and the TFC Architect a copy of each subcontract in respect of any Under-Construction Project in excess of $50,000 that have not been previously so delivered.

      6.9   Costs and Expenses.

      All costs and expenses of the Disbursement Agent and all other Loan Costs shall have been paid in full.

7.    COVENANTS

      The Borrower covenants that on and after the date hereof and so long as any Obligation of the Borrower to the Lenders exists as follows:

      7.1   Payment of Taxes and Claims.

      Except as otherwise provided for in Section 3.7 and Section 3.8 hereof, the Borrower shall pay, or cause to be paid, before they become delinquent:

            (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, including, without limitation, the Collateral; and

            (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon its Property, including, without limitation, the Collateral.

      7.2 Maintenance of Properties; Company Existence; Indebtedness; Liens; Business.

      The Borrower shall:

            (a) Property -- maintain its Property in good repair, working order and condition and make all necessary renewals, repairs, replacements, additions, betterments and improvements thereto and, without limiting the generality of the foregoing, promptly complete the construction and development of each Under-Construction Project in

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      accordance with the Plans for such Under-Construction Project on or prior to October 31, 1998 and thereafter maintain, or cause to be maintained, each Project in good repair, working order and condition and make, or cause to be made, all necessary repairs, replacements, additions, betterments and improvements to each Project;

            (b) Insurance -- maintain, or cause to be maintained, insurance as required by Section 3.5 of this Agreement;

            (c) Financial Records -- (i) keep true books of records and accounts (including, without limitation, the Books and Records) in which full and correct entries will be made of all its business transactions and (ii) reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles, practices and procedures at the time in effect and consistently applied or on a cash basis consistently applied;

            (d) Company Existence and Rights -- do or cause to be done all things necessary or required to preserve and keep in full force and effect its corporate existence, rights, powers and franchises, including, without limitation, its authorization to do business in the state in which the Projects are located;

            (e) Compliance with Law -- except as set forth in that certain letter from the Borrower to the Administrative Agent dated the Closing Date, not be in violation of (i) any laws, ordinances, governmental rules and regulations to which it is subject, and to that end, the Borrower shall not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, Property or condition (financial or otherwise) of the Borrower, including, without limitation, any zoning laws, land use, design controls, subdivision controls or Environmental Protection Laws applicable to its real Property (including, without limitation, the Projects), (ii) any statutes, rules and regulations, whether now or hereafter in force, in any jurisdiction in which the Borrower may make sales of Quartershare Interests relating to the right to do business in such jurisdiction and
      (iii) any applicable federal, state or municipal statutes, rules and regulations relating to sales of Quartershare Interests and the manner of evidencing and financing the same to the end that all of the Contracts shall be valid, binding and legally enforceable in accordance with their respective terms subsequent to the assignment thereof to the Administrative Agent;

            (f) Deferred Compensation Plans -- to the extent that it has one or more pension, profit sharing or other compensatory or similar plans providing for a program of deferred compensation for any employee or officer, be in compliance with all requirements of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated in connection therewith;

            (g) Development and Construction of the Projects -- retain only duly licensed and qualified architects, engineers, contractors and subcontractors to complete the development and construction of the Under-Construction Projects;

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            (h) Indebtedness -- not incur any liability for any indebtedness for borrowed money (other than the Loan and other than as permitted in Section
      7.6 hereof), whether such indebtedness is secured or unsecured, and whether such liability is direct or indirect or contingent or noncontingent, and not, as Declarant, permit any Association to incur any liability for any indebtedness for borrowed money, whether secured or unsecured, other than in the ordinary course of the operation and maintenance of the Projects, provided that the Borrower may incur borrowed money indebtedness owing to the Parent or any other Affiliate of the Borrower if (i) such indebtedness is incurred in the ordinary course of business of the Borrower, (ii) at the time of the incurrence of such indebtedness (and after giving effect thereto), no Default or Event of Default shall exist, (iii) such indebtedness is unsecured and (iv) such indebtedness is subordinated to the Loan as provided for in Section 7.11 hereof;

            (i) Liens -- (i) not allow any Liens or encumbrances whatsoever to attach to the Collateral other than the Liens and security interests of the Administrative Agent created by the Security Documents, any Liens in favor of the Associations under the Declarations and the other Liens set forth on Schedule 7 hereto and (ii) cause the Liens and security interests of the Administrative Agent created by the Security Documents in and to the Collateral to continue to be valid, enforceable, perfected Liens and security interests subject to no other Liens except as set forth in this Agreement or in any other Security Document and in Schedule 7 hereto;

            (j) Business -- have as its sole business activity the ownership of the Projects and the sale of Quartershare Interests, Residential Units and Commercial Units in respect thereof and not pursue any other business activities or own any other Property, provided that the Borrower may own, construct, develop, operate and/or manage, and sell quartershare interests or condominium units in, other hotel projects if such other hotel projects are part of the "Projects" hereunder, become additional "Projects" hereunder or are otherwise financed by the Lenders;

            (k) Material Adverse Effect -- not undertake any action that would have a material adverse effect on the operation of the Projects or the Collateral; and

            (l) Notification of Claims -- promptly notify the Administrative Agent of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or any of the security interests granted hereunder, and, at the request of the Administrative Agent, appear in and defend, at the Borrower's expense, any such claim, action or proceeding.

      7.3   Payment of Notes and Maintenance of Office.

      The Borrower shall punctually pay or cause to be paid the principal and interest to become due in respect of each of the Notes according to the terms thereof (all of which are incorporated herein by reference) and shall make all other payments required hereunder and under any other Security Documents. All payments hereunder or under the Notes to the Administrative Agent or the Lenders shall be made in accordance with the payment instructions for such Persons set forth in Schedule 10 to this Agreement or such other payment instructions that the Administrative Agent or any Lender shall deliver, in writing, to the Borrower and the

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Administrative Agent not less than 2 Business Days prior to any date on which a payment is to be made hereunder or under the Notes.

      The Borrower shall maintain an office at Sunday River Road, P.O. Box 450, Bethel, Maine, where notices, presentations and demands in respect of this Agreement, the Notes or any other Security Document may be made upon the Borrower. Such offices shall be maintained at said address of the Borrower until such time as the Borrower shall so notify the Administrative Agent, in writing, of any change of location of such offices. The Books and Records of the Borrower shall be maintained at said address. The Borrower shall not change its name without 30-day prior written notice to the Administrative Agent.

      7.4   Sale of Properties.

      Without the prior written consent of the Administrative Agent, the Borrower shall not sell, lease, transfer or otherwise dispose of any of the Collateral, provided that the Borrower

            (a) may sell the unsold Quartershare Interests, the Residential Units and the Commercial Units in the ordinary course of its business to unaffiliated consumers or, if consented to by Lender, to Affiliates or affiliated consumers,

            (b) may sell and dispose of (and receive the proceeds thereof) in the ordinary course of its business, free from any Lien created or contemplated by this Agreement, items of Collateral consisting of inventory, and

            (c) may remove and dispose of (and receive the proceeds thereof) in the ordinary course of its business, free from any Liens created or contemplated by this Agreement, items of Collateral consisting of fixtures, fittings, machinery, appliances, equipment, apparatus, furnishings and other personal Property which shall have become worn out or obsolete and provided further that the Borrower may sell Quartershare Notes pursuant to the Take-Out Facility on the condition that all cash proceeds thereof not withheld or reserved under such Take-Out Facility be delivered to the Administrative Agent and applied to the payment of the Loan to the extent required in this Agreement.

      7.5   Consolidation and Merger.

      The Borrower shall not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it. The Borrower shall not permit a Change in Management to occur.

      7.6   Guaranties.

      The Borrower shall not become or be liable in respect of any guaranty except (a) the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, (b) the guarantees provided for under the Parent Indenture, provided that such guarantees are unsecured and junior and subordinate in payment to the Obligations as provided for in the Parent Indenture as of the Closing Date and (c) the guarantee provided for in the Senior Credit Facility issued, provided that such guarantee is unsecured and junior and

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subordinate in payment to the Obligations, as provided in that certain subordination agreement of even date herewith. The Borrower shall not consent to or permit any modification or change in any of the terms and provisions of any of the subordination provisions referred to in clauses (b) and (c) above.

      7.7   Distributions.

      The Borrower shall not after the Closing Date declare, make or pay any dividend or other distribution or redeem any of its capital stock (in cash or Property) if (a) after giving effect thereto a Default or Event of Default would exist, (b) if after giving effect thereto, it would be rendered insolvent, made unable to pay its debts as they come due or be left without adequate capital to pursue its business or (c) if after giving effect thereto, the Borrower would not have on hand free, unencumbered and unrestricted cash (except for the Liens and restrictions of the Security Documents) in an amount of not less than $2,000,000.

      7.8   Compliance with Environmental Laws.

      The Borrower shall comply, and shall cause each Project to be in compliance, with

            (a) all Environmental Protection Laws (including, without limitation, all federal, state and local environmental or pollution-control laws, regulations, orders and decrees governing the emission of waste water effluent, the treatment, transportation, disposal, generation and storage of solid and hazardous waste, hazardous and toxic substances and air pollution, and/or setting forth general environmental conditions),

            (b) any other applicable requirements for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and/or land, and for biological toxicity of the aforesaid, and

            (c) the regulations of each relevant federal, state or local authority administering environmental laws, ordinances or regulations,

to the extent that the failure to so comply could have a material and adverse effect on the business, prospects, profits, Property or condition (financial or otherwise) of the Borrower or any one or more of the Projects.

      Without limiting the generality of the foregoing, the Borrower shall not release or otherwise dispose of any Hazardous Substance or any other substance regulated, controlled or described as hazardous under any Environmental Protection Law on or beneath any real Property owned, leased or otherwise used by the Borrower or allow the same to occur with any of the Projects in violation of any Environmental Protection Law; and no asbestos, urea formaldehyde foam, polychlorinated biphenyls, aluminum wire or lead-containing paint shall be installed or used on any such Property or any Project. The Borrower shall not take or suffer to be taken any act or omission that would subject it or any Project to liability under any Environmental Protection Law which liability could have a material and adverse effect on the business, prospects, profits, Property or condition (financial or otherwise) of the Borrower or any one or more of the Projects.

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      The Administrative Agent shall have the right, but shall not be obligated, to notify any state, federal or local governmental authority of information which may come to its attention with respect to Hazardous Substances on or emanating from any Project and the Borrower irrevocably releases the Administrative Agent and the Lenders from any claims of loss, damage, liability, expense or injury relating to or arising from, directly or indirectly, any such disclosure. The Administrative Agent will notify the Borrower prior to or contemporaneously with any action taken by the Administrative Agent pursuant to this paragraph, provided that the failure by the Administrative Agent to provide such notification shall not affect any action so taken.

      Without limiting the scope and the effectiveness of the foregoing undertakings in this Section 7.8, the Borrower agrees to indemnify and hold the Administrative Agent and the Lenders harmless from and against any losses, liabilities, damages, claims, causes of action, costs or expenses (including, without limitation, attorneys' fees and disbursements), arising from, incurred by, or asserted against, any one or more of the Administrative Agent or the Lenders in connection with any cleanup, removal or similar protective or remedial action that may be required or undertaken by any governmental authority as a result of the presence of any Hazardous Substances at any Project, the release of any other Hazardous Substance on or from any Project or the generation, treatment, storage, handling or disposal of any Hazardous Substances on or from any Project (unless such presence, release, generation, treatment, storage, handling or disposal is directly caused by the Administrative Agent and/or the Lenders or by any agent of the Administrative Agent or the Lenders acting under the Administrative Agent's or the Lenders' direct orders). The liability of the Borrower to Administrative Agent or any Lender under this paragraph shall survive any assignment, transfer, discharge or foreclosure of the Blanket Mortgages or any transfer of any Project (or any portion thereof) by deed in lieu of foreclosure or otherwise, and any one or more transfers of any Project (or any portion thereof) by deed or otherwise, by whosoever made.

      If the Borrower fails to diligently take any action required under this
Section 7.8 or by any governmental entity with respect to the cleanup, control or reporting of any Hazardous Substances, materials or wastes in, on, from or under any Project, the Administrative Agent, at the instruction of the Required Lenders, may enter upon such Project, retain such experts and consultants at the expense of the Borrower and take such action as the Administrative Agent deems advisable, and the Administrative Agent may, in its sole discretion, advance such sums of money as it deems necessary, with respect to the cleanup, control or reporting of any such substances, materials or wastes in, on or under such Project. The Borrower shall pay to the Administrative Agent immediately and upon demand, all sums of money so advanced or expended by the Administrative Agent pursuant to this paragraph, together with interest on each such advance at the Default Rate, and all such sums, and the interest thereon, shall be secured by the Collateral. The Administrative Agent will notify the Borrower prior to or contemporaneously with any action taken by the Administrative Agent pursuant to this paragraph, provided that the failure by the Administrative Agent to provide such notification shall not affect any action so taken.

      7.9   Transactions with Affiliates; Principal Properties.

      The Borrower shall not enter into any transaction including, without limitation, the purchase, sale or exchange of Property or the rendering of any service with any Affiliate except in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's

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business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate. The Borrower shall have no investments in any Voting Equities. Anything contained in this Section 7.9 shall not prohibit or affect any of the Host Company Lease Agreements.

      7.10  Use of the Lender Name.

      The Borrower shall not, nor shall it permit any Affiliate to, without the prior written consent of the Administrative Agent, use the name of the Administrative Agent or any Lender or the name of any affiliate of any Lender in connection with any of its respective businesses or activities, except in connection with internal business matters and as required in dealings with governmental agencies or as may be required by law.

      7.11  Subordinated Obligations.

      The Borrower shall not, directly or indirectly, (a) permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent, which are subordinated by the terms thereof or by separate instrument to the payment of principal of, and interest and premium on, the Notes except in accordance with the terms of such subordination, (b) permit the amendment, rescission or other modification of any such subordination provisions of any of the Borrower's subordinated obligations in such a manner as to affect adversely the Administrative Agent's Lien or the prior position of the Notes, or
(c) permit the unscheduled prepayment or redemption of all or any part of any subordinated obligations of the Borrower except in accordance with the terms of such subordination. The Borrower shall cause each of the Parent and the Host Companies to subordinate all of its indebtedness, liabilities or obligations, direct or contingent, owing to it from the Borrower to the payment of the Obligations. The Borrower shall cause each of its other Affiliates to subordinate all indebtedness, liabilities or obligations, direct or contingent, owing to it from the Borrower to the payment of the Obligations. The terms of such subordination shall be satisfactory to the Administrative Agent. Such subordination may permit payments by the Borrower in respect of such subordinated indebtedness, liabilities or obligations if (i) no Default or Event of Default then exists or, after giving effect to such payment, would exist and
(ii) the Borrower would not be rendered insolvent, made unable to pay its debts as they come due or be left without adequate capital to pursue its business after giving effect to such payment.

      7.12  Notice of Legal Proceedings.

      Promptly upon becoming aware of the existence thereof, the Borrower shall deliver to the Administrative Agent written notification of the institution of any litigation, legal proceeding or dispute with any Person, entity or governmental authority in any way involving the Borrower, any Project, the Collateral or any of the Borrower's other assets as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would materially adversely affect the Borrower, any Project, the Collateral or any of the Borrower's other assets.

      7.13  Further Assurances.

      The Borrower shall from time to time execute and deliver to the Administrative Agent such other instruments, certificates and documents and shall take such other action and do all other

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things as may from time to time be reasonably requested by the Administrative
Agent or the Required Lenders in order to implement or effectuate the provisions of, or more fully perfect the rights granted or intended to be granted by the Borrower to the Administrative Agent or the Lenders pursuant to the terms of, this Agreement, the Notes or any other Security Document. The Borrower agrees, in its capacity as Declarant (to the extent permitted by applicable law), to cause each Association to take such action and to do all other things as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders in order to implement or effectuate the provisions of this Agreement and the other Security Documents.

      7.14  Financial Statements.

      The Borrower shall submit to the Lender the following:

            (a) Annual Statements -- As soon as practicable after the end of each fiscal year of the Borrower, and in any event no later than 90 days thereafter, duplicate copies of:

                  (i) a balance sheet of the Borrower as at the end of such
            fiscal year, and

                  (ii) a statement of income of the Borrower for such fiscal year, and

                  (iii) a statement of changes in cash flows of the Borrower during such fiscal year,

                  (iv) a statement of material changes of accounting policies, presentations or principles during such fiscal year, and

                  (v) notes to such financial statements.

            Each of the above shall have been prepared (as an unaudited compilation) by an independent certified public accounting firm, selected by the Borrower and acceptable to the Administrative Agent, in reasonable detail and shall set forth, in each case, in comparative form the figures for the previous fiscal year, and shall be certified as complete and correct by the chief financial officer of the Borrower. The Borrower shall also deliver to the Administrative Agent with the above financial statements a report, certified as complete and correct by the chief financial officer of the Borrower, showing all sales and cancellations made in respect of Quartershare Interests, Residential Units and Commercial Units at each of the Projects for the fiscal year of the Borrower then most recently ended and in respect of which said financial statements shall have been prepared. The above financial statements shall be accompanied by a certificate of the chief financial officer of the Borrower, which certificate shall be acceptable to the Administrative Agent and shall, without qualification, state that such financial statements fairly present the financial condition of the Borrower and have been prepared consistently with past practices.

            In the event that the aforesaid annual financial statements are not in form and content satisfactory to the Required Lenders, in their sole determination, the Borrower

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

      shall, within 90 days of the receipt of the Administrative Agent's written request therefor, deliver to the Administrative Agent duplicate copies of the aforesaid financial statements together with an unqualified opinion thereon of an independent certified public accounting firm, selected by the Borrower and satisfactory to the Administrative Agent, which opinion shall state that such financial statements present fairly the financial condition of the Borrower, have been prepared in accordance with generally accepted accounting principles, procedures and practices consistently applied (except for changes in application in which such accountants concur) and that the examination of such financial statements by such accountants has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances. The aforesaid audited financial statements shall be in form and content satisfactory to the Administrative Agent.

            If the amount shown on Borrower's aforesaid unaudited statement of income for "total operating income," as such term is defined in accordance with generally accepted accounting principles, does not vary by more than 5% from the amount shown on Borrower's aforesaid unqualified audited statement of income for "total operating income" and if the amount shown on Borrower's aforesaid unaudited statement of income for "net operating income," as such term is defined in accordance with generally accepted accounting principles, does not vary by more than 5% from the amount shown on Borrower's aforesaid unqualified audited statement of income for "net operating income," the Lenders shall bear, in accordance with their Pro Rata Shares, the cost and expense of the certified public accounting firm utilized to deliver the aforesaid audited financial statements and accountancy opinion; otherwise, the Borrower shall bear all such costs and expenses.

            (b) Quarterly Statements -- As soon as practicable after the end of each fiscal quarter of the Borrower, and in any event no later than 60 days thereafter, duplicate copies of:

                  (i) a balance sheet of the Borrower as at the end of such
            fiscal quarter,

                  (ii) a statement of income of the Borrower for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

                  (iii) a statement of changes in cash flows of the Borrower during such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

                  (iv) a statement of material changes of accounting policies, presentations or principles during such quarter.

            Each of the above shall have been prepared in reasonable detail and in accordance with generally accepted accounting principles, procedures and practices consistently applied (other than the preparation of notes to such financial statements),

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      subject to changes resulting from year-end adjustments, and shall set forth in each case in comparative form the figures for the corresponding periods in the immediately preceding fiscal year, and shall be certified as complete and correct by the chief financial officer of the Borrower.

            (c) Notice of Default or Event of Default -- Promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto.

            (d) Notice of Claimed Default -- Immediately upon becoming aware that the holder of any obligation or of any evidence of indebtedness or other Security of the Borrower has given notice or taken any other action with respect to a claimed default or event of default thereunder, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action the Borrower is taking or proposes to take with respect thereto.

            (e) Material Adverse Developments -- Immediately upon becoming aware of any development or other information which may materially and adversely affect the Property, business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its obligations under this Agreement, the Notes or the other Security Documents, telephonic, telefax or telegraphic notice specifying the nature of such development or information and the anticipated effect.

            (f) Financial Information -- As promptly as possible after the receipt thereof, all financial statements, budgets and other information distributed by the Associations. The Borrower, as Declarant or otherwise, shall cause each Association to prepare annual financial statements and an annual budget, and shall deliver each to the Administrative Agent within 90 days of the end of each of each Association's fiscal years.

            (g) Sales Information -- On or before the 15th day of each month, a report showing (by Purchaser and in the aggregate) the previous month's sales of, and cancellations of sales of, Quartershare Interests, Residential Units and Commercial units with respect to each of the Projects.

            (h) Requested Information -- With reasonable promptness, such other data and information as from time to time may be reasonably requested by the Administrative Agent or the Required Lenders.

      7.15  Officers' Certificate.

      The financial statements delivered to the Administrative Agent pursuant to
Section 7.14(a) and Section 7.14(b) of this Agreement shall be accompanied by a certificate of the chief financial officer of the Borrower setting forth:

            (a) Covenant Compliance -- the information required in order to establish whether the Borrower was in compliance with all financial covenants contained in

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      Section 7 of this Agreement during the period covered by the financial statements or reports then being furnished; and

            (b) Event of Default -- a statement that the signers have reviewed the relevant terms of this Agreement (and all other agreements and exhibits between the parties) and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Borrower from the beginning of the period covered by the financial statements or reports being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists or will exist, specifying the nature and period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto.

      7.16  Inspection.

      The Borrower shall permit the Administrative Agent or its representatives to make such inspections/audits of its books, accounts, records, orders, original correspondence and such other papers as it may desire and of its premises, the Projects and the other Collateral, from time to time, as the Administrative Agent may in its sole discretion determine. The Borrower shall supply copies of such records and papers as the Administrative Agent may reasonably request, and shall permit the Administrative Agent to discuss the Borrower's affairs, finances and accounts with the Borrower's managers, officers, employees and independent public accountants (and by this provision the Borrower hereby authorizes said accountants to discuss with the Administrative Agent the finances and affairs of the Borrower), all at reasonable times and as often as may be desired by the Administrative Agent. The Borrower further agrees to supply the Administrative Agent with such other reasonable information relating to the Borrower and the Collateral as the Administrative Agent may request. With respect to any inspections and/or audits referred to in this Section 7.16, the Borrower shall pay for all out-of-pocket costs and expenses incurred by the Administrative Agent (including, without limitation, travel expenses, but excluding salaries of employees of the Administrative Agent) and shall promptly reimburse the Administrative Agent therefor upon receipt by the Borrower of a written demand therefor from the Administrative Agent, provided that, for so long as no Default or Event of Default shall exist, the Borrower shall not be obligated to reimburse the Administrative Agent for such costs and expenses in excess of $10,000 during any calendar year.

8.    EVENTS OF DEFAULT

      8.1   Default.

      The Borrower hereby covenants, agrees and acknowledges that an Event of Default shall exist under this Agreement if any of the following events or conditions (each, an "Event of Default") shall occur and be continuing:

            (a) Payments -- (i) failure to make any payment of interest on any Note on or before 5 days after the due date thereof; (ii) failure to make any payment of principal of any Note on or before the due date thereof; or
      (iii) failure to make any other payment required pursuant to the terms of this Agreement, the Notes or any other Security Document on or before 10 days after the due date thereof; or

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

            (b) Warranties or Representations -- any warranty, representation or other statement made or furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower, the Parent or any Host Company in this Agreement or any other Security Document proves to have been false or misleading in any material respect when made or furnished; or

            (c) Other Covenants -- the failure by the Borrower, the Parent or any Host Company to comply with any covenant relating to such Person contained in any Security Document to which such Person is a party, and the continuance of such failure for more than 30 days after such failure shall have first become known to any manager, officer or director of the Borrower, the Parent or such Host Company; or

            (d) Material Adverse Change -- any material adverse change in or in respect of the Collateral or any one or more of the Projects (including, without limitation, the termination of any applicable quartershare interest or condominium regimen {whether by consent of the condominium owners or quartershare interest owners or otherwise} with respect to any Project, any modification or amendment to the Declarations of any of the Projects which is reasonably likely to adversely affect the Collateral or the operations or prospects of any of the Projects, or the substantial destruction of any Project, if not fully insured) or in the financial condition of the Borrower; or

            (e) Insolvency -- (i) a receiver, liquidator, custodian or trustee of the Borrower, the Parent or any Host Company of all or any of the Property of any of them shall be appointed by court order and such order remains in effect for more than 60 days; or an order for relief shall be entered with respect to the Borrower, the Parent or any Host Company, or the Borrower, the Parent or any Host Company shall be adjudicated a bankrupt or insolvent; or any of the Property of any of them shall be sequestered by court order and such order remains in effect for more than 60 days; or a petition shall be filed against the Borrower, the Parent or any Host Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within 60 days after such filing; or (ii) the Borrower, the Parent or any Host Company shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law; or
      (iii) the Borrower, the Parent or any Host Company shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or shall fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Borrower, the Parent or any Host Company, or of all or any part of the Property of any of them; or

            (f) Judgment -- final judgment or judgments for the payment of money, the aggregate of which exceeds $500,000, shall be outstanding against the Borrower, the Parent or any Host Company and any of such judgments shall have been outstanding for more than 30 days from the date of its entry and shall not have been discharged in full or stayed; or

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            (g) Default in Lender Agreements -- any default (after giving effect to the expiration of any applicable grace periods) under, and as defined in, any other agreement, now existing or hereafter entered into, between the Borrower and any one or more of the Lenders or any affiliate of any Lender, including, without limitation, any default under the Take-Out Facility or any "Note Purchase Agreement" executed in connection therewith or in that certain letter from the Borrower to the Administrative Agent dated the Closing Date; or

            (h) Default by Borrower in Other Agreements -- any default by the Borrower in the payment of material indebtedness for borrowed money or any guarantee issued by the Borrower in respect of borrowed money (including, without limitation, any guarantee issued by the Borrower under the Parent Indenture or any under the Senior Credit Facility); any other default under such indebtedness which accelerates or permits the acceleration (after the giving of notice or passage of time, or both) of the maturity of such indebtedness, whether or not such default has been waived by the holder of such indebtedness; or

            (i) Suspension of Sales -- the issuance of any stay order, cease and desist order or similar judicial or nonjudicial sanction limiting or otherwise affecting the sale of Quartershare Interests, Residential Units or Commercial Units and any such order or sanction shall have been outstanding for more than 30 days from the date of its entry and shall not have been discharged in full or stayed by appeal, bond or otherwise; or

            (j) Host Companies -- any Host Company shall cease to be in business or to operate the ski facilities adjacent to its respective Project; any Host Company shall be in default (after the elapse of all applicable grace or cure periods) under its Host Company Lease Agreement; or any Host Company shall not allow Quartershare Interest owners at its respective Project to have access and use of its ski facilities (except if such owners do not comply with the rules or regulations of such facilities or fail to comply with the payment terms or other conditions of use of such facilities that are generally applicable to users of such facilities); or

            (k) Parent Indenture; Senior Credit Facility -- if the Borrower is not, or no longer qualifies as, a "Real Estate Subsidiary" under, and as defined in, the Parent Indenture; or if the Loan is not, or no longer qualifies as, "Non-Recourse Real Estate Debt" under, and as defined in, the Parent Indenture; if the Borrower is not, or no longer qualifies as, an "Unrestricted Subsidiary" under the Senior Credit Facility; if the guarantees issued by the Borrower under the Parent Indenture or in respect of the Senior Credit Facility are not junior and subordinate to the Loan to the same extent as provided for in the respective controlling documents on the Closing Date.

      8.2   Default Remedies.

            (a)   Acceleration of Obligations; Right To Dispose of Collateral.

                  (i) If an Event of Default under Section 8.1(e) of this
            Agreement shall occur, then the Obligations shall, automatically and without notice or demand by the Administrative Agent or the Lenders, become at once due and payable and

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            all Commitments shall at once terminate, and the Borrower will forthwith pay to the Lenders, in addition to any and all sums and charges otherwise due in respect of the Obligations, the entire principal of and interest accrued on the Notes. If any other Event of Default shall occur, all of the Obligations shall, at the option of the Required Lenders, and without notice or demand by the Administrative Agent or the Lenders, become at once due and payable and all Commitments shall at once terminate, and the Borrower will forthwith pay to the Lenders, in addition to any and all sums and charges otherwise due in respect of the Obligations, the entire principal of and interest accrued on the Notes. The Administrative Agent on behalf of the Lenders shall have all the rights and remedies of a secured party under the Uniform Commercial Code, all the rights and remedies under the Blanket Mortgages and the Assignment of Rents and all other legal and equitable rights to which it may be entitled, including, without limitation and without further notice to Borrower, the right to collect and/or continue to collect all payments being made or to be made on the Contracts and to apply such payments to the Obligations and to sue in its own name (or the name of the Borrower) the Purchaser under any Contract. The Administrative Agent shall also have the right to require the Borrower to assemble the Collateral or any portion thereof, at the Borrower's expense, and make it available to the Administrative Agent at a place to be designated by the Administrative Agent, which is reasonably convenient to both parties, and the Administrative Agent shall have the right to take immediate possession of the Collateral or such portion and may enter any of the premises of the Borrower or wherever the Collateral or such portion shall be located, in accordance with applicable law, and to keep and store the same on said premises until sold (and if said premises be the Property of the Borrower, the Borrower agrees not to charge the Administrative Agent or the Lenders for storage thereof for a period of at least 90 days after sale or disposition of such Collateral). The Administrative Agent shall have the right to sell the Collateral or any part thereof in one or more parcels at public or private sale for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Required Lenders may deem commercially reasonable. The Borrower, the Administrative Agent and the Lenders agree that 10 days' notice to the Borrower of any public or private sale or other disposition of Collateral or any portion shall be reasonable notice thereof and such sale shall be at such location(s) as the Administrative Agent shall designate in said notice. The Administrative Agent shall have the right to bid at any such sale on behalf of the Lenders and each Lender shall have the right to bid at any such sale on its own behalf and, in connection with any such bid, such Person shall be entitled, for the purpose of making settlement or payment in respect of any such accepted bid, to use and apply any amounts to be paid to it under Section 8.2(c) hereof as a credit against the purchase price payable by it in respect of such accepted bid. Each purchaser at any such sale shall hold the Property so sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private

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            sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (ii) In view of the fact that federal and state securities laws may impose certain restrictions on the methods by which a sale of Collateral, if comprised of Securities, may be effected after an Event of Default, the Borrower agrees that, upon the occurrence and continuance or existence of an Event of Default, the Administrative Agent may, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidding and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for, or with a view to, distribution. In so doing, and without limiting any other means of private placement, the Administrative Agent may solicit offers to buy such Collateral, or any part of it for cash, from a limited number of investors deemed by the Administrative Agent, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if the Administrative Agent solicits such offers from not less than 4 such investors (and otherwise acts in good faith), then the acceptance by the Administrative Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

                  (iii) At any time after the Obligations have become
            accelerated and due and payable at the option of the Required Lenders pursuant to clause (i) above, the Required Lenders, by written notice to the Borrower, may rescind and annul such acceleration and its consequences if (1) the Borrower has paid all overdue interest on the Notes, all principal due and payable on any Notes other than by reason of such declaration, and all interest on such overdue principal, if any, and all other costs and expenses then due and payable hereunder or under any of the other Security Documents, (2) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 11.5, and (3) no judgment or decree has been entered against the Borrower for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this clause (iii) will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

            (b) Application of Collateral; Termination of Agreements. Upon the occurrence of any Event of Default, the Required Lenders may, with or without the Administrative Agent's proceeding with any aforesaid sale or foreclosure or the Required Lenders' demanding acceleration of the payment of the Obligations, without notice, terminate each Lender's Commitment, without further liability or obligation by such Lender. Upon the occurrence of any Event of Default, but otherwise subject to Section 11.8 hereof, each Lender may, at any time, appropriate and apply (as provided below) to any Obligations owing to such Lender any and all Collateral in its possession and any and all balances, credits, deposits, accounts, reserves, indebtedness or other monies due or owing to the Borrower held by such Lender hereunder or under any other financing agreement or otherwise, whether accrued or not. Neither the termination of Commitments, nor the termination of this Agreement by lapse of time, the giving of notice

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      or otherwise, shall absolve, release or otherwise affect the liability of the Borrower in respect of transactions prior to such termination, or affect any of the Liens, security interests, rights, powers and remedies of the Administrative Agent or the Lenders hereunder or under any other Security Document, but they shall, in all events, continue until all of the Obligations are satisfied.

            (c) Application of Proceeds. The proceeds of any exercise of rights with respect to Collateral or any part thereof shall be paid to and applied as follows:

            First, to the payment of

                  (i) all costs and charges in connection therewith, including, without limitation, (1) attorneys' fees for advice, counsel or other legal services, (2) costs and expenses incurred as a result of pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing, advertising for sale, selling and foreclosing on the Collateral and any and all other charges and expenses in connection therewith, and (3) any costs and expenses (including, without limitation, costs and expenses in the management and operation of the Projects) provided for in the Assignment of Rents, the Blanket Mortgages or any other Security Document,

                  (ii) all taxes, assessments or Liens superior to the Lien of this Agreement or the other Security Documents, except any taxes, assessments or other superior Liens subject to which any sale of Collateral may have been made, and

                  (iii) all Loan Costs;

            Second, towards the payment of all accrued and unpaid interest then due and payable in respect of the Loan (all amounts under this clause to be paid to each of the Lenders ratably in accordance with the amount of interest owing to each such Lender),

            Third, to the payment of the principal amount of the Loan (all amounts under this clause to be paid to each of the Lenders ratably in accordance with the amount of principal owing to each such Lender under its Note),

            Fourth, to the payment of any other Obligations remaining outstanding (all amounts under this clause to be paid to each of the Lenders ratably in accordance with the amount of such Obligations owing to each such Lender), and

            Fifth, to the payment of the surplus, if any, to the Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same, provided that if any Obligations shall not have been paid in full, any such surplus shall continue to be held as Collateral hereunder and shall continue to be subject to the terms and conditions hereof until such Obligations shall have been paid in full.

            The Borrower shall remain liable hereunder for payment of any deficiency owing on the Obligations after application of such proceeds.

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            (d) Remedies Cumulative; No Waivers. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of the Borrower, the Parent and/or any Host Company contained in this Agreement, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to any one or more of the Administrative Agent and/or the Lenders or contained in any other agreement among any one or more of the Lenders, the Borrower, the Parent, the Host Companies and/or the Administrative Agent, heretofore, concurrently or hereafter entered into, including, without limitation, the Blanket Mortgages or any other Security Document, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions or agreements of the Borrower herein contained. The failure or delay of the Administrative Agent or any Lender to exercise or enforce any rights, Liens, powers or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers and remedies shall continue in full force and effect until the Loan and all other Obligations shall have been fully satisfied. All Liens, rights, powers and remedies herein provided for are cumulative and none are exclusive.

            The acceptance by the Administrative Agent or any Lender at any time and from time to time of partial payments of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by the Administrative Agent or any Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by the Administrative Agent or any Lender in exercising any right or remedy under the Security Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Security Documents or otherwise.

9.    REVIVAL OF OBLIGATIONS AND LIENS

      Neither the Administrative Agent nor any Lender shall be under any obligation to marshall any assets in favor of the Borrower, the Parent, any Host Company or any other party hereto or to any other Security Document or against or in payment of any or all of the Obligations. The Borrower expressly agrees that if the Borrower makes a payment to the Administrative Agent or any Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.

10.   ADMINISTRATIVE AGENT

      10.1  Appointment.

      Textron Financial Corporation is hereby appointed Administrative Agent hereunder and under the other Security Documents and each Lender hereby authorizes the Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Security

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Documents. The Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Security Documents, as applicable. The provisions of this Section 10 are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower agrees it shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower, the Parent, any Host Company or any Affiliate.

      10.2  Powers; General Immunity.

            (a) Duties Specified. Each Lender irrevocably authorizes the Administrative Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Security Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Security Documents and it may perform such duties by or through its agents or employees. The Administrative Agent shall not have, by reason of this Agreement or any of the other Security Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Security Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any of the other Security Documents except as expressly set forth herein or therein. It is expressly understood that the Administrative Agent's role hereunder will be primarily administrative in nature. To the extent that any provision hereof or any other Security Document requires the Administrative Agent to make disbursements or payments to any Lender of amounts received by the Administrative Agent, such disbursements or payments shall be subject to the Administrative Agent's having received good, collected, immediately available funds prior to 12:00 p.m. on the Business Day prior to the date on which such disbursement or payment is to be made.

            (b) No Responsibility for Certain Matters. The Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Security Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to any one or more of the Lenders or by or on behalf of Borrower, the Parent or any Host Company to the Administrative Agent or any Lender in connection with the Security Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower, the Parent, any Host Company or any other Person liable for the payment of any Obligations, nor shall the Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Security Documents or as to the use of the proceeds of the Loan or as to the existence or possible existence of any Default or Event of Default.

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            (c) Exculpatory Provisions. Neither the Administrative Agent nor any
      of its officers, directors, employees or agents shall be liable to any one or more of the Lenders for any action taken or omitted by the Administrative Agent under or in connection with this Agreement or any of the other Security Documents except to the extent caused by the Administrative Agent's gross negligence or willful misconduct. If the Administrative Agent shall request instructions from the Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Security Documents, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders or the Lenders, as may be required hereunder. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower, the Parent, any Host Company or any Affiliate), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of Administrative Agent's acting or refraining from acting under this Agreement or any of the other Security Documents in accordance with the instructions of the Required Lenders or the Lender, as may be required hereunder. The Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other
      Security Documents unless and until it has obtained the instructions of the Lenders or the Required Lenders, as the case may be, and such indemnification as it may reasonably request. The Administrative Agent shall not be liable to any Lender with respect to its failure to take any action under any Security Document directed by the Lenders or Required Lenders, as may be required hereunder, if such action would, in the good faith opinion of the Administrative Agent, be unlawful or contrary to the terms and provisions of this Agreement or any other Security Document, or would subject the Administrative Agent to liability under any Environmental Protection Law. For the avoidance of doubt, unless otherwise expressly provided for herein or in any Security Document, the Administrative Agent may rely upon instructions given to it by the Required Lenders.

            (d) Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participating in the Loan, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its affiliates may lend money to and generally engage in any kind of financial or other business with the Borrower, the Parent, any Host Company or any of the Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower, the Parent, any Host Company and the Affiliates for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

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            (e) Advancing of Own Funds. The Administrative Agent shall not be required to advance, expend or risk its own funds or otherwise incur personal liability in the performance of its duties or in the exercise of any rights or remedies hereunder or under the other Security Documents.

      10.3 Representations and Warranties; No Responsibility For Appraisal of Creditworthiness.

      Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower, the Parent, each Host Company and the Projects in connection with entering into this Agreement and the making of the Advances hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower, the Parent, each Host Company and the Projects. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Advances or at any time or times thereafter, and the Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided, directly or indirectly, to the Lenders by the Borrower, the Parent, any Host Company, any Affiliate or any employee, officer, director or agent thereof.

      10.4  Right to Indemnity.

      Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify the Administrative Agent, to the extent that the Administrative Agent shall not have been reimbursed by the Borrower, for and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder or under the other Security Documents or otherwise in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or the other Security Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose in connection with its performance of its duties hereunder or under any other Security Document shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

      10.5  Successor Administrative Agent.

      The Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Administrative Agent and signed by the Required Lenders. Upon any such notice of resignation or any such removal, the Required Lenders shall have the right, upon 5 Business Days' notice to the Borrower, to appoint a successor Administrative Agent. Upon the

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acceptance of any appointment as Administrative Agent hereunder by a successor
Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Security Documents.

      10.6  Collateral Documents.

      Each Lender hereby approves the forms of the Security Documents attached as Exhibits to this Agreement and further authorizes the Administrative Agent to accept from the Borrower, the Parent and each Host Company and to execute and deliver as Administrative Agent the Security Documents, as secured party on behalf of and for the benefit of the Lenders, and agrees to be bound by the terms of the Security Documents, in each case substantially in the form of such Exhibits with such changes, additions or deletions as the Administrative Agent, in its sole discretion, may approve as necessary or appropriate to accomplish the purposes of such Security Documents. Anything contained in any of the Security Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under the Security Documents, it being understood and agreed that all rights and remedies under the Security Documents may be exercised solely by the Administrative Agent for the benefit of Lenders in accordance with the terms thereof.

      10.7  Designation of Additional Administrative Agents.

      Whenever the Administrative Agent shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to the Collateral or the Security Documents, or in the event that the Administrative Agent shall have been requested to do so by the Required Lenders, the Administrative Agent and, to the extent necessary, the Borrower, the Parent and the Host Companies shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or proper to constitute a bank or trust company or one or more other Persons approved by the Administrative Agent, either to act as Administrative Agent or agents with respect to all or any part of the Collateral, in any such case with such powers of the Administrative Agent as may be provided in such supplemental agreement, and to vest in such bank, trust company or other Person as such Administrative Agent or separate trustee, as the case may be, any property, title, right, or power of the Administrative Agent deemed necessary or advisable by the Administrative Agent.

      10.8  Payments.

            (a) Notification of Advance Request. When the Borrower gives the Administrative Agent notice that it desires an Advance hereunder, the Administrative Agent shall promptly notify each of the Lenders of the notice for an Advance from such Lender, which notice shall specify the amount of the Advance desired from such Lender and the amount of such Lender's Pro Rata Share of the requested advance.

            (b) Direct Funding Alternative. If the aforesaid notice is received by a Lender on or before 12:00 p.m. (Lender's time), such Lender shall wire, transfer or deliver good funds by 11:00 a.m. the next Business Day or such other later Business Day as may have been indicated in such notice of its Pro Rata Share of the requested advance to the Borrower. If such notice is received after 12:00 p.m. (Lender's time), then such Lender shall wire, transfer or deliver good funds by 11:00 a.m. the second Business Day or such other later Business Day as may have been indicated in such notice of its Pro Rata Share of the requested advance to the Borrower. If a Lender desires this clause (b) to be the effective means by which it funds advances hereunder (rather than Section 2.3(a)(ii)(A) hereof), it shall notify the Administrative Agent, in writing, of such election.

            (c) Distributions to Lenders. The Administrative Agent shall distribute to each Lender, such Lender's Pro Rata Share of all amounts representing collections in reference to the Loan by 11:00 a.m. on the next Business Day after good, collected funds in respect thereof shall have been received or collected if such funds are received or collected prior to 12:00 p.m. (Administrative Agent's time). If such funds shall be received or collected after 12:00 p.m. (Administrative Agent's time), Administrative Agent shall promptly distribute such funds to Lender by 11:00 a.m. on the second Business Day after such funds shall have been received or collected.

            (d) Delay in Disbursing. If funds required for an Advance from a Lender or for payment by the Administrative Agent are not distributed to the Borrower or the applicable Lender, as the case may be, within the time set forth herein for such distribution for any reason other than an "Act of God" or the nonoperation of the Federal Reserve Bank wire transfer system, the party entitled to such funds shall be entitled to interest on such funds from the Person obligated to disburse the same at the rate of the prevailing Federal Funds rate from and including the date such funds were received or to be disbursed, but excluding the date such funds are received by the recipient thereof.

11.   MISCELLANEOUS

      11.1  Governing Law.

      This Agreement and all transactions, assignments and transfers hereunder, and all the rights of the parties hereto shall be governed as to the validity, construction, enforcement and in all other respects by the internal laws of the State of Maine. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.

      11.2  Expenses and Closing Fees.

      Whether or not the transactions contemplated hereunder are completed, the Borrower shall pay all expenses of any one or more of the Lenders and/or the Administrative Agent relating to negotiating, preparing, documenting, closing and enforcing this Agreement, relating to the making by any one or more of the Lenders of any Advances hereunder to the Borrower and/or relating to the performance of the duties of the Administrative Agent hereunder and under the other Security Documents, including, but not limited to:

            (a) the cost of reproducing this Agreement, the Notes and the other Security Documents;

            (b) the fees and disbursements of each of the Lender's counsel and the Administrative Agent's counsel;

            (c) each of the Lender's and the Administrative Agent's out-of-pocket expenses in connection with any audits in respect of the Borrower and/or the Collateral conducted by such Lender or the Administrative Agent prior to the date hereof per Schedule 24 hereto;

            (d) all fees and expenses (including fees and expenses of counsel to each of the Lenders and counsel to the Administrative Agent) relating to any amendments, waivers, consents or review of documents in connection with this Agreement or relating to the funding of any Advance hereunder;

            (e) all costs, outlays, attorneys' fees and expenses of every kind and character had or incurred in (i) the enforcement of any of the provisions of, or rights and remedies under, this Agreement, any assignment agreement, or any other Security Document and (ii) the preparation for, negotiations regarding, consultations concerning, or the defense of legal proceedings involving, any claim or claims made or threatened against any one or more of the Lenders and/or the Administrative Agent arising out of this transaction or the protection of the Collateral securing the Obligations, expressly including, without limitation, the defense by any Lender or the Administrative Agent of any legal proceedings instituted or threatened by any Person to seek to recover or set aside any payment or setoff theretofore received or applied by such Lender or the Administrative Agent with respect to the Obligations;

            (f) all expenses relating to the Approved Escrow Accounts;

            (g) all expenses relating to the safekeeping of the Contracts by the Administrative Agent (including, without limitation, the retention by the Administrative Agent of any custodian or trust department to safekeep such Contracts);

            (h) all filing and recording fees, costs and expenses which may be incurred by any one or more of the Lenders and/or the Administrative Agent with respect to the filing or recording of any document or instrument relating to the transactions described in this Agreement or the other Security Documents;

            (i) the Administrative Agent's advances (together with interest thereon as provided for herein) in respect of any of the Borrower's expenses or undertakings to make payments set forth herein or in any other Security Document for which the Administrative Agent shall have paid such expenses or made such payments in accordance with the terms and conditions hereof or such other Security Documents, and

            (j) all costs and expenses owing to the Disbursement Agent under the Loan Disbursement Agreement,

(all of the foregoing in this Section 11.2 being referred to herein as, the "Loan Costs").

      11.3  Parties, Successors and Assigns.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (except that the Borrower may not assign any of its rights hereunder), and all representations, covenants, provisions and agreements by or on behalf of the Borrower which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lenders and the Administrative Agent. Except as provided in this
Section 11.3, this Agreement shall not create and shall not be construed as creating any rights enforceable by, or benefits in favor of, any Person not a party hereto.

      11.4  Notices.

      All notices or demands by any Person hereunder to any other Person hereunder relating to this Agreement or any other Security Document shall, except as otherwise provided herein, be in writing and sent by certified or registered United States mail, first class postage prepaid and return receipt requested, or by a nationally recognized overnight courier service with all delivery fees prepaid. Notices shall be deemed received

            (a) on the 3rd succeeding Business Day following deposit in the United States mail, certified or registered and first class postage prepaid and return receipt requested, provided that notices to the Administrative Agent shall not be effective until received or

            (b) upon delivery if sent by nationally recognized overnight courier with all delivery fees prepaid.

Notices and demands shall be addressed, if to the Borrower, at the mailing address set forth on Schedule 23 to this Agreement or to such other address as the Borrower may from time to time specify in writing or, if to a Lender, at the mailing address of such Lender set forth on Schedule 23 hereto or to such other address as such Lender may from time to time specify in writing to the Borrower or, if to the Administrative Agent, at the mailing address of the Administrative Agent set forth on Schedule 23 hereto or to such other address as the Administrative Agent may from time to time specify in writing to the Borrower and the Lenders.

      11.5  Total Agreement.

      This Agreement, including the Exhibits, the Schedules and the other agreements referred to herein, is the entire agreement between the parties hereto relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and may not be changed or terminated orally or by course of conduct. Any provision of this Agreement may be modified, changed or waived only in a writing executed by the Required Lenders and the Borrower, provided that

            (a) any such modification, change or waiver which (i) increases the amount of any of the Commitments or reduces the principal amount of the Loan, (ii) changes any Lender's Pro Rata Share or Loan Exposure, (iii) changes the defined term "Required Lenders" or "Maturity Date," (iv) decreases the Interest Rate or the Default Rate, (v) postpones the date on which any interest or any fees are payable or how proceeds from the sale of Quartershare Interests, Residential Units or Condominium Units are collected and distributed to the Lenders, (vi) releases all, substantially all, or any material portion of the Collateral (other than as expressly contemplated herein and in the other Security Documents) or (vii) changes any provision of this Section 11.5, shall become effective only after having been consented to in writing by all of the Lenders,

            (b) any such modification, change or waiver in respect of any provision of any Note (other than a provision incorporated by reference therein to which another clause of this Section 11.5 is applicable) shall become effective only after having been consented to in writing by the Lender holding such Note and

            (c) any such modification, change or waiver which affects any of the rights, duties or obligations of the Administrative Agent hereunder or under any other Security Document (including, without limitation, any modification or change in Section 10 hereof) shall become effective only after being consented to, in writing, by the Administrative Agent.

The failure or delay of any Lender or the Administrative Agent to exercise or enforce any rights, Liens, powers, remedies, conditions or other terms hereunder or under any other agreement or instrument executed in connection herewith shall not operate as a waiver of any such rights, Liens, powers, remedies, conditions or other terms.

      11.6  Survival.

      All warranties, representations and covenants made by the Borrower herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Lenders and shall survive the delivery to the Lenders of the Notes regardless of any investigation made by the Lenders or on its behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Borrower hereunder.

      11.7  Set-Off.

      In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by such Lender to or for the creditor or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to such Lender under this Agreement and participations therein and the other Security Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or any other Security Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loan or any other amounts due hereunder shall have become due and payable pursuant to Section 8 hereof and although said obligations and liabilities, or any of them, may be contingent or unmatured.

      11.8  Ratable Sharing.

      The Lenders hereby agree among themselves that if any of them shall (whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Security Documents or otherwise) receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of the Loan and other amounts then due and owing to such Lender hereunder or under the other Security Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then such Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries in respect of all Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to each of them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

      11.9  Litigation.

      THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED ARISING OUT OF THIS AGREEMENT, THE NOTES, ANY OTHER SECURITY DOCUMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER AMONG THE BORROWER, THE LENDERS AND/OR THE ADMINISTRATIVE AGENT OF ANY KIND OR NATURE.

      THE BORROWER, EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREBY AGREE THAT THE FOLLOWING COURTS:

      STATE COURT: (1) SUPERIOR COURT OF THE STATE OF MAINE FOR OXFORD COUNTY SITTING AT SOUTH PARIS or (2) THE SUPERIOR COURT OF THE STATE OF RHODE ISLAND SITTING AT PROVIDENCE;

      FEDERAL COURT: (1) UNITED STATES DISTRICT COURT FOR MAINE SITTING AT PORTLAND, or (2) UNITED STATES DISTRICT COURT FOR THE DISTRICT OF RHODE ISLAND SITTING AT PROVIDENCE,

SHALL HAVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE BORROWER, THE LENDERS AND/OR THE ADMINISTRATIVE AGENT PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OTHER SECURITY DOCUMENT OR ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER, EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT.

      THE STIPULATIONS OF THE BORROWER IN THIS SECTION 11.9 SHALL SURVIVE THE FINAL PAYMENT OF ALL OF THE OBLIGATIONS OF THE BORROWER AND THE RESULTING TERMINATION OF THIS AGREEMENT.

      NEITHER THE LENDERS NOR THE ADMINISTRATIVE AGENT SHALL BE RESPONSIBLE FOR ANY LOST PROFITS OF THE BORROWER ARISING FROM ANY BREACH OF CONTRACT, TORT (EXCLUDING ANY LENDER'S OR THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) FOR ANY OTHER WRONG ARISING FROM THE ESTABLISHMENT, ADMINISTRATION, FAILURE TO FUND OR COLLECTION OF THE CREDIT EXTENDED UNDER THIS AGREEMENT.

      11.10 Power of Attorney.

      The Borrower hereby makes, constitutes and appoints the Administrative Agent the true and lawful agent and attorney-in-fact of the Borrower, with full power of substitution, (a) during the existence of any Event of Default, to receive, open and dispose of all mail addressed to the Borrower relating to the Contracts; (b) during the existence of any Event of Default, to open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments constituting Collateral, with full power to endorse the name of the Borrower upon any such notes, checks, acceptances, drafts, money orders, instruments or other documents, and to effect the deposit and collection thereof, and the Administrative Agent shall have the further right and power to endorse the name of the Borrower on any documents relating to the Collateral;
(c) to execute on behalf of the Borrower assignments, notices of assignment, financing statements and other public records and notices in respect of the Contracts; (d) during the existence of any Event of Default, to notify Purchasers of the Contracts to make all payments thereunder directly to the Administrative Agent at an address to be designated by the Administrative Agent and to execute and send other notices to such Purchasers and obligors as the Administrative Agent may deem necessary in order to protect and/or collect the same; and (e) to do any and all things necessary or take action in the name and on behalf of the Borrower to carry out the intent of this Agreement, including, without limitation, the grant of the security interest provided herein and to perfect and protect the security interest granted to the Administrative Agent with respect to the Collateral and the Administrative Agent's rights created under this Agreement, to act on behalf of the Borrower in connection with obtaining funds from any Approved Escrow Account and to endorse any checks or other instruments of payment in respect of any payment, performance or other surety bond made payable to Borrower or to Borrower and the Administrative Agent jointly. The Borrower agrees that neither the Administrative Agent nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section
11.10 except for its
own gross negligence or willful misconduct. The power of attorney granted under this Section 11.10 is coupled with an interest and shall be irrevocable during the term of this Agreement.

      11.11 Survival of Indemnities.

      All indemnities set forth in this Agreement shall survive the execution and delivery of this Agreement and the execution and delivery of the Notes as well as the payment in full of the Notes and the otherwise full performance of this Agreement.

      11.12 Conflicting Obligations; Rights and Remedies.

      To the extent that the terms of any of the Security Documents contain conflicting obligations, the terms set forth in this Agreement shall be deemed to be the controlling terms, provided that all rights and remedies of the Administrative Agent under the Security Documents are cumulative and in addition to every other right or remedy, and no right or remedy is intended to be exclusive of any other right or remedy.

      11.13 Independent Nature of Lenders' Rights.

      Nothing contained herein or in any other Security Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      11.14 Severability.

      In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      11.15 Duplicate Originals, Execution in Counterpart.

      Two or more duplicate originals of this Agreement may be signed by the parties hereto, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

  [Remainder of page intentionally left blank.  Next page is signature page.]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Borrower:                                 Lender:

GRAND SUMMIT RESORT                       TEXTRON FINANCIAL CORPORATION
PROPERTIES, INC.

By /s/ Mark P. Girard                     By /s/ Nicholas L. Mecca
   ------------------------------            ---------------------------------
      Name: Mark P. Girard                      Name: Nicholas L. Mecca
      Title: Vice President                     Title: Vice President

                                          Commitment: $30,000,000

                                          Lender:

                                          GREEN TREE FINANCIAL SERVICING
                                          CORPORATION

                                          By
                                            -----------------------------------
                                               Name:
                                               Title:

                                          Commitment: $25,000,000

Administrative Agent:

TEXTRON FINANCIAL CORPORATION

By /s/ Nicholas L. Mecca
  -----------------------------------
      Name: Nicholas L. Mecca
      Title: Vice President

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Borrower:                                 Lender:

GRAND SUMMIT RESORT                       TEXTRON FINANCIAL CORPORATION
PROPERTIES, INC.

By                                        By /s/ Nicholas L. Mecca
   ------------------------------            ---------------------------------
      Name:                                     Name: Nicholas L. Mecca
      Title:                                    Title: V.P.

                                          Commitment: $30,000,000

                                          Lender:

                                          GREEN TREE FINANCIAL SERVICING
                                          CORPORATION

                                          By
                                            -----------------------------------
                                               Name:
                                               Title:

                                          Commitment: $25,000,000

Administrative Agent:

TEXTRON FINANCIAL CORPORATION

By /s/ Nicholas L. Mecca
   ---------------------------------
      Name: Nicholas L. Mecca
      Title: V.P.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Borrower:                                 Lender:

GRAND SUMMIT RESORT                       TEXTRON FINANCIAL CORPORATION
PROPERTIES, INC.

By                                        By
   ------------------------------            ---------------------------------
      Name:                                     Name:
      Title:                                    Title:

                                          Commitment: $30,000,000

                                          Lender:

                                          GREEN TREE FINANCIAL SERVICING
                                          CORPORATION

                                          By /s/ Christopher A. Goibros
                                            -----------------------------------
                                               Name: Christopher A. Goibros
                                               Title: V.P., GENERAL MANAGER

                                          Commitment: $25,000,000

Administrative Agent:

TEXTRON FINANCIAL CORPORATION

By
  -----------------------------------
      Name:
      Title: